Filed Pursuant to Rule 424(b)(3)

File No. 333-289063

ARES PRIVATE MARKETS FUND

Class A Shares (AMSAX)
Class D Shares (AMSDX)
Class I Shares (AMSIX)

July 29, 2026, as revised October 2, 2026

Ares Private Markets Fund (the "Fund") is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a closed-end, non-diversified, management investment company. Ares Capital Management II LLC serves as the Fund's investment adviser (the "Adviser") and is responsible for making investment decisions for the Fund's portfolio.

The Fund's investment objective is to seek attractive long-term capital appreciation. In pursuing its investment objective, the Fund invests in an actively managed portfolio of private equity and other private assets (collectively, "Private Assets"). The Fund may gain access to Private Assets through a number of different approaches, including: (i) secondary purchases of Private Assets and interests in private equity and other private asset funds managed by unaffiliated asset managers ("Portfolio Funds"), including through privately negotiated transactions, from investors in a Portfolio Fund or directly from the Portfolio Fund ("Secondary Investments"); (ii) primary investments in Portfolio Funds ("Primary Investments"); and (iii) direct investments in the equity and/or debt of private companies, including investments alongside private equity firms ("Direct Investments"). The Fund expects to invest principally in Secondary Investments and, to a lesser degree, in Primary Investments and Direct Investments, although the allocation among those types of investments may vary from time to time. From time to time, the Fund invests a portion of its assets in a portfolio of liquid assets, including cash and cash equivalents, liquid fixed-income securities and other credit instruments, and other investment companies, including exchange-traded funds.

This prospectus (the "Prospectus") applies to the offering of three separate classes of shares of beneficial interest of the Fund ("Shares") designated as Class A, Class D and Class I Shares. The Shares are generally offered on the first business day of each month at the net asset value ("NAV") per Share on that day. No person who is admitted as a shareholder of the Fund (a "Shareholder") will have the right to require the Fund to redeem its Shares.

	Per Class A Share	Per Class D Share	Per Class I Share	Total
Public Offering Price(1)	Current NAV	Current NAV	Current NAV	$8,000,000,000
Sales Load(2)	3.50%	None	None
Proceeds to the Fund(3)	Current NAV less applicable sales load	Current NAV	Current NAV	Up to $8,000,000,000

(1)	Generally, the stated minimum investment by an investor in the Fund is $25,000 with respect to Class A Shares and Class D Shares and $1,000,000 with respect to Class I Shares. The stated minimum investment for Class I Shares may be reduced for certain investors as described under "Purchasing Shares."

(2)	Investments in Class A Shares are sold subject to a sales charge of up to 3.50% of the investment. The table assumes the maximum sales load is charged. For some investors, the sales charge may be waived or reduced. The full amount of sales charge may be reallowed to brokers or dealers participating in the offering. Your financial intermediary may impose additional charges when you purchase Shares of the Fund. While neither the Fund nor the Distributor (as defined herein) impose an initial sales charge on Class I or Class D Shares, if a Shareholder buys Class D Shares through certain selling agents or financial intermediaries, such selling agent or financial intermediary may directly charge Shareholders transaction or other fees in such amount as they may determine. Class A Shares and Class D Shares pay a Distribution and Servicing Fee (as defined herein) to the Distributor at an annual rate of 0.85% and 0.25%, respectively, based on the aggregate net assets of the Fund attributable to such class, respectively, to be calculated as of the beginning of the first calendar day of each applicable month, and payable monthly in arrears. Class I Shares are not subject to a Distribution and Servicing Fee. See "Summary of Fees and Expenses" and "Plan of Distribution."

(3)	Assumes that all Shares currently registered are sold in the continuous offering and the maximum sales load is charged. The proceeds may differ from that shown if additional Shares are registered. The Fund bears certain ongoing offering costs associated with the Fund's continuous offering of Shares.

The Fund relies on an exemptive order from the U.S. Securities and Exchange Commission (the "SEC") that permits the Fund to offer more than one class of Shares, and the Fund may offer additional classes of Shares in the future. Each class of Shares is subject to different fees and expenses.

Investments in the Fund may be made only by eligible investors that are "qualified clients" as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended.

An investment in the Fund is speculative with a substantial risk of loss. The Fund and the Adviser do not guarantee any level of return or risk on investments and there can be no assurance that the Fund's investment objective will be achieved. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to invest in the Fund. See "Summary of Offering Terms - Principal Risk Factors" and "Risks."

•	Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at an investor's option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. The Adviser intends to recommend that, in normal market circumstances, the Fund's Board of Trustees conduct quarterly repurchase offers of no more than 5% of the Fund's net assets.

•	An investment in the Fund may not be suitable for investors who may need the money they invested in a specified timeframe.

•	Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund's amended and restated declaration of trust.

•	The amount of distributions that the Fund may pay, if any, is uncertain.

You should rely only on the information contained in this Prospectus and the Fund's Statement of Additional Information. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this Prospectus, which concisely sets forth information about the Fund, before deciding whether to invest in the Shares and retain it for future reference. A Statement of Additional Information, dated July 29, 2026, containing additional information about the Fund (the "SAI"), has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI, the table of contents of which is on page 85 of this Prospectus, as well as free copies of the Fund's annual and semi-annual reports to Shareholders, and other information about the Fund by calling 1-866-324-7348, by writing to the Fund at P.O. Box 219079, Kansas City, MO 64105 or wmsoperations@aresmgmt.com. The Prospectus, the SAI, and the Fund's annual and semi-annual reports to Shareholders are also published on the following website www.areswms.com/ares-wealth-management-solutions/investors/apmf. You can get the same information for free from the SEC's website, https://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, a security in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.

The Fund's Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Ares Management Capital Markets LLC (the "Distributor"), an affiliate of the Fund and the Adviser, acts as principal underwriter for the Fund's Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is 1200 17th Street, 29th Floor, Denver, Colorado 80202.

TABLE OF CONTENTS

i

SUMMARY OF OFFERING TERMS

The following is only a summary and does not contain all of the information that you should consider before investing in Ares Private Markets Fund (the "Fund"). Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Prospectus, the SAI and the Fund's Declaration of Trust (as defined herein).

The Fund

The Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a closed-end, non-diversified, management investment company. The Fund sells its Shares of beneficial interest ("Shares") only to eligible investors that are "qualified clients" as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

The Fund relies on an exemptive order from the U.S. Securities and Exchange Commission (the "SEC") that permits the Fund to offer more than one class of Shares. The Fund currently offers three separate classes of Shares designated as Class A, Class D and Class I Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.

The business operations of the Fund are managed and supervised under the direction of the Fund's Board of Trustees (the "Board"), subject to the laws of the State of Delaware and the Fund's amended and restated declaration of trust (the "Declaration of Trust"). The Board is comprised of nine trustees, a majority of whom are not "interested persons" (as defined in the Investment Company Act) of the Fund ("Independent Trustees").

The Investment Adviser	Ares Capital Management II LLC (the "Adviser") serves as the Fund's investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act.

Investment Objective and Strategy

The Fund's investment objective is to seek attractive long-term capital appreciation. In pursuing its investment objective, the Fund invests in an actively managed portfolio of private equity and other private assets (collectively, "Private Assets").

The Fund may gain access to Private Assets through a number of different approaches, including: (i) secondary purchases of Private Assets and interests in private equity and other private asset funds managed by unaffiliated asset managers ("Portfolio Funds"), including through privately negotiated transactions, from investors in a Portfolio Fund or directly from the Portfolio Fund ("Secondary Investments"); (ii) primary investments in Portfolio Funds ("Primary Investments"); and (iii) direct investments in the equity and/or debt of private companies, including investments alongside private equity firms ("Direct Investments"). The Fund expects to invest principally in Secondary Investments and, to a lesser degree, in Primary Investments and Direct Investments, although the allocation among those types of investments may vary from time to time. Typical Secondary Investments generally will include purchases by the Fund of interests in Portfolio Funds, typically after the end of the Portfolio Fund's fundraising period, with existing underlying portfolio companies, whereas typical Primary Investments are investments in newly established Portfolio Funds where the underlying portfolio companies are not known as of the time of the Fund's commitment.

Under normal circumstances, the Fund intends to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in Private Assets. The Adviser seeks to invest in Private Assets that represent a broad spectrum of types of private equity and other private asset opportunities (e.g., buyout, venture and growth capital, special situations, infrastructure, real estate, private credit and GP Stakes (as defined herein)) and vintage years (i.e., the year in which a Portfolio Fund begins investing).

The Adviser seeks to build a broad portfolio of assets within the Fund. By investing the Fund's assets across Secondary Investments, Primary Investments and Direct Investments, as well as in Liquid Assets (as defined herein), the Adviser seeks to limit the Fund's exposure to uncalled commitments and to shorten the duration of expected cash flows relative to a traditional portfolio consisting substantially of Primary Investments. This portfolio construction approach is designed to maintain a relatively high level of exposure to Private Assets while still maintaining appropriate portfolio liquidity to manage repurchases of Shares from holders of the Fund's Shares ("Shareholders").

The Fund may invest, directly or indirectly, in companies that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions, including emerging market countries. The Fund defines emerging market countries generally to include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The Fund may seek to hedge all or a portion of the Fund's foreign currency risk. Depending on market conditions and the views of the Adviser, the Fund may or may not hedge all or a portion of its currency exposures.

The Adviser manages the Fund's asset allocation and investment decisions with a view towards managing liquidity and maintaining a high level of investment in Private Assets. The Fund's asset allocation and amount of Private Assets may be based, in part, on anticipated future capital calls and distributions from such investments. This may result in the Fund making commitments to Private Assets in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to "over-commit"). The Adviser may also take other anticipated cash flows into account, such as those relating to new subscriptions into the Fund, the repurchase of Shares through periodic tenders by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser utilizes quantitative and qualitative factors, including historical private equity data, actual portfolio observations and qualitative forecasts prepared by the Adviser.

The Fund is authorized to utilize leverage to the maximum extent permitted by the Investment Company Act. The Fund is permitted to borrow money or issue debt securities in an amount up to 33-1∕3% of its total assets in accordance with the Investment Company Act. The Fund also is permitted to issue preferred shares in an amount up to 50% of its total assets in accordance with the Investment Company Act. The Fund has established a credit line to borrow money for a range of investment and other general corporate purposes, including to provide liquidity for capital calls by Portfolio Funds, to satisfy tender requests, to manage timing issues in connection with the inflows of additional capital and the acquisition of Fund investments and to otherwise satisfy Fund obligations. There is no assurance, however, that the Fund will be able to timely repay any borrowings under such credit line. To enhance the Fund's liquidity, particularly in times of possible net outflows through the repurchase of Shares by periodic tender offers to Shareholders, the Adviser may sell certain of the Fund's assets. The Fund may obtain additional leverage in the future by issuing preferred shares and/or notes and borrowing additional funds from banks and other financial institutions.

From time to time, the Fund invests a portion of its assets in a portfolio of liquid assets ("Liquid Assets"), including cash and cash equivalents, liquid fixed-income securities and other credit instruments, and other investment companies, including exchange-traded funds ("ETFs"). During normal market conditions, it is generally not expected that the Fund will hold more than 5-10% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, the Fund may hold a substantially higher amount of Liquid Assets.

The Fund may make investments directly or indirectly through one or more wholly-owned subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries"). The Fund may form a Subsidiary in order to pursue its investment objective and strategies in a potentially tax-efficient manner or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund's investments also will refer to any Subsidiary's investments.

There can be no assurance that the Fund's investment objective will be achieved or that the Fund's investment program will be successful.

Principal Risk Factors

Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. Investors should consult with their own financial, legal, investment and tax advisors prior to investing in the Fund.

The following are certain principal risk factors that relate to the operations and terms of the Fund. These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund. The Fund's investment program is speculative and entails substantial risks. In considering participation in the Fund, prospective investors should be aware of certain principal risk factors, including the following:

General Risks of Investing in the Fund

General Investment Risks. There is no assurance that the investments held by the Fund will be profitable, that there will be proceeds from such investments available for distribution to Shareholders, or that the Fund will achieve its investment objective. An investment in the Fund is speculative and involves a high degree of risk.

Management Risk. The Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in Private Assets. The Fund's allocation of its investments across Portfolio Funds, Direct Investments and other portfolio investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on the Adviser's analysis and judgment. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.

Dependence on the Adviser and Key Personnel. The Fund depends on the Adviser's ability to select, allocate and reallocate effectively the Fund's assets. The success of the Fund is thus substantially dependent on the Adviser and its continued employment of certain key personnel. Similarly, the success of each Portfolio Fund investment in which the Fund invests is also likely to be substantially dependent on certain key personnel of a manager of the Portfolio Funds ("Portfolio Fund Manager"). There can be no assurance that these key personnel will continue to be associated with or available to the Adviser or the general partners of the Portfolio Funds throughout the life of the Fund.

Closed-End Fund Structure; Liquidity Limited to Periodic Repurchases of Shares. An investment in the Fund, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid portfolio investments within an illiquid fund. Unlike open-end funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares are not redeemable at a Shareholder's option. Unlike stocks of listed closed-end funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future.

Repurchase of Shares Risk. Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Shares at their net asset value ("NAV") and the Adviser intends to recommend that, in normal market circumstances, the Board conduct quarterly repurchase offers of no more than 5% of the Fund's net assets, there can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time. Offers for repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances.

It is possible that the Fund may be unable to repurchase all of the Shares that a Shareholder tenders due to the illiquidity of the Fund's investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.

There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund's NAV may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase. Shareholders will have to decide whether to request that the Fund repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Fund for purposes of effecting such repurchases. See "Repurchase of Shares."

Payment In-Kind For Repurchased Shares. The Fund generally expects to distribute to Shareholders that have their Shares repurchased cash in satisfaction of such repurchase. However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. In the event that the Fund makes such a distribution of securities, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

Restrictions on Transfers. Transfers of Shares may be made only with consent of the Fund, which may be withheld in the Fund's sole discretion. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.

Non-Diversified Status. The Fund is a "non-diversified" investment company for purposes of the Investment Company Act, which means it is not subject to percentage limitations under the Investment Company Act on assets that may be invested in the securities of any one issuer. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified fund, like the Fund, more susceptible to the risk that one single event or occurrence can have a significant adverse impact upon the Fund.

Valuation Risk. The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. The Adviser may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value.

A substantial portion of the Fund's assets consist of Portfolio Funds and Direct Investments for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Accordingly, because there is not a readily available market value for most of the investments in the Fund's portfolio, substantially all of the Fund's portfolio investments are valued at fair value as determined in good faith by the Adviser, as the Board's valuation designee, in accordance with the Adviser's valuation policies and procedures and subject to oversight of the Board.

The value at which the Fund's investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. The Fund invests a significant amount of its assets in Private Assets for which no public market exists. There can be no guarantee that the Fund's investments could ultimately be realized at the Fund's valuation of such investments.

The Fund's NAV is a critical component in several operational matters including computation of the Advisory Fee, the Incentive Fee and the Distribution and Servicing Fee, and determination of the price at which the Shares will be offered and at which a repurchase offer will be made. Consequently, variance in the valuation of the Fund's investments will impact, positively or negatively, the fees and expenses Shareholders will pay, the price a Shareholder will receive in connection with a repurchase offer and the number of Shares an investor will receive upon investing in the Fund.

Leverage Risk. Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. Increases and decreases in the value of the Fund's portfolio will be magnified through the use of leverage. The Fund currently pays interest on borrowings, which increases expenses and may reduce the Fund's return. The Fund will pay (and Shareholders will bear) all costs and expenses relating to the Fund's use of borrowings or other forms of leverage. The costs associated with the use of borrowings or other forms of leverage, such as issuances of preferred shares and/or notes, will be borne immediately by Shareholders. There is no assurance that a leveraging strategy will be successful.

Amount or Frequency of Distribution. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board, and otherwise in a manner to comply with Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). See "Distributions." Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will depend on the Fund's earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Risks of Investing in Private Assets

Risks of Private Equity Strategies. The Fund's investment portfolio will include Direct Investments in private companies and investments in Portfolio Funds, which often hold securities issued primarily by private companies. Operating results for private companies in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Risks Associated with Private Company Investments. Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, there is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund's investment performance. Private companies in which the Fund may invest also may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors' actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, investments in private companies generally are in restricted securities that are not traded in public markets and subject to substantial holding periods. There can be no assurance that the Fund will be able to realize the value of such investments in a timely manner.

Competition for Access to Private Equity Investment Opportunities. There can be no assurance that the Adviser will be able to secure interests on behalf of the Fund in all of the investment opportunities that it identifies for the Fund, or that the size of the interests available to the Fund will be as large as the Adviser would desire.

In addition, certain provisions of the Investment Company Act prohibit the Fund from engaging in transactions with the Adviser and its affiliates, however, other entities also managed by the Adviser and its affiliates that are not registered funds are not prohibited from the same transactions. The Investment Company Act also imposes significant limits on co-investments with affiliates of the Fund. The Fund, the Adviser and certain other entities advised by Ares Management LLC and/or its affiliates (collectively, "Ares") ("Other Managed Accounts") have received an exemptive order from the SEC that permits the Fund to co-invest alongside its affiliates in privately negotiated investments (the "Co-Investment Exemptive Order"). As required by the Co-Investment Exemptive Order, the Fund has adopted, and the Board has approved, policies and procedures reasonably designed to ensure compliance with the terms of the Co-Investment Exemptive Order, and the Adviser and the Fund's Chief Compliance Officer provide reporting to the Board. Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit the Fund's ability to participate in a co-investment transaction. As a result of the Co-Investment Exemptive Order, there could be significant overlap in the Fund's investment portfolio and the investment portfolios of Other Managed Accounts and other Ares entities that could avail themselves of the exemptive relief and that have an investment objective similar to that of the Fund. An inability to receive the desired allocation to potential investments may affect the Fund's ability to achieve the desired investment returns.

Portfolio Fund Risks. The Fund's investments in Portfolio Funds are subject to a number of risks. In most cases, Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Although the Adviser seeks to receive detailed information from each Portfolio Fund regarding its business strategy and any performance history, in most cases the Adviser will have little or no means of independently verifying this information. In addition, Portfolio Funds may have little or no near-term cash flow available to distribute to investors, including the Fund.

Portfolio Fund interests are ordinarily valued based upon valuations provided by the Portfolio Fund Managers, which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Fund Managers. The Adviser reviews and performs due diligence on the valuation procedures used by each Portfolio Fund Manager and monitors the returns provided by the Portfolio Funds. However, neither the Adviser nor the Board is able to confirm the accuracy of valuations provided by Portfolio Fund Managers.

The Fund will pay asset-based fees, and, in most cases, will be subject to performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the Advisory Fee. In addition, performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund's positive returns even if the Fund's overall returns are negative. Moreover, a Shareholder in the Fund will indirectly bear a proportionate share of the fees and expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund.

Portfolio Funds' Underlying Investments. The investments made by the Portfolio Funds entail a high degree of risk and in most cases are highly illiquid and difficult to value. The Fund will not obtain or seek to obtain any control over the management of any portfolio company in which any Portfolio Fund may invest. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.

Risks Associated with Secondary Investments. The Fund will make Secondary Investments in Portfolio Funds by acquiring the interests in the Portfolio Funds from existing investors in such Portfolio Funds. In such instances, it is generally not expected that the Fund will have the opportunity to negotiate the terms of the interests being acquired, other than the purchase price, or other special rights or privileges. Valuation of Secondary Investments may be difficult, as there generally will be no established market for such investments or for the privately-held portfolio companies held by Portfolio Funds. In addition, the acquisition price paid by the Fund generally will not be identical to the subsequent fair value of the Secondary Investment, which may be, at times, higher or lower than such acquisition price. Because the Fund may use a Portfolio Fund's reported NAV, as adjusted under the Fund's valuation policies, in estimating the fair value of a Secondary Investment, an investment purchased below that reported NAV may be valued above its acquisition cost at a valuation date following the acquisition. This may result in unrealized appreciation that increases the Fund's NAV and reported performance and may increase its Managed Assets and the fees payable to the Adviser. Such appreciation does not mean that the Fund could sell the investment at that value and may later be reduced or reversed. Conversely, if the expected or actual proceeds from a sale are below the investment's then-current carrying value, the Fund may recognize a loss, reducing its NAV and performance. There is no assurance that the Fund will be able to purchase investments at attractive discounts to NAV, or at all.

Regulatory Changes Affecting Private Equity Funds. The legal, tax and regulatory environment for private equity funds is evolving, and it is possible that any future changes may materially adversely affect the ability of Portfolio Funds to pursue their investment strategies. Any regulatory changes that adversely affect a Portfolio Fund's ability to implement its investment strategies could have a material adverse impact on the Portfolio Fund's performance, and thus on the Fund's performance.

In-Kind Distributions from Portfolio Funds. The Fund may receive in-kind distributions of securities from Portfolio Funds. There can be no assurance that securities distributed in kind by Portfolio Funds to the Fund will be readily marketable or saleable, and the Fund may be required to hold such securities for an indefinite period and/or may incur additional expense in connection with any disposition of such securities.

Direct Investments Risks. The Fund's investment portfolio will include Direct Investments, which are investments in the equity and/or debt securities of private companies, including alongside private equity funds and other private equity firms. There can be no assurance that the Fund will be given Direct Investment opportunities, or that any specific Direct Investment offered to the Fund would be appropriate or attractive to the Fund in the Adviser's judgment. Direct Investments also may be originated by the Adviser or its affiliates. Due diligence is conducted on Direct Investment opportunities; however, for Direct Investments offered alongside private equity funds and other private equity firms the Adviser may not have the ability to conduct the same level of due diligence applied to other investments. In addition, the Adviser may have little to no opportunities to negotiate the terms of such Direct Investments. The Fund's ability to dispose of Direct Investments may be severely limited.

Many entities compete with the Fund in pursuing Direct Investments. Furthermore, many competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on the Fund. As a result of this competition, the Fund may not be able to pursue attractive Direct Investment opportunities from time to time.

Direct Investing Alongside Other Parties Risks. Direct investing alongside one or more other parties in an investment (i.e., as a co-investor) involves risks that may not be present in investments made by lead or sponsoring private equity investors. As a co-investor, the Fund may have interests or objectives that are inconsistent with those of the lead private equity investors that generally have a greater degree of control over such investments. In addition, the Fund may in certain circumstances be liable for the actions of its third-party co-venturers. Direct Investments made with third parties in joint ventures or other entities also may involve carried interests and/or other fees payable to such third party partners or co-venturers. There can be no assurance that appropriate minority shareholder rights will be available to the Fund or that such rights will provide sufficient protection to the Fund's interests.

The Fund is subject to additional risks associated with different investments, including its investments in Liquid Assets. For information about those risks, see "Other Investment Risks" and "Other Risks" under the "Risks" section starting on page 28 of the Prospectus.

Distributor

Ares Management Capital Markets LLC, an affiliate of the Fund and the Adviser, acts as distributor for the Fund's Shares (the "Distributor") and serves in that capacity on a reasonable best efforts basis, subject to various conditions.

The Distributor may retain additional selling agents or other financial intermediaries to place Shares in the Fund. Such selling agents or other financial intermediaries may impose terms and conditions on Shareholder accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus.

Share Classes; Minimum Investments

The Fund offers three separate classes of Shares designated as Class A, Class D and Class I Shares. Each class of Shares has differing characteristics, particularly in terms of the sales charges that Shareholders in that class may bear, and the Distribution and Servicing Fee (as defined herein) that each class may be charged. Selling agents typically receive the sales load with respect to Class A Shares purchased by their clients. While neither the Fund nor the Distributor impose an initial sales charge on Class I or Class D Shares, if a Shareholder buys Class D Shares through certain selling agents or financial intermediaries, such selling agent or financial intermediary may directly charge Shareholders transaction or other fees in such amount as they may determine. Shareholders should consult their financial advisors at such selling agents or financial intermediaries.

The minimum initial investment in the Fund by any investor is $25,000 with respect to Class A Shares and Class D Shares, and $1,000,000 with respect to Class I Shares. The minimum additional investment in the Fund by any investor is $5,000, except for additional purchases pursuant to the dividend reinvestment plan.

The stated minimum investment for Class I Shares may be reduced for certain investors as described under "Purchasing Shares." In addition, the Board reserves the right to accept lesser amounts below these minimums for Trustees of the Fund and employees of Ares and vehicles controlled by such employees. With respect to Class I Shares, the Board has approved a minimum initial investment of $25,000 for Trustees of the Fund and employees of Ares and vehicles controlled by such employees.

The minimum initial and additional investments may be reduced by either the Fund or the Distributor in the discretion of each for certain investors based on consideration of various factors, including the investor's overall relationship with the Adviser or Distributor, the investor's holdings in other funds affiliated with the Adviser or Distributor, and such other matters as the Adviser or Distributor may consider relevant at the time, though Shares will only be sold to investors that satisfy the Fund's eligibility requirements. The minimum initial and additional investments may also be reduced by either the Fund or the Distributor in the discretion of each for clients of certain registered investment advisers, broker dealers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediaries' overall relationship with the Adviser or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Adviser or Distributor may consider relevant at the time.

In addition, the Fund may, in the discretion of the Adviser or Distributor, aggregate the accounts of clients of registered investment advisers, broker dealers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Adviser or the Distributor, the Fund may also aggregate the accounts of clients of certain registered investment advisers, broker dealers and other financial intermediaries across Share classes for purposes of determining satisfaction of minimum investment amounts for a specific Share class. The aggregation of accounts of clients of registered investment advisers, broker dealers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share class may be based on consideration of various factors, including the registered investment adviser or other financial intermediaries' overall relationship with the Adviser or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Adviser or Distributor may consider relevant at the time.

Exchange of Shares

Assuming the exchange meets the eligibility requirements of the class into which such Shareholder seeks to exchange and the Fund has received proper instruction from the financial intermediary to effect such exchange and consents to such exchange, (i) a financial intermediary may, in its discretion, determine to exchange a Shareholder's Shares at such Shareholder's request and (ii) in certain cases, where a holder of Class A Shares or Class D Shares is no longer eligible to hold such class of Shares based on the Shareholder's arrangements with its financial intermediary, (a) such holder's Class A Shares may be exchanged into an equivalent NAV amount of Class D Shares or Class I Shares and (b) such holder's Class D Shares may be exchanged into an equivalent NAV amount of Class I Shares.

An investor may be permitted to exchange Shares between classes of Shares of the Fund, provided that, among other things: (i) the investor's aggregate investment would have met the minimum initial investment requirements in the applicable class at the time of purchase and continues to meet those requirements; (ii) the Shares are otherwise available for offer and sale; and (iii) the investment meets all other requirements for investing in the applicable class. When an individual investor cannot meet the minimum initial investment requirements of the applicable class, exchanges of Shares from one class to the applicable class may be permitted if such investor's investment is made by an intermediary that has discretion over the account and has invested other clients' assets in the Fund, which when aggregated together with such investor's investment, meet the minimum initial investment requirements for the applicable class. Investors will not be charged any fees by the Fund for such exchanges. Ongoing fees and expenses incurred by a given class will differ from those of other Share classes, and an investor receiving new Shares in an exchange may be subject to lower total expenses following such exchange. Exchange transactions will be effected only into an identically registered account. While exchange transactions will generally not be treated as a redemption for federal income tax purposes, investors are urged to consult their tax advisors as to the federal, foreign, state and local tax consequences of an exchange. The Fund also reserves the right to revise or terminate the exchange privilege, limit the amount or number of exchanges or reject any exchange.

Eligible Investors

Although the Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), the Shares are sold only to persons or entities that are "qualified clients," as defined in Rule 205-3 under the Advisers Act.

In addition, Shares are generally being offered under this Prospectus only to investors that are U.S. persons for U.S. federal income tax purposes, although the Fund may offer Shares to non-U.S. persons on a limited basis, subject to appropriate diligence by the Adviser and in compliance with applicable law. The qualifications required to invest in the Fund are in subscription documents that must be completed by each prospective investor.

Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus, the SAI and the Declaration of Trust before deciding to invest in the Fund.

Purchasing Shares

Shares generally are offered for purchase as of the first business day of each calendar month, or at such other times as determined in the discretion of the Board. The purchase price of the Shares is based on the NAV per Share as of the date such Shares are purchased. Fractions of Shares are issued to one one-hundredth of a Share.

Class A Shares are sold subject to a sales load of up to 3.50% of the purchase amount. For some investors, the sales charge may be waived or reduced. The full amount of the sales charge may be reallowed to brokers or dealers participating in the offering. Your financial intermediary may impose additional charges when you purchase Shares of the Fund. While neither the Fund nor the Distributor impose an initial sales charge on Class I Shares or Class D Shares, if a Shareholder buys Class D Shares through certain selling agents or financial intermediaries, such selling agent or financial intermediary may directly charge Shareholders transaction or other fees in such amount as they may determine.

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. An investor who misses the acceptance date will have the effectiveness of his, her or its investment in the Fund delayed until the following month.

Pending any closing, funds received from prospective investors will be placed in an account with DST Asset Manager Solutions, Inc., the Fund's transfer agent (the "Transfer Agent"). On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become shareholders by being admitted as Shareholders.

A prospective investor must submit a completed subscription document on or prior to the acceptance date set by the Fund and notified to prospective investors. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any sales load, fees or expenses.

Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Prospective investors purchasing Shares through financial intermediaries should acquaint themselves with their financial intermediaries' procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediaries.

Distributions

The Fund intends to make distributions on an annual basis in aggregate amounts representing substantially all of the Fund's investment company taxable income (including realized short-term capital gains), if any, earned during the year. Distributions may also include net capital gains, if any.

Because the Fund intends to qualify annually as a regulated investment company (a "RIC") under the Code, the Fund intends to distribute at least 90% of its investment company taxable income to its Shareholders on an annual basis. Distributions may also include net capital gains, if any. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. Each year, a statement on Internal Revenue Service ("IRS") Form 1099-DIV identifying the amount and character of the Fund's distributions will be mailed to Shareholders. See "Taxes; RIC Status" below and "Material U.S. Federal Income Tax Considerations."

Dividend Reinvestment Plan

The Fund operates under a dividend reinvestment plan (the "DRIP") administered by DST Systems, Inc., an affiliate of the Transfer Agent ("DST"). Pursuant to the DRIP, the Fund's income dividends or capital gains or other distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the DRIP on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to DST. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by DST 30 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund's distributions to Shareholders are reinvested in full and fractional Shares.

No Redemption; Restrictions on Transfer	No Shareholder has the right to require the Fund to redeem Shares. With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic offers by the Fund to repurchase Shares from Shareholders. See "Repurchase of Shares."

Repurchase of Shares

Subject to the Board's discretion, under normal market circumstances, the Adviser intends to recommend that the Board conduct repurchase offers of no more than 5% of the Fund's net assets on a quarterly basis.

Any repurchases of Shares will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders of the Fund pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business and economic factors. The Fund may repurchase less than the full amount that Shareholders request to be repurchased.

Under certain circumstances, the Board may offer to repurchase Shares at a discount to their prevailing NAV. The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Shares.

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the Shareholder's Shares. To the extent a Shareholder seeks to tender all of the Shares they own and the Fund repurchases less than the full amount of Shares that the Shareholder requests to have repurchased, the Shareholder may maintain a balance of Shares of less than $10,000 following such Share repurchase.

A 2.00% early repurchase fee (an "Early Repurchase Fee") will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder's purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a "first in-first out" basis. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. The Early Repurchase Fee may be waived in the case of repurchase requests: (i) arising from the death or qualified disability of a Shareholder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold the Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; and (iv) in the event that a Shareholder's Shares are repurchased because the Shareholder has failed to maintain the $10,000 minimum account balance. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an Early Repurchase Fee, it will do so consistently with the requirements of Rule 22d-1 under the Investment Company Act, and the Fund's waiver of, scheduled variation in, or elimination of, the Early Repurchase Fee will apply uniformly to all Shareholders regardless of Share class. See "Repurchase of Shares."

Fees and Expenses	On an ongoing basis, the Fund bears its own operating expenses (including, without limitation, its ongoing offering expenses). A more detailed discussion of the Fund's expenses can be found below under "Advisory Fee," "Incentive Fee," "Administrator" and "Distribution and Servicing Fee."

Advisory Fee

In consideration of the advisory services provided by the Adviser, the Fund pays the Adviser a quarterly advisory fee at an annual rate of 1.40% based on the value of the Fund's Managed Assets (as defined below) calculated and accrued monthly as of the last business day of each month (the "Advisory Fee"). "Managed Assets" means the total assets of the Fund (including any assets attributable to any borrowings or other indebtedness or preferred shares that may be issued) minus the Fund's liabilities other than liabilities relating to borrowings or other indebtedness.

For purposes of determining the Advisory Fee payable to the Adviser, the value of the Fund's Managed Assets will be calculated prior to the inclusion of the Advisory Fee and Incentive Fee, if any, payable to the Adviser or to any purchases or repurchases of Shares of the Fund or any distributions by the Fund. The Advisory Fee is payable in arrears within five (5) business days after the completion of the NAV computation for the quarter. The Advisory Fee is paid to the Adviser out of the Fund's assets, and therefore decreases the net profits or increases the net losses of the Fund.

The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in its investment advisory and management agreement with the Adviser (as amended from time to time, the "Investment Advisory and Management Agreement").

In addition to the fees and expenses to be paid by the Fund under the Investment Advisory and Management Agreement, the Adviser and its affiliates are entitled to reimbursement by the Fund of the Adviser's and its affiliates' cost of providing the Fund with certain non-advisory services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund at the request of the Fund, the Fund will reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board. See "Investment Advisory and Management Agreement."

Incentive Fee

At the end of each calendar quarter of the Fund, the Adviser is entitled to receive an incentive fee equal to 12.5% of the difference, if positive, between (i) the net profits of the Fund for the relevant period and (ii) the balance, if any, of the Loss Recovery Account (as defined below) at the start of the relevant period (the "Incentive Fee"). For the purposes of the Incentive Fee, the term "net profits" shall mean (i) the amount by which the NAV of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses) plus (ii) the aggregate distributions accrued during the period.

The Fund maintains a memorandum account (the "Loss Recovery Account"), which had an initial balance of zero and is (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Net losses are defined as the amount by which the NAV of the Fund on the last day of the relevant period is less than the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses).

For the avoidance of doubt, any change in the NAV of the Fund directly as a result of subscriptions or repurchases during each measurement period are not included for purposes of the "net profits" or "net losses" calculations. Shareholders of the Fund will benefit from the Loss Recovery Account in proportion to their holdings of Shares, although such benefit may vary depending on when a Shareholder purchases Shares or tenders such Shares for repurchase and the balance in the Loss Recovery Account at such time.

The Adviser does not return to the Fund amounts paid to it on net profits that the Fund has not yet received in cash if such amounts are not ultimately received by the Fund in cash. If the Fund does not ultimately receive amounts in cash, a loss would be recognized, which would increase the amount of the Loss Recovery Account and reduce future Incentive Fee payments.

Any Incentive Fee payable by the Fund that relates to an increase in value of the Fund's investments may be computed and paid on gain or income that is unrealized, and the Adviser is not obligated to reimburse the Fund for any part of an Incentive Fee it previously received. If a Fund investment with an unrealized gain subsequently decreases in value, it is possible that such unrealized gain previously included in the calculation of an Incentive Fee will never become realized. Thus, the Fund could have paid an Incentive Fee on income or gain the Fund never received.

Prior to September 26, 2023, the Loss Recovery Account was permitted to be reset on a trailing four-quarter measurement period, with such measurement period commencing at the conclusion of the first calendar quarter of the Fund's operations (i.e., June 30, 2022). As a result, the only reset of the Loss Recovery Account occurred on June 30, 2023. This reset had no impact on the Loss Recovery Account, as the Loss Recovery Account had no balance as of June 30, 2023. The Fund's net losses maintained on its Loss Recovery Account have not been and will not be reset after July 1, 2023.

Distribution and Servicing Fee

Class A and Class D Shares are subject to an ongoing distribution and shareholder servicing fee (the "Distribution and Servicing Fee") to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own Class A or Class D Shares of the Fund. Under the terms of the SEC exemptive relief that the Fund relies on to offer multiple classes of Shares, the Fund is subject to Rule 12b-1 under the Investment Company Act. Accordingly, the Fund has adopted a distribution and servicing plan for its Class A Shares and Class D Shares (the "Distribution and Servicing Plan") and pays the Distribution and Servicing Fee with respect to its Class A and Class D Shares. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the Investment Company Act.

Class A Shares and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85% and 0.25%, respectively, based on the aggregate net assets of the Fund attributable to such class, respectively, to be calculated as of the beginning of the first calendar day of each applicable month, and payable monthly in arrears. For purposes of determining the Distribution and Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable.

Class I Shares are not subject to a Distribution and Servicing Fee.

The Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of the Shares. The additional compensation may differ among brokers or dealers in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Expense Limitation Agreement

The Fund and the Adviser have entered into an Expense Limitation Agreement (the "Expense Limitation Agreement"). The Expense Limitation Agreement has a term ending on July 31, 2027, and the Adviser may extend the term for a period of one year on an annual basis, subject to the approval of the Board, including a majority of the Independent Trustees.

Pursuant to the Expense Limitation Agreement, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure that annual operating expenses (excluding (i) the Advisory Fee; (ii) the Incentive Fee; (iii) any Distribution and Servicing Fee; (iv) all fees and expenses of Portfolio Funds and Direct Investments in which the Fund invests (including all acquired fund fees and expenses); (v) transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of investments in Portfolio Funds, Direct Investments, ETFs and other investments; (vi) interest; (vii) taxes; (viii) brokerage commissions; (ix) dividend and interest expenses relating to short sales; and (x) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence)) do not exceed 0.30% per annum of the average monthly net assets of each class of Shares (the "Expense Limitation"). With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any expenses the Adviser reimburses in excess of the Expense Limitation for such class of Shares, provided the repayments do not cause annual operating expenses for that class of Shares to exceed the Expense Limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the Expense Limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense.

Administrator	The Fund has retained ALPS Fund Services, Inc. (the "Administrator") to provide it with certain administration and accounting services. In consideration for these services, the Fund pays the Administrator tiered fees based on the average monthly value of the Fund's Managed Assets, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees (the "Administration Fee"). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services. See "Administration and Accounting Services."

Transfer Restrictions

A Shareholder may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a "transfer") Shares only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Fund (which may be withheld in its sole discretion).

Notice of a proposed transfer of Shares must be accompanied by properly completed transfer information documents in respect of the proposed transferee and must include evidence satisfactory to the Fund that the proposed transferee, at the time of the transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Each transferring Shareholder and transferee may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the transfer.

Taxes; RIC Status

The Fund has elected to be treated as, and intends to continue to qualify each year to be treated as, a regulated investment company or a "RIC" under Subchapter M of the Code. As such, the Fund generally will not be subject to U.S. federal corporate income tax, provided that it distributes all of its net taxable income and gains each year. It is anticipated that the Fund will principally recognize capital gains and dividends and therefore dividends paid to Shareholders in respect of such income generally will be taxable to Shareholders at the reduced rates of U.S. federal income tax that are applicable to individuals for "qualified dividends" and long-term capital gains.

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see "Material U.S. Federal Income Tax Considerations."

Prospective investors are urged to consult their tax advisers with respect to the specific U.S. federal, state, local, U.S. and non-U.S. tax consequences, including applicable tax reporting requirements.

Tax Reports	The Fund will distribute to its Shareholders, as soon as practicable after the end of each taxable year, IRS Forms 1099-DIV detailing the amounts includible in such Shareholder's taxable income for such year as ordinary income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund's Shareholders even if they are reinvested in additional Shares pursuant to the DRIP.

Reports to Shareholders	The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders will also receive quarterly commentary regarding the Fund's operations and investments.

Fiscal and Tax Year	The Fund's fiscal year is the 12-month period ending on March 31st. The Fund's taxable year is the 12-month period ending on September 30th.

Term	The Fund's term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

Custodian and Transfer Agent	UMB Bank, N.A. serves as the Fund's custodian (the "Custodian"), and DST Asset Manager Solutions, Inc. serves as the Fund's transfer agent.

SUMMARY OF FEES AND EXPENSES

The fee table below is intended to assist Shareholders in understanding the various costs and expenses that the Fund expects to incur, and that Shareholders can expect to bear, by investing in the Fund.

Shareholder Transaction Expenses (fees paid directly from your investment)	Class A Shares	Class D Shares	Class I Shares
Maximum Sales Load (as a percentage of purchase amount)(1)	3.50%	None	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%

Estimated Annual Operating Expenses (as a percentage of net assets attributable to Shares)	Class A Shares	Class D Shares	Class I Shares
Advisory Fee(3)(8)	1.67%	1.67%	1.67%
Incentive Fee(4)	1.59%	1.59%	1.59%
Other Expenses(5)	0.33%	0.33%	0.33%
Distribution and Servicing Fee	0.85%	0.25%	None
Acquired Fund Fees and Expenses(6)	1.00%	1.00%	1.00%
Interest Payments on Borrowed Funds(7)	1.42%	1.42%	1.42%
Total Annual Expenses	6.86%	6.26%	6.01%
Fee Waiver and/or Expense Reimbursement(8)	(0.03)%	(0.03)%	(0.03)%
Total Annual Expenses (After Fee Waiver and/or Expense Reimbursement)	6.83%	6.23%	5.98%

(1)	Investors purchasing Class A Shares may be subject to a sales load of up to 3.50% of the investment amount. While neither the Fund nor the Distributor impose an initial sales charge on Class I or Class D Shares, if a shareholder buys Class D Shares through certain selling agents or financial intermediaries, such selling agent or financial intermediary may directly charge Shareholders transaction or other fees in such amount as they may determine.

(2)	A 2.00% Early Repurchase Fee payable to the Fund will be charged with respect to the repurchase of Shares at any time prior to the day immediately preceding the one-year anniversary of a Shareholder's purchase of the Shares (on a "first in - first out" basis). An Early Repurchase Fee payable by a Shareholder may be waived in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any Shareholder. The Early Repurchase Fee may be waived in the case of repurchase requests: (i) arising from the death or qualified disability of a shareholder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold the Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; and (iv) in the event that a Shareholder's Shares are repurchased because the Shareholder has failed to maintain the $10,000 minimum account balance. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an Early Repurchase Fee, it will do so consistently with the requirements of Rule 22d-1 under the Investment Company Act, and the Fund's waiver of, scheduled variation in, or elimination of, the Early Repurchase Fee will apply uniformly to all Shareholders regardless of Share class. The Early Repurchase Fee will be retained by the Fund for the benefit of the remaining Shareholders.

(3)	The Fund pays the Adviser a quarterly Advisory Fee at an annual rate of 1.40% based on value of the Fund's Managed Assets, calculated and accrued monthly as of the last business day of each month. "Managed Assets" means the total assets of the Fund (including any assets attributable to any borrowings or other indebtedness or preferred shares that may be issued) minus the Fund's liabilities other than liabilities relating to borrowings or other indebtedness. For purposes of determining the Advisory Fee payable to the Adviser, the value of the Fund's Managed Assets is calculated prior to the inclusion of the Advisory Fee and Incentive Fee, if any, payable to the Adviser or to any purchases or repurchases of Shares of the Fund or any distributions by the Fund. The table above assumes that the Fund borrows money for investment purposes at an average amount of 18.7% of its net assets. The Advisory Fee reflected in this table based on this estimate is greater than 1.40% since it is computed as a percentage of the Fund's net assets for presentation therein. In addition, if the Fund's leverage were to exceed this 18.7% estimate, in accordance with the requirements of the Investment Company Act, due to additional borrowings, then the Advisory Fee in relation to its net assets would be higher than the estimate presented in the table and, conversely, if the Fund's leverage is less than this 18.7% estimate, then the Advisory Fee in relation to its net assets would be lower than the estimate presented in the table.

(4)	At the end of each calendar quarter, the Adviser is entitled to receive an Incentive Fee equal to 12.5% of the difference, if positive, between (i) the net profits of the Fund for the relevant period and (ii) the then balance, if any, of the Loss Recovery Account. For the purposes of the Incentive Fee, the term "net profits" shall mean (i) the amount by which the NAV of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses) plus (ii) the aggregate distributions accrued during the period. For the avoidance of doubt, any change in the NAV of the Fund directly as a result of subscriptions or repurchases during each measurement period are not included for purposes of the "net profits" or "net losses" calculations. The amount presented in this table reflects the Incentive Fee incurred as a percentage of average net assets for the fiscal year ended March 31, 2026.

(5)	Other Expenses are based on estimated amounts for the current fiscal year and include, among other things, estimated professional fees and other expenses that the Fund bears, including ongoing offering costs, fees and expenses of the Administrator, Transfer Agent and Custodian and the reimbursement of costs of personnel associated with the Adviser or its affiliates who provide certain non-advisory services to the Fund, as permitted under the Investment Advisory and Management Agreement.

(6)
Acquired Fund Fees and Expenses include the estimated fees and expenses of the Portfolio Funds in which the Fund is already invested and intends to invest based on the anticipated net proceeds of the offering. Some of the Portfolio Funds in which the Fund invests generally charge asset-based management fees. The managers of the Portfolio Funds may also receive performance-based compensation if the Portfolio Funds achieve certain profit levels, generally in the form of "carried interest" allocations of profits from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds. The Portfolio Funds in which the Fund invests generally charge a management fee of 1.00% to 2.50%, and up to 30% of net profits as a carried interest allocation. The Portfolio Funds will generally be subject to a carried interest clawback. The Acquired Fund Fees and Expenses disclosed above are based on historic returns of the Portfolio Funds in which the Fund already invests and expects to invest, which may change substantially over time. The Acquired Fund Fees and Expenses reflects operating expenses of the Portfolio Funds (i.e., management fees, administration fees and professional and other direct, fixed fees and expenses of the Portfolio Funds) and does not reflect any performance-based fees or allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind. As such, fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds.

(7)	In addition to interest payments, includes fees payable under the Fund's current line of credit.

(8)	Pursuant to the Expense Limitation Agreement with the Fund, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure that annual operating expenses (excluding (i) the Advisory Fee; (ii) the Incentive Fee; (iii) any Distribution and Servicing Fee; (iv) all fees and expenses of Portfolio Funds and Direct Investments in which the Fund invests (including all acquired fund fees and expenses); (v) transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of investments in Portfolio Funds, Direct Investments, exchange-traded funds and other investments; (vi) interest; (vii) taxes; (viii) brokerage commissions; (ix) dividend and interest expenses relating to short sales; and (x) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence)) do not exceed 0.30% per annum of the average monthly net assets of each class of Share. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any expenses the Adviser reimburses in excess of the Expense Limitation for such class of Shares, provided the repayments do not cause annual operating expenses for that class of Shares to exceed the Expense Limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the Expense Limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense. The Expense Limitation Agreement has a term ending on July 31, 2027, and the Adviser may extend the term for a period of one year on an annual basis, subject to the approval of the Board, including a majority of the Independent Trustees.

The purpose of the table above and the examples below is to assist prospective investors in understanding the various costs and expenses Shareholders will bear.

The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The examples assume that all distributions are reinvested at NAV and that the percentage amounts listed under Annual Expenses remain the same (except that the examples incorporate the Expense Limitation for only the one-year example and the first year of the three-, five- and ten-year examples). The one-year example for Class A Shares includes the maximum sales load set out in the table above. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC and applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund.

Example 1

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 Class A Shares investment, assuming a 5% annual return:	$100	$228	$351	$640
You would pay the following expenses on a $1,000 Class D Shares investment, assuming a 5% annual return:	$62	$184	$303	$589
You would pay the following expenses on a $1,000 Class I Shares investment, assuming a 5% annual return:	$60	$177	$293	$572

Example 2

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $50,000 Class A Shares investment, assuming a 5% annual return:	$5,015	$11,400	$17,557	$32,008
You would pay the following expenses on a $50,000 Class D Shares investment, assuming a 5% annual return:	$3,096	$9,205	$15,165	$29,442
You would pay the following expenses on a $50,000 Class I Shares investment, assuming a 5% annual return:	$2,975	$8,869	$14,648	$28,607

The Examples above are based on the annual fees and expenses set forth on the table above. They should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown, and the Fund's actual rate of return may be greater or less than the hypothetical 5% return assumed in the examples. A greater rate of return than that used in the Examples would increase the dollar amount of the asset-based fees paid by the Fund, as well as the effect of the Incentive Fee.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help an investor understand the Fund's financial performance. The information in this table for the Fund's fiscal years or periods, as applicable, ended March 31, 2026, March 31, 2025, March 31, 2024 and March 31, 2023 has been derived from the Fund's financial statements, which have been audited by Ernst & Young LLP, an independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Fund's annual report dated March 31, 2026.

Class I

	For the Year Ended March 31, 2026		For the Year Ended March 31, 2025		For the Year Ended March 31, 2024		For the Period April 1, 2022 (Commencement of operations) to March 31, 2023
NET ASSET VALUE, BEGINNING OF PERIOD	$36.12		$30.57		$26.93			$25.00

INCOME FROM INVESTMENT OPERATIONS
Net investment income (loss)(a)	(1.83)		(1.44)		(1.18)			(0.32)
Net realized and unrealized gain on investments	5.27		7.50		5.67			2.61
Total income from investment operations	3.44		6.06		4.49			2.29

DISTRIBUTIONS
From net investment income	—		—		—			—
From net realized gain on investments	(0.53)		(0.51)		(0.87)			(0.36)
Total distributions	(0.53)		(0.51)		(0.87)			(0.36)

Impact from Adviser contribution	—		—		0.02			—

NET ASSET VALUE, END OF PERIOD(b)	$39.03		$36.12		$30.57			$26.93

TOTAL RETURN	9.58%		19.95%		17.10	%(c)		9.27%

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period (000's)	$1,848,547		$1,190,121		$597,825			$313,698

RATIOS TO AVERAGE NET ASSETS
Ratio of gross expenses to average net assets(d)(e)	5.02%		4.85%		5.60%			4.66	%(f)
Ratio of expense waiver/reimbursements to average net assets(e)	(0.03)%		(0.11)%		(0.59)%			(2.66	%)(f)
Ratio of net expenses to average net assets(d)(e)(g)	4.99	%(g)	4.74	%(g)	5.01%			(2.00	%)(f)
Net investment loss(e)	(4.78)%		(4.16)%		(4.11)%			(1.26	%)(f)

SENIOR SECURITIES
Total borrowings, end of period (000's)(h)	$970,290		$300,077		$—		$	N/A	(i)
Asset coverage, end of period per $1,000(j)	$5,250		$10,097		$—		$	N/A	(i)

PORTFOLIO TURNOVER RATE	0%		0%		0%			0%

(a)	Per share numbers have been calculated using the average shares method.
(b)	The net asset values and total returns have been calculated on net assets which include adjustments made in accordance with U.S. GAAP required at period end for financial reporting purposes.
(c)	The impact of the Adviser's contribution on Total Return at NAV was 0.08%.
(d)	If Incentive Fees had been excluded, the expense ratios would have decreased by 1.60%, 2.20%, 2.35% and 1.40%, for the years ended March 31, 2026, March 31, 2025, March 31, 2024 and the period from April 1, 2022 through March 31, 2023, respectively.
(e)	The ratios do not include investment income or expenses of the Portfolio Funds (as defined in Note 1) in which the Fund invests.
(f)	Organizational, offering expenses and Incentive Fees are not annualized.
(g)	The Adviser has entered into an Expense Limitation Agreement with the Fund for a one-year term ending as defined in the Expense Limitation Agreement (Note 4) to limit the amount of the Fund's total annual ordinary operating expenses, excluding certain "Specified Expenses" as outlined in the Notes to the Consolidated Financial Statements. This amount includes expenses incurred by the Fund for recoupment to the Adviser for expenses previously waived. Had the Fund not incurred such expenses, the annualized ratio of net expenses to average net assets would have been 4.96% and 4.72% for the years ended March 31, 2026 and March 31, 2025, respectively.
(h)	Total amount of each class of senior securities outstanding at principal value at the end of the year presented.
(i)	For the period ended March 31, 2023, the Fund did not issue any senior securities.
(j)	The asset coverage ratio for a class of senior securities representing indebtedness is calculated as the consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness.

Class D

	For the Year Ended March 31, 2026		For the Year Ended March 31, 2025		For the Year Ended March 31, 2024		For the Period September 1, 2022 (Commencement of operations) to March 31, 2023
NET ASSET VALUE, BEGINNING OF PERIOD	$35.85		$30.45		$26.87			$25.14

INCOME FROM INVESTMENT OPERATIONS
Net investment income (loss)(a)	(1.85)		(1.50)		(1.36)			(0.56)
Net realized and unrealized gain on investments	5.14		7.41		5.75			2.65
Total income from investment operations	3.29		5.91		4.39			2.09

DISTRIBUTIONS
From net investment income	—		—		—			—
From net realized gain on investments	(0.53)		(0.51)		(0.87)			(0.36)
Total distributions	(0.53)		(0.51)		(0.87)			(0.36)

Impact from Adviser contribution	—		—		0.06			—

NET ASSET VALUE, END OF PERIOD(b)	$38.61		$35.85		$30.45			$26.87

TOTAL RETURN	9.23%		19.53%		16.92	%(c)		8.45%

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period (000's)	$28,355		$26,507		$11,317			$1,631

RATIOS TO AVERAGE NET ASSETS
Ratio of gross expenses to average net assets(d)(e)	5.21%		5.03%		6.18%			4.12	%(f)(g)
Ratio of expense waiver/reimbursements to average net assets(e)	(0.03)%		(0.10)%		(0.54)%			(1.49	)%(f)(g)
Ratio of net expenses to average net assets(d)(e)(h)	5.18	%(h)	4.93	%(h)	5.64%			2.63	%(f)(g)
Net investment loss(e)	(4.97)%		(4.34)%		(4.71)%			(2.16	)%(f)(g)

SENIOR SECURITIES
Total borrowings, end of period (000's)(i)	$970,290		$300,077		$—		$	N/A	(j)
Asset coverage, end of period per $1,000(k)	$5,250		$10,097		$—		$	N/A	(j)

PORTFOLIO TURNOVER RATE	0%		0%		0%			0%

(a)	Per share numbers have been calculated using the average shares method.
(b)	The net asset values and total returns have been calculated on net assets which include adjustments made in accordance with U.S. GAAP required at period end for financial reporting purposes.
(c)	The impact of the Adviser's contribution on Total Return at NAV was 0.08%.
(d)	If Incentive Fees had been excluded, the expense ratios would have decreased by 1.58%, 2.14%, 2.66% and 1.40%, for the years ended March 31, 2026, March 31, 2025, March 31, 2024 and the period from April 1, 2022 through March 31, 2023, respectively.
(e)	The ratios do not include investment income or expenses of the Portfolio Funds (as defined in Note 1) in which the Fund invests.
(f)	Annualized.
(g)	Organizational, offering expenses and Incentive Fees are not annualized.
(h)	The Adviser has entered into an Expense Limitation Agreement with the Fund for a one-year term ending as defined in the Expense Limitation Agreement (Note 4) to limit the amount of the Fund's total annual ordinary operating expenses, excluding certain "Specified Expenses" as outlined in the Notes to the Consolidated Financial Statements. This amount includes expenses incurred by the Fund for recoupment to the Adviser for expenses previously waived. Had the Fund not incurred such expenses, the annualized ratio of net expenses to average net assets would have been 5.16% and 4.91% for the years ended March 31, 2026 and March 31, 2025, respectively.
(i)	Total amount of each class of senior securities outstanding at principal value at the end of the year presented.
(j)	For the period ended March 31, 2023, the Fund did not issue any senior securities.
(k)	The asset coverage ratio for a class of senior securities representing indebtedness is calculated as the consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness.

Class A

	For the Year Ended March 31, 2026		For the Year Ended March 31, 2025		For the Period August 1, 2023 (Commencement of operations) to March 31, 2024
NET ASSET VALUE, BEGINNING OF PERIOD	$35.53		$30.34		$26.97

INCOME FROM INVESTMENT OPERATIONS
Net investment income (loss)(a)	(2.09)		(1.72)		(1.26)
Net realized and unrealized gain on investments	5.14		7.42		5.35
Total income from investment operations	3.05		5.70		4.09

DISTRIBUTIONS
From net investment income	—		—		—
From net realized gain on investments	(0.53)		(0.51)		(0.87)
Total distributions	(0.53)		(0.51)		(0.87)

Impact from Adviser contribution	—		—		0.15

NET ASSET VALUE, END OF PERIOD(b)	$38.05		$35.53		$30.34

TOTAL RETURN(c)	8.63%		18.91%		16.05	%(d)

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period (000's)	$2,246,620		$1,508,736		$400,567

RATIOS TO AVERAGE NET ASSETS
Ratio of gross expenses to average net assets(e)(f)	5.85%		5.60%		7.80	%(g)
Ratio of expense waiver/reimbursements to average net assets(f)	(0.03)%		(0.10)%		(0.51	)%(g)
Ratio of net expenses to average net assets(e)(f)(h)	5.82	%(h)	5.50	%(h)	7.29	%(g)
Net investment loss(f)	(5.61)%		(4.91)%		(6.28	)%(g)

SENIOR SECURITIES
Total borrowings, end of period (000's)(i)	$970,290		$300,077		$—
Asset coverage, end of period per $1,000(j)	$5,250		$10,097		$—

PORTFOLIO TURNOVER RATE	0%		0%		0%

(a)	Per share numbers have been calculated using the average shares method.
(b)	The net asset values and total returns have been calculated on net assets which include adjustments made in accordance with U.S. GAAP required at period end for financial reporting purposes.
(c)	Total investment return does not reflect sales load.
(d)	The impact of the Adviser's contribution on Total Return at NAV was 0.08%.
(e)	If Incentive Fees had been excluded, the expense ratios would have decreased by 1.59%, 2.12% and 3.26%, for the year ended March 31, 2026, March 31, 2025 and the period from August 1, 2023 through March 31, 2024, respectively.
(f)	The ratios do not include investment income or expenses of the Portfolio Funds (as defined in Note 1) in which the Fund invests.
(g)	Annualized.
(h)	The Adviser has entered into an Expense Limitation Agreement with the Fund for a one-year term ending as defined in the Expense Limitation Agreement (Note 4) to limit the amount of the Fund's total annual ordinary operating expenses, excluding certain "Specified Expenses" as outlined in the Notes to the Consolidated Financial Statements. This amount includes expenses incurred by the Fund for recoupment to the Adviser for expenses previously waived. Had the Fund not incurred such expenses, the annualized ratio of net expenses to average net assets would have been 5.79% and 5.49% for the years ended March 31, 2026 and March 31, 2025, respectively.
(i)	Total amount of each class of senior securities outstanding at principal value at the end of the year presented.
(j)	The asset coverage ratio for a class of senior securities representing indebtedness is calculated as the consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness.

SENIOR SECURITIES

Information about the Fund's senior securities as of March 31, 2026 and March 31, 2025 is shown in the following table. There were no senior securities outstanding as of March 31, 2024 or March 31, 2023. The information contained in the following table is derived from the Fund's annual report dated March 31, 2026.

Fiscal Year Ended	Total Principal Amount Outstanding(a) (in thousands)	Asset Coverage Per $1,000 of Borrowings(b)	Involuntary Liquidating Preference Per Unit(c)	Average Market Value Per Unit(d)
Credit Facility
March 31, 2025	$300,077	$10,097	—	N/A
March 31, 2026	$970,290	$5,250	—	N/A

(a)	Total amount of each class of senior securities outstanding at principal value at the end of the year presented.
(b)	Calculated by subtracting the Fund's liabilities and indebtedness not represented by senior securities from the Fund's total assets, dividing the result by the aggregate amount of the Fund's senior securities representing indebtedness then outstanding, and multiplying the result by 1,000.
(c)	The amount to which such class of senior security would be entitled upon the Fund's involuntary liquidation in preference to any security junior to it. The "—" in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.
(d)	Not applicable to senior securities outstanding as of period end.

THE FUND

The Fund is a Delaware statutory trust formed on July 28, 2021 and is registered under the Investment Company Act as a closed-end, non-diversified, management investment company. The Fund held its initial closing on April 1, 2022.

Investment advisory services are provided to the Fund by the Adviser pursuant to the Investment Advisory and Management Agreement. Responsibility for monitoring and overseeing the Fund's investment program and its management and operation is vested in the Board.

USE OF PROCEEDS

The proceeds from the sale of Shares of the Fund, not including the amount of any sales loads and the Fund's fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund's investment objective and strategies within three months after receipt of such proceeds, however, the Fund may be delayed up to an additional three months depending on market conditions, the timing and availability of suitable investments and capital inflows into the Fund. The Fund anticipates that it will take a longer period of time to allocate proceeds of its continuous offering to certain investments, principally certain Primary Investments, Secondary Investments and Direct Investments, due to the nature of those investments. Such proceeds will be invested together with any interest earned in the Fund's account with the Fund's Transfer Agent prior to the closing of the applicable offering. See "Purchasing Shares." Delays in investing the Fund's assets may occur (i) because of the time typically required to complete private equity markets transactions (which may be considerable), (ii) because certain Portfolio Funds selected by the Adviser may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Portfolio Fund Managers to invest the amounts committed by the Fund. Accordingly, during this period, the Fund may not achieve its investment objective or be able to fully pursue its investment strategies and policies.

Pending the investment of the proceeds pursuant to the Fund's investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion, in short-term, high quality debt securities, money market securities, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. The Fund may not achieve its investment objective, or otherwise fully satisfy its investment policies, during such periods in which the Fund's assets are not able to be substantially invested in accordance with its investment strategies.

INVESTMENT OBJECTIVE AND STRATEGY

The Fund's investment objective is to seek attractive long-term capital appreciation. In pursuing its investment objective, the Fund invests in an actively managed portfolio of Private Assets. The Fund and the Adviser do not guarantee any level of return or risk on investments and there can be no assurance that the Fund's investment objective will be achieved or that the Fund's investment program will be successful. The Fund's investment objective is a non-fundamental policy of the Fund and may be changed with the approval of the Board upon 60 days' prior written notice to the Fund's Shareholders.

Under normal circumstances, the Fund intends to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in Private Assets. For purposes of this policy, Private Assets include Direct Investments and Primary Investments and Secondary Investments in Portfolio Funds. This test is applied at the time of investment; later percentage changes caused by a change in the value of the Fund's assets, including as a result in the change in the value of the Fund's investments or due to the issuance or repurchase of Shares, will not require the Fund to dispose of an investment. This policy may be changed by the Board without Shareholder approval if (i) the Fund conducts a tender offer to allow Shareholders to tender Shares for repurchase in advance of changing the policy, (ii) the Fund provides Shareholders at least 60 days' prior written notice of any change to the policy in advance of such tender offer in the manner prescribed by the SEC and (iii) the tender offer is not oversubscribed.

The Fund may invest, directly or indirectly in companies that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions, including emerging market countries. The Fund defines emerging market countries generally to include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The Fund may seek to hedge all or a portion of the Fund's foreign currency risk. Depending on market conditions and the views of the Adviser, the Fund may or may not hedge all or a portion of its currency exposures.

The Adviser manages the Fund's asset allocation and investment decisions with a view towards managing liquidity and maintaining a high level of investment in Private Assets. The Fund's asset allocation and amount of Private Assets may be based, in part, on anticipated future capital calls and distributions from such investments. This may result in the Fund making commitments to Private Assets in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to "over-commit"). The Adviser may also take other anticipated cash flows into account, such as those relating to new subscriptions into the Fund, the repurchase of Shares through periodic tenders by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser utilizes quantitative and qualitative factors, including historical private equity data, actual portfolio observations and qualitative forecasts prepared by the Adviser. The Fund maintains cash, cash equivalents, borrowings or other liquid assets in sufficient amounts, in the Adviser's judgment, to satisfy capital calls from Portfolio Funds.

The Fund is authorized to utilize leverage to the maximum extent permitted by the Investment Company Act. The Fund is permitted to borrow money or issue debt securities in an amount up to 33-1∕3% of its total assets in accordance with the Investment Company Act. The Fund also is permitted to issue preferred shares in an amount up to 50% of its total assets in accordance with the Investment Company Act. The Fund has established a credit line to borrow money for a range of investment and other general corporate purposes, including to provide liquidity for capital calls by Portfolio Funds, to satisfy tender requests, to manage timing issues in connection with the inflows of additional capital and the acquisition of Fund investments and to otherwise satisfy Fund obligations. There is no assurance, however, that the Fund will be able to timely repay any borrowings under such credit line. There can be no assurance that the Fund will be able to renew its credit line on attractive terms. Under the Investment Company Act, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness. This means that at the time the borrowing is made, the value of the Fund's borrowings may not exceed one-third the value of the Fund's total assets (including such borrowings), or 50% of the Fund's net assets. None of the foregoing Investment Company Act requirements apply to Portfolio Funds in which the Fund invests unless such Portfolio Funds are registered under the Investment Company Act. To enhance the Fund's liquidity, particularly in times of possible net outflows through the repurchase of Shares by periodic tender offers to Shareholders, the Adviser may sell certain of the Fund's assets. The Fund may obtain additional leverage in the future by issuing preferred shares and/or notes and borrowing additional funds from banks and other financial institutions.

The Board may modify the borrowing policies of the Fund, including the purposes for which borrowings may be made, and the length of time that the Fund may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Shareholders and the terms of any borrowings may contain provisions that limit certain activities of the Fund. The Fund also may borrow money from banks or other lenders for temporary purposes in an amount not to exceed 5% of the Fund's assets. Such temporary borrowings are not subject to the asset coverage requirements discussed above.

During normal market conditions, it is generally not expected that the Fund will hold more than 5-10% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, the Fund may hold a substantially higher amount of Liquid Assets.

The Fund may make investments directly or indirectly through one or more wholly-owned Subsidiaries. The Fund may form a Subsidiary in order to pursue its investment objective and strategies in a potentially tax-efficient manner or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund's investments also will refer to any Subsidiary's investments. In determining which investments should be bought and sold for a Subsidiary, the Adviser will treat the assets of the Subsidiary as if the assets were held directly by the Fund. The financial statements of each Subsidiary will be consolidated with those of the Fund.

If the Fund's Subsidiaries, currently Ares Landmark Private Markets Fund-D, LLC, Ares Landmark Private Markets Fund-D Blocker, LLC, Ares Private Markets Fund Blocker, LLC, Ares Private Markets Fund-ND LLC and Ares Private Markets Fund-EU LLC, make investments, they will bear their respective organizational and operating fees, costs, expenses and liabilities and, as a result, the Fund will indirectly bear these fees, costs, expenses and liabilities. As the Subsidiaries are wholly owned, they have the same investment strategies as the Fund. In addition, the Subsidiaries are consolidated subsidiaries of the Fund and the Fund complies with the provisions of the Investment Company Act governing capital structure and leverage on an aggregate basis with the Subsidiaries.

The Adviser complies with the provisions of the Investment Company Act relating to investment advisory contracts as an investment adviser to the Subsidiaries under Section 2(a)(20) of the Investment Company Act. The Subsidiaries comply with the provisions relating to affiliated transactions and custody of the Investment Company Act. UMB Bank, N.A. serves as the custodian to the Subsidiaries. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.

Investment Strategies

The Fund is intended to provide Shareholders with asset allocation and access to Private Asset investments that are typically only available to large institutional investors. In pursuing the Fund's investment objective, the Adviser seeks to invest in Primary Investments, Secondary Investments and Direct Investments that represent a broad spectrum of types of private equity and other private asset opportunities (e.g., buyout, venture and growth capital, special situations, infrastructure, real estate, private credit and GP Stakes (defined below)) and vintage years (i.e., the year in which a Portfolio Fund begins investing).

Buyouts: Investments in the equity of established companies where an investor, typically a private equity firm, takes a controlling interest in the company often involving a combination of equity and debt financing to complete the acquisition.

Venture and Growth Capital: Venture capital is characterized by equity investments in early through late stage start-up companies with high potential growth. Growth capital is characterized by investments in companies that typically have a proven business model, but need capital to help facilitate growth.

Special Situations: Encompasses a broad range of investments including operational turnarounds, distressed debt, distressed financial assets, "rescue" financings and high yielding credit-oriented strategies.

Infrastructure: Private infrastructure investments typically include investments in equity and debt securities of companies that focus on utilities and/or transportation infrastructure.

Real Estate: Real estate investments include investments in real estate opportunities or in operating companies with significant real estate portfolios.

Private Credit: Private credit investments may include direct debt and other yield-oriented investments, including debt issued by private companies, which may include loans and debt securities of private equity-backed companies.

GP Stakes: Direct or indirect minority equity investments in asset management firms (i.e., companies engaged in the business of investing in and/or managing portfolios of securities) ("GP Stakes").

With respect to the Fund's investments in Portfolio Funds, the Adviser will employ targeted portfolio construction to build a portfolio diversified by global geography, manager, vintage year exposure, and industry sector. The Adviser will typically utilize top-down and bottom-up due diligence processes to evaluate each Portfolio Fund and its sponsor, including, but not limited to, conversations with the sponsor, detailed historical track record evaluation, peer and investor references, and other quantitative and qualitative analyses, as available.

Types of Portfolio Investments

The Fund's investment exposure to the strategies described above is expected to be implemented through a variety of Primary Investments and Secondary Investments in Portfolio Funds, as well as Direct Investments and investments in Liquid Assets as described below. The Fund expects to invest principally in Secondary Investments and, to a lesser degree, in Primary Investments and Direct Investments, although the allocation among those types of investments may vary from time to time. Typical Secondary Investments generally will include purchases by the Fund of interests in Portfolio Funds, typically after the end of the Portfolio Fund's fundraising period, with existing underlying portfolio companies, whereas typical Primary Investments are investments in newly established Portfolio Funds where the underlying portfolio companies are not known as of the time of the Fund's commitment.

Secondary Investments

Traditional Secondary Investments generally will include purchases by the Fund of interests in Portfolio Funds, typically after the end of the Portfolio Fund's fundraising period (generally three to seven years into the Portfolio Fund's operating history), with existing underlying portfolio companies. These Portfolio Funds have generally drawn down substantially all of their capital commitments depending on age and investment cycle stage. Sales of Portfolio Fund interests are often driven by an investor's need for liquidity or active approach in managing their private fund portfolio. Traditional Secondary Investments typically will be acquired by the Fund in privately negotiated transactions as there is no established market for such investments.

The Fund also may gain exposure to Portfolio Funds involving Secondary Investments structured as a preferred equity investment ("Structured Solutions"). Structured Solutions, which may be self-originated or intermediated transactions, are between the Fund and a Portfolio Fund's general partner. The Fund will invest cash into an existing Portfolio Fund or newly created vehicle in exchange for newly-issued interests in the Portfolio Fund or the newly created vehicle (i.e., the "preferred equity"). Structured Solutions are intended to provide for strong risk-adjusted return with meaningful downside protection.

The Fund also invests in Secondary Investment transactions that are being led by a Portfolio Fund's general partner, including end-of life transactions, which seek to partner potential buyers, such as the Fund, with Portfolio Fund Managers to provide structured and holistic liquidity solutions to the limited partners in a Portfolio Fund. These Secondary Investments often involve existing investors in a Portfolio Fund being given the option to sell all or a portion of their Portfolio Fund interests to the Fund during a binding election period. Investors in a Portfolio Fund generally are given the option to sell their interests or roll into a newly-formed Portfolio Fund on new terms. That newly-formed Portfolio Fund may own a diversified pool of assets or it may own a concentrated or even single asset transaction(s).

Primary Investments

Primary Investments are investments in newly established Portfolio Funds where the underlying portfolio companies are not known as of the time of the Fund's commitment. Primary Investments are characterized by a gradual deployment of capital. In identifying and selecting Primary Investments, the Fund seeks to invest in Portfolio Funds run by high-quality Portfolio Fund Managers with a track record of consistent value creation and top-tier risk-adjusted rates of return.

Direct Investments

Direct Investments are investments by the Fund in the equity and/or debt securities of U.S. and non-U.S. private companies, including alongside private equity funds and other private equity firms. Direct Investments by the Fund alongside other investors ("Co-Investment Opportunities") are sometimes structured so that the lead investor and co-investors collectively hold a controlling interest in the operating company. In some circumstances, the Fund may lead investments in Co-Investment Opportunities. Direct Investments also may be originated by the Adviser or its affiliates. In Direct Investments, unlike investments in Portfolio Funds, the Fund in many cases will not bear an additional layer of fees and expenses generally associated with investing directly in a Portfolio Fund, although the Fund may still bear transactional expenses.

Liquid Assets

The Fund invests a portion of its assets in a portfolio of Liquid Assets, including cash and cash equivalents, liquid fixed-income securities and other credit instruments, and other investment companies, including ETFs.

The Fund may invest in investment grade and below investment grade fixed-income securities, including investment grade short term debt obligations, convertible securities, money market instruments, repurchase agreements and restricted securities. The Fund's liquid fixed-income and other credit investments will primarily focus on floating rate senior secured loans issued by U.S. and foreign corporations, partnerships and other business entities, including private equity backed companies (i.e., borrowers). Floating rate loans are often at the time of investment below investment grade securities (commonly known as "junk" or "junk bonds"). The Fund considers debt securities to be below investment grade if, at the time of investment, they are rated below the four highest categories by at least one independent credit rating agency or, if unrated, are determined by the Adviser to be of comparable quality.

While the Fund intends to obtain its principal investment exposure to Private Assets by investing in Primary Investments, Secondary Investments and Direct Investments, it may also gain such exposure by investing in other investment companies, including ETFs.

While this Prospectus contains generalized discussions about the Adviser's current expectations with respect to the make-up of the portfolio of the Fund, many factors may contribute to changes in emphasis in the construction of the portfolio, including changes in market or economic conditions or regulations as they affect various industries and sectors and changes in the political or social situations in particular jurisdictions. The Adviser may modify the implementation of the Fund's investment strategies, portfolio allocations, investment processes and investment techniques based on market conditions, changes in personnel or as the Adviser otherwise deems appropriate.

Significant Secondaries Acquisition Transactions

From time to time, the Fund may enter into acquisition transactions to acquire significant amounts of Secondary Investments ("Acquisition Transactions"). Such transactions may occur over the course of many months or years. The consummation of these types of transactions, given their size and complexity, is uncertain. Most of these types of transactions will be subject to certain closing conditions, including, among others, counterparty consent (which may include consent of both the selling general and limited partners) as well as the consents of the general partners of the limited partnerships comprising the Secondary Investments. See "Risks - Risks Relating to Significant Secondaries Acquisition Transactions" for a description of the risks relating to Acquisition Transactions.

The Adviser may use a combination of available cash and borrowings under the Fund's credit line to complete Acquisition Transactions over time. The Fund is permitted to borrow money in an amount up to 331∕3% of its total assets in accordance with the Investment Company Act. The Fund is permitted to borrow money for a range of purposes, including the acquisition of investments, such as Secondary Investments through Acquisition Transactions. The Adviser will monitor the use of the Fund's line of credit in connection with Acquisition Transactions to maintain compliance with the asset coverage requirements of the Investment Company Act and seek to increase the size of the Fund's line of credit, as needed. There can be no assurance that the Fund will be able to increase or renew its credit line on attractive terms.

In addition, as the Fund may agree to assume certain unfunded commitments as part of an Acquisition Transaction, consistent with the requirements of Rule 18f-4 under the Investment Company Act, the Fund will not purchase any such unfunded commitments unless it reasonably believes, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due.

ARES PLATFORM

In June 2021, Ares completed the acquisition of Landmark Partners, LLC (collectively with its subsidiaries, "Landmark Partners"), which now operates as the Ares Secondaries Group.

Ares Secondaries Group History and Experience

Founded in 1989, Landmark Partners (now, Ares Secondaries Group) was one of the earliest and most active investors in the secondary private equity market. Ares Secondaries Group believes that it has the reputation, skill and record of accomplishment in the alternative investment markets of private equity, real estate, credit and infrastructure and real assets that make it an attractive manager for investors seeking to participate in these asset classes.

Ares Secondaries Group invests in secondary markets across a range of alternative asset class strategies, including private equity, real estate, infrastructure and credit, with $43 billion of assets under management in over 100 funds as of March 31, 2026. The team has extensive experience investing across the secondaries market primarily in North America. Ares has established itself amongst the most active secondary investors engaged in recapitalizing and restructuring existing limited partnership interests in funds with a focus on transactions that can address pending fund maturity, strategy change or the need for additional equity capital.

Ares Secondaries Group has an established track record of providing customized private equity transaction solutions to institutional limited partners and general partners. As of March 31, 2026, Ares Secondaries Group's private equity secondaries team of more than 39 investment professionals managed $22.6 billion of assets under management in approximately 49 funds and accounts. Ares Secondaries Group acquires interests across a range of partnership vehicles, including private equity funds, multi-asset portfolios, as well as single asset joint ventures. Ares continues to maintain a differentiated investment strategy that utilizes Ares' skills in fundamental manager and portfolio analysis, Ares' quantitative research capabilities and the support and insights from the wider Ares platform with the aim to generate strong risk-adjusted returns.

Immediate Portfolio Diversification. Ares Secondaries Group offers investors the ability to invest in private equity funds in a highly diversified and efficient manner, thereby potentially mitigating risk. The firm has consistently assembled portfolios of limited partner interests in partnerships across a variety of vintages, strategies, industries and geographies. Over the past 30 years, Ares' secondary private equity funds have acquired over 1,900 limited partner interests across more than 500 transactions, with underlying investments in over 24,000 companies.

Potential Rapid Deployment of Capital. Capital commitments in primary private equity funds may be tied up for considerable periods of time before being drawn down for investment. In contrast, on average, Ares Secondaries Group's secondary private equity funds have been fully invested or committed within three years of the relevant fund's final closing.

Potential for Higher Rates of Return Due to Early Return of Capital. Ares' secondary private equity funds historically have returned capital to investors relatively quickly, as the portfolios of secondary interests contain funds and investments in all stages of development, some of which are already in liquidation. As a result, Ares' secondary private equity funds have the potential to begin generating distributions almost immediately upon the closing of certain transactions, producing current cash flow to the investor. Investors in Ares' prior secondary private equity funds have, on average, accumulated distributions within three months of the initial investment, which decreased the impact of the "J-curve." The J-curve refers to the tendency for private equity funds to deliver negative returns and cash flows in their early years (due to the fund's investment-related expenses and fees) and to deliver positive returns and cash flows in later years (as the fund's portfolio company investments mature and are sold). On an ongoing basis, these funds have collectively made distributions every quarter since 1991, thereby producing stable cash flow to investors.

Ares Secondaries Group's Investment Program and Processes

The core investment disciplines of Ares' private equity secondary program are to seek to purchase high-quality, mature exposure to a diversified portfolio of private equity assets at a discount to intrinsic value in funds managed by alpha-generating managers.

The Quantitative Research Group ("QRG") within Ares Global Client Solutions is utilized to leverage public and proprietary data, analytics and experience in an effort to give Ares Secondaries Group an information edge in the marketplace. QRG's objective is to act as a force multiplier for Ares Secondaries Group's core sourcing, risk management and underwriting activities. QRG's tools include, but are not limited to, white papers and market commentary, cash flow forecasting and secondary valuation services, manager and investor alpha diagnostic services, and limited partner portfolio and investment strategy assessment. These activities span asset pricing, risk management, performance measurement, investor relations and business development. Importantly, they help Ares Secondaries Group source, price and execute on various transactions.

Proactive Deal Sourcing. Ares Secondaries Group has developed strong deal sourcing competencies by utilizing QRG tools to assist limited partners and general partners in identifying opportunities to improve investment performance. These value-add services help Ares Secondaries Group establish close, differentiated relationships with investors who may be looking to address portfolio management goals. This thought-partner sourcing strategy helps establish Ares Secondaries Group as a problem solver. Ares Secondaries Group believes that the use of portfolio management tools to build relationships with sellers and create highly customized and value-added solutions has become a strength and provides a competitive advantage.

Pricing and Valuation. Ares Secondaries Group has developed a highly analytical and thorough due diligence process for evaluating potential investments. This process starts with a comprehensive analysis of the subject portfolio and the track record of the fund manager. Ares Secondaries Group's track record analysis is buttressed by QRG tools such as the GP Alpha Analysis, which assesses a sponsor's outperformance through various economic cycles. For portfolio diligence, Ares Secondaries Group performs a thorough return analysis of the portfolio assets utilizing a "bottom up" underwriting approach while sensitizing for multiple return scenarios. This is generally true of each portfolio, regardless of size or complexity. The QRG is also helpful in allowing Ares Secondaries Group to utilize data and research to bolster market and asset level insights, which in turn allows it to identify asset mispricing and appropriate valuation during the underwriting process.

Investment Process

Deal Sourcing. Ares Secondaries Group seeks to generate proprietary deal flow through its use of tools generated from the QRG to establish relationships and collaborative discussions with limited and general partners. Ares Secondaries Group's extensive network in the private equity community and its ability to complete specialized solutions-based transactions creates attractive deployment opportunities.

Due Diligence and Evaluation Procedures. As part of its initial due diligence, Ares Secondaries Group generally performs a detailed review of the following items: (i) the sponsor's historical investment track record; (ii) going forward franchise risk for the sponsor (if any); (iii) the sponsor's investment return expectations compared to those specified when the fund was initially marketed; (iv) liquidity expectations at a high level by investment; (v) under-performing investments and strategies for recovery; and (vi) confirmation that there are no significant impediments to an orderly transfer of partnership interests.

As this analysis is performed, Ares Secondaries Group generally reviews clients' secondary portfolios at weekly meetings. If Ares Secondaries Group believes that the opportunity is sufficiently attractive to merit performing additional due diligence, the following evaluation procedures are generally conducted. First, if available, Ares Secondaries Group reviews the sponsor's projections of exit timing and value, by investment, within the detailed context of (i) current value; (ii) comparable public values; (iii) projected growth in cash flow; (iv) industry reports; and (v) the partnership's prior performance. Concurrently, the sponsor's projections for returns on unfunded commitments are evaluated, principally within the context of prior performance.

Ares Secondaries Group then prepares a cash flow model which projects the internal rate of return to investors over the life of the investment being acquired. The principal components of the model are: (i) the cash required to purchase the portfolio; (ii) projected cash distributions, year by year from existing and future investments; (iii) the leverage, if any, expected to be incurred in funding future capital calls and a time table for such funding; (iv) interest on borrowed funds; and (v) partnership working capital and organizational and operational expenses. Finally, Ares Secondaries Group pays close attention to return sensitivities and each investment's implications on portfolio construction to gauge whether the presented opportunity has the potential to be accretive to the relevant client's return profile. Upon completion of the due diligence process, the Investment Committee, which is generally closely involved in the review process since the deal is brought to the attention of the investment team, votes to approve or reject the deal.

Negotiations and Closing. Upon reaching agreement on price and terms, Ares Secondaries Group and the seller execute a letter of intent and negotiate the definitive purchase and sale agreement. Meetings to obtain consent to the transfer, to address transfer mechanics and to complete due diligence are then scheduled with the general partners of the interests being acquired.

Post-Acquisition Activities. Portfolio management requires significant effort and expertise in data collection and analysis. Ares Secondaries Group performs numerous activities including monitoring fund sponsors and investments to prepare comprehensive reports that summarize the performance of underlying funds. Other activities include a review of amendments to partnership agreements to protect the interests of the relevant client as well as management of the distribution of cash and securities received by such client. Additionally, Ares Secondaries Group's investment professionals attend annual meetings of the sponsors in which the relevant client is invested, participate actively on selected advisory boards and maintain ongoing direct relationships with all fund sponsors.

RISKS

AN INVESTMENT IN THE FUND INVOLVES A HIGH DEGREE OF RISK AND THEREFORE SHOULD ONLY BE UNDERTAKEN BY QUALIFIED INVESTORS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME THESE RISKS AND TO BEAR THE LOSS OF ALL OR PART OF THEIR INVESTMENT. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY, BUT ARE NOT MEANT TO BE AN EXHAUSTIVE LISTING OF ALL OF THE POTENTIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND. INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL, LEGAL, INVESTMENT AND TAX ADVISORS PRIOR TO INVESTING IN THE FUND.

Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. Potential investors with questions as to the suitability of an investment in the Fund should consult their professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.

The Fund's investment program is speculative and entails substantial risks. In considering participation in the Fund, prospective investors should be aware of certain risk factors, which include the following:

General Risks of Investing in the Fund

General Investment Risks

There is no assurance that the investments held by the Fund will be profitable, that there will be proceeds from such investments available for distribution to Shareholders, or that the Fund will achieve its investment objective. An investment in the Fund is speculative and involves a high degree of risk. Fund performance may be volatile and a Shareholder could incur a total or substantial loss of its investment. There can be no assurance that projected or targeted returns for the Fund will be achieved.

Management Risk

The Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in Private Assets, which are highly specialized instruments that require investment techniques and risk analyses different from those associated with investing in public equities and bonds. The Fund's allocation of its investments across Portfolio Funds, Direct Investments and other portfolio investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on the Adviser's analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund's portfolio, may vary over time. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.

Dependence on the Adviser and Key Personnel

The Fund depends on the Adviser's ability to select, allocate and reallocate effectively the Fund's assets. The success of the Fund is thus substantially dependent on the Adviser and its continued employment of certain key personnel. Similarly, the success of each Portfolio Fund investment in which the Fund invests is also likely to be substantially dependent on certain key personnel of a Portfolio Fund Manager. Should one or more of the key personnel of the Adviser or of a Portfolio Fund Manager become incapacitated or in some other way cease to participate in management activities, the Fund's performance could be adversely affected. There can be no assurance that these key personnel will continue to be associated with or available to the Adviser or the general partners of the Portfolio Funds throughout the life of the Fund.

Closed-End Fund Structure; Liquidity Limited to Periodic Repurchases of Shares

The Fund is designed primarily for long-term investors. An investment in the Fund, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid portfolio investments within an illiquid fund. An investment in the Shares is not suitable for investors who need access to the money they invest. Unlike open-end funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares are not redeemable at a Shareholder's option. Unlike stocks of listed closed-end funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. The Fund's investments in Private Assets are illiquid and typically cannot be transferred or redeemed for a substantial period of time. The Shares are designed for long-term investors, and the Fund should not be treated as a trading vehicle.

Repurchase of Shares Risk

Although the Adviser intends to recommend that, in normal market circumstances, the Board conduct quarterly repurchase offers of no more than 5% of the Fund's net assets, Shares are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies. It is possible that the Fund may be unable to repurchase all of the Shares that a Shareholder tenders due to the illiquidity of the Fund's investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.

There can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time.

There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund's NAV may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase. Shareholders will have to decide whether to request that the Fund repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Fund for purposes of effecting such repurchases. See "Repurchase of Shares."

Offers for repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Shares and the underlying investments of the Fund. Additionally, because Shares are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders unless called for under the provisions of the Investment Company Act or under Delaware law.

In addition, the repurchase of Shares by the Fund may be a taxable event to Shareholders, potentially including even Shareholders who do not tender any Shares in such repurchase. Furthermore, the Fund's use of cash to repurchase Shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income or gain in connection with its sale or other disposal of portfolio securities to fund Share repurchases. Any such income would be taken into account in determining whether such distribution requirements are satisfied and would need to be distributed to Shareholders (in taxable distributions) in order to eliminate a Fund-level tax.

Payment In-Kind For Repurchased Shares

The Fund generally expects to distribute to the holder of Shares that are repurchased cash in satisfaction of such repurchase. See "Repurchase of Shares." However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Fund may receive securities from a Portfolio Fund that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in-kind to Shareholders. In the event that the Fund makes such a distribution of securities, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities. Shareholders are urged to consult their tax advisors as to the possibility of the Fund distributing securities in-kind, as well as the specific tax consequences of owning and disposing any securities actually distributed in-kind by the Fund.

Restrictions on Transfers

Transfers of Shares may be made only with the consent of the Fund, which may be withheld in the Fund's sole discretion. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.

Non-Diversified Status

The Fund is a "non-diversified" investment company for purposes of the Investment Company Act, which means it is not subject to percentage limitations under the Investment Company Act on assets that may be invested in the securities of any one issuer. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified fund, like the Fund, more susceptible to the risk that one single event or occurrence can have a significant adverse impact upon the Fund.

Valuation Risk

The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. The Adviser may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value.

A substantial portion of the Fund's assets consist of Portfolio Funds and Direct Investments for which there are no readily available market quotations. Accordingly, because there is not a readily available market value for most of the investments in the Fund's portfolio, substantially all of the Fund's portfolio investments are valued at fair value as determined in good faith by the Adviser, as the valuation designee, in accordance with the Adviser's valuation policies and procedures and subject to the oversight of the Board. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. In determining fair value, the Adviser is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. The most relevant information may often be provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated.

The value at which the Fund's investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. The Fund invests a significant amount of its assets in Private Assets for which no public market exists. There can be no guarantee that the Fund's investments could ultimately be realized at the Fund's valuation of such investments. In addition, the Fund's compliance with the asset diversification tests under the Code depends on the fair market values of the Fund's assets, and, accordingly, a challenge to the valuations ascribed by the Fund could affect its ability to comply with those tests or require it to pay penalty taxes in order to cure a violation thereof.

The Fund's NAV is a critical component in several operational matters including computation of the Advisory Fee, the Incentive Fee and the Distribution and Servicing Fee, and determination of the price at which the Shares will be offered and at which a repurchase offer will be made. Consequently, variance in the valuation of the Fund's investments will impact, positively or negatively, the fees and expenses Shareholders will pay, the price a Shareholder will receive in connection with a repurchase offer and the number of Shares an investor will receive upon investing in the Fund. The Fund accepts purchases of Shares as of the first business day of each month. The number of Shares a Shareholder will receive will be based on the Fund's most recent NAV, which will be calculated for the last business day of the preceding month (i.e., one business day prior to date on which the Fund will accept purchases). For more information regarding the Fund's subscription process, see "Purchasing Shares."

The Adviser generally expects to receive information for the Fund's investments in Private Assets, including Portfolio Funds and Direct Investments, on which it will base the Fund's NAV only as of each calendar quarter end and on a significant delay. The Adviser generally does not expect to receive updated information intra quarter for such investments. As a result, the Fund's NAV for periods other than calendar quarter end will likely be based on information from the prior quarter. The Fund may need to liquidate certain investments, including its investments in Private Assets, in order to repurchase Shares in connection with a repurchase offer. A subsequent decrease in the valuation of the Fund's investments after a repurchase offer could potentially disadvantage remaining Shareholders to the benefit of Shareholders whose Shares were accepted for repurchase. Alternatively, a subsequent increase in the valuation of the Fund's investments could potentially disadvantage Shareholders whose Shares were accepted for repurchase to the benefit of remaining Shareholders. Similarly, a subsequent decrease in the valuation of the Fund's investments after a subscription could potentially disadvantage subscribing investors to the benefit of pre-existing Shareholders, and a subsequent increase in the valuation of the Fund's investments after a subscription could potentially disadvantage pre-existing Shareholders to the benefit of subscribing investors. For more information regarding the Fund's calculation of its NAV, see "Net Asset Valuation."

Leverage Risk

The Fund currently utilizes and intends to continue to utilize leverage and may utilize leverage to the maximum extent permitted by law for investment and other general corporate purposes. The Fund currently employs leverage through a credit facility. See "Senior Securities". The Fund may obtain additional leverage in the future by issuing preferred shares and/or notes and it may also borrow funds from banks and other financial institutions. Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. Increases and decreases in the value of the Fund's investment portfolio will be magnified if the Fund uses leverage. Accordingly, leverage may cause greater changes in the Fund's NAV, which will be borne entirely by Shareholders. If the Fund issues preferred shares and/or notes or engages in other borrowings, it will have to pay dividends on its preferred shares or interest on its notes or borrowings, which will increase expenses and may reduce the Fund's return. These dividend payments or interest expenses (which will be borne entirely by Shareholders) may be greater than the Fund's return on its investments. The Fund's leveraging strategy, if utilized, may not be successful.

These means of obtaining leverage are, and would be, senior to the Fund's Shares, such that lenders under a credit facility, holders of preferred shares and/or notes or other Fund indebtedness would have priority over Shareholders in the distribution of the Fund's assets, including dividends, distributions of principal and liquidating distributions. If preferred shares are issued and outstanding, holders of preferred shares would vote together with the Shareholders on all matters, including the election of trustees. Additionally, holders of preferred shares would have the right separately to elect two trustees of the Fund, voting separately as a class, and would vote separately as a class on certain matters which may at times give holders of preferred shares disproportionate influence over the Fund's affairs. If the preferred shares were limited in their term, redemptions of such preferred shares would require the Fund to liquidate its investments to raise cash to pay redemption proceeds at times the Adviser may not want to sell those investments. In addition, the Fund's ability to make distributions to Shareholders or to repurchase Shares will be limited by the asset coverage requirements and other limitations imposed by the Investment Company Act and the terms of the Fund's indebtedness, including any outstanding preferred shares.

The Fund is not permitted to issue senior securities that are stock if, immediately after such issuance, the Fund would have asset coverage (as defined in the Investment Company Act) of less than 200% with respect to senior securities that are stock. This means that at the time the issuance is made, the value of the Fund's senior securities may not exceed one-half the value of the Fund's total assets (including such senior securities), or 100% of the Fund's net assets. Additionally, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness. This means that at the time the borrowing is made, the value of the Fund's borrowings may not exceed one-third the value of the Fund's total assets (including such borrowings), or 50% of the Fund's net assets. Under the Investment Company Act, any preferred stock the Fund issues will constitute a "senior security" for purposes of the 200% asset coverage test, and any borrowings or debt securities the Fund issues will constitute a "senior security" for purposes of the 300% asset coverage test. In addition, while any senior securities remain outstanding, the Fund will be required to make provisions to prohibit any dividend distribution to Shareholders or the repurchase of such securities or shares unless the Fund meets the applicable asset coverage ratios at the time of the distribution or repurchase after giving effect to the distribution or repurchase. The Fund is also permitted to borrow amounts up to 5% of the value of the Fund's total assets for temporary purposes without regard to asset coverage, which borrowings would not be considered senior securities, provided that any such borrowings in excess of 5% of the value of the Fund's total assets would be subject to the asset coverage ratio requirements of the Investment Company Act, even if for temporary purposes.

The Fund will pay (and Shareholders will bear) all costs and expenses relating to the issuance and ongoing maintenance of any indebtedness issued by the Fund. The costs of the Fund's current line of credit, as well as any future offerings of preferred shares and/or notes or other forms of indebtedness, will be borne immediately by Shareholders and result in a reduction of the NAV of Shares. In addition, when the Fund uses leverage, the investment advisory fees payable to the Adviser will be higher than if the Fund did not use leverage, and may provide a financial incentive to the Adviser to increase the Fund's use of leverage and create an inherent conflict of interest. There is no assurance that a leveraging strategy will be successful.

If the Fund issues preferred shares and/or notes or other forms of indebtedness, the Fund may be subject to certain restrictions on investments imposed by the guidelines of one or more rating agencies, which may issue ratings for the preferred shares and/or notes or short-term debt securities issued by the Fund, or may be subject to covenants or other restrictions imposed by its lenders. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. Certain types of borrowings by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. These covenants and restrictions may negatively affect the Fund's ability to achieve its investment objective.

Effects of Leverage

Assuming the use of borrowings in the amount of 18.7% of the Fund's total assets and an annual interest rate on borrowings of 6.13% payable on such borrowings based on estimated market interest rates as of a recent date, the additional income that the Fund must earn in order to cover such interest payments is 1.15% of total assets. These figures are merely estimates based on current market conditions and are provided for illustration purposes only. The Fund's actual cost of leverage will be based on market interest rates at the time the Fund undertakes a leveraging strategy, and such actual cost of leverage may be higher or lower than that assumed in the previous example.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effects of the Fund's leverage due to senior securities on corresponding Share total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund's portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Fund. Your actual returns may be greater or less than those appearing below.

Assumed Return on Portfolio (Net of Expenses)	-10%	-5%	0%	5%	10%
Corresponding Return to Shareholder	(11.15)%	(6.5)%	(1.15)%	3.85%	8.85%

Corresponding Share total return is composed of two elements — the Share dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying interest expenses on the Fund's borrowings) and gains or losses on the value of the securities the Fund owns.

Amount or Frequency of Distribution

The amount of distributions that the Fund may pay is uncertain. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board, and otherwise in a manner to comply with Subchapter M of the Code. See "Distributions." Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund's ability to pay distributions may be adversely affected by the impact of the risks described in this Prospectus. All distributions will depend on the Fund's earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Risks of Investing in Private Assets

Risks of Private Equity Strategies

The Fund's investment portfolio will include Direct Investments in private companies and investments in Portfolio Funds, which often hold securities issued primarily by private companies. Operating results for private companies in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

•	Buyout Investment Risks. Buyout transactions may result in new enterprises that are subject to extreme volatility, require time for maturity and may require additional capital. In addition, they frequently rely on borrowing significant amounts of capital, which can increase profit potential but at the same time increase the risk of loss. Leveraged companies may be subject to restrictive financial and operating covenants. The leverage may impair the ability of these companies to finance their future operations and capital needs. Also, their flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company's income and net assets will tend to increase or decrease at a greater rate than if borrowed money was not used. Although these investments may offer the opportunity for significant gains, such buyout investments involve a high degree of risk that can result in substantial losses, which risks generally are greater than the risks of investing in public companies that may not be as leveraged.

•	Venture Capital Risks. Venture capital investments are in private companies that have limited operating history, are attempting to develop or commercialize unproven technologies or to implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public. Although these investments may offer the opportunity for significant gains, such investments involve a high degree of risk that can result in substantial losses, which risks generally are greater than the risks of investing in public or private companies that may be at a later stage of development.

•	Special Situations Risks. The special situations strategies invest in companies that may be in transition, out of favor, financially leveraged, stressed or distressed, or potentially troubled and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization, or liquidation. These companies may be experiencing, or are expected to experience, financial difficulties that may never be able to overcome. The securities of such companies are likely to be particularly risky investments although they also may offer the potential for correspondingly high returns. Such companies' securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within such companies. Such investments could, in certain circumstances, subject a Portfolio Fund or the Fund to certain additional potential liabilities. Numerous other risks also arise in the workout and bankruptcy contexts. In addition, there is no minimum credit standard that is a prerequisite to an investment in any instrument and a significant portion of the obligations and preferred stock acquired in special situations investments may be rated below investment grade or unrated.

•	Infrastructure Risks. Some Portfolio Funds may concentrate, and a Direct Investment may be made, in the infrastructure sector. Infrastructure companies may be susceptible to reduced investment in public and private infrastructure projects, and a slowdown in new infrastructure projects in developing or developed markets may constrain the abilities of infrastructure companies to grow in global markets. Other developments, such as significant changes in population levels or changes in the urbanization and industrialization of developing countries, may reduce demand for products or services provided by infrastructure companies.

Investment Strategies

•	Real Estate Risks. Portfolio Funds that invest in real estate, and Direct Investments in real estate, are subject to risks associated with the ownership of real estate, including: (i) changes in interest rates and other general economic conditions; (ii) local real estate conditions, such as changes in demand for space; (iii) the quality and investment approach of management; (iv) market competition and the availability of financing; (v) specific features of properties; (vi) financial condition of tenants, buyers, and sellers of properties; (vii) quality of maintenance, insurance and management services; (viii) changes in operating costs; (ix) government regulations, including those governing usage, improvements, zoning and taxes; and (x) potential liability under environmental and other applicable laws. Some real estate-focused Portfolio Funds may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that such Portfolio Fund could be unfavorably affected by the poor performance of a single investment or investment type. In addition, borrowers could default on or sell investments that a real estate-focused Portfolio Fund holds, which could reduce the cash flow needed to make distributions to investors, such as the Fund. In addition, real estate-focused Portfolio Funds also may be affected by tax and regulatory requirements impacting the real estate fund's ability to qualify for preferential tax treatments or exemptions.

•	Private Credit Risks. Typically, private credit investments are in restricted securities that are not traded in public markets and subject to substantial holding periods, meaning a Portfolio Fund may not be able to resell some of its holdings for extended periods, which may be several years. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer's cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company's debt obligations.

•	GP Stakes Risks. The Fund may directly or indirectly invest in GP Stakes. Such investments involve a high degree of business and financial risk that can result in substantial losses. GP Stake investments may not have commenced or may have only recently commenced operations and, accordingly, may have no operating history upon which the Adviser may evaluate its likely performance. The past performance of previous investments of affiliates of a GP Stake cannot be relied upon as indicators of the performance or success of such GP Stake Investment. Further, there can be no assurance that the investment strategies employed by a GP Stake will be successful. A GP Stake's prior performance, or the prior performance of any relevant sponsor, cannot be used to predict future profitability of any GP Stake investment.

Investors in GP Stakes, including the Fund, will be relying on the ability of the issuers of GP Stakes and the sponsor of such GP Stakes ("GP Stake Sponsor"), as applicable, to identify, select, develop and realize investments and business opportunities. Even if the investments and business ventures of the GP Stakes are successful, they may not produce a realized return to the Fund, and in turn to the Shareholders, for a period of several years.

The management, financing and disposition policies of each GP Stake are determined by the management team of such GP Stake investment, including, if applicable, the relevant GP Stake Sponsor. These policies may be changed at the discretion of such persons without a vote of the investors in the GP Stake investment, and any such changes could be detrimental to the value of the GP Stake investment. The investors in a GP Stake will have no right to participate in the day-to-day operation of such GP Stake investment, including investment and disposition decisions and decisions regarding the operation of portfolio companies. The Fund will have limited voting rights under the GP Stake's governing documents.

Risks Associated with Private Company Investments

Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, the Adviser may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund's investment performance. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors' actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Typically, investments in private companies are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner.

Competition for Access to Private Equity Investment Opportunities

There can be no assurance that the Adviser will be able to secure interests on behalf of the Fund in all of the investment opportunities that it identifies for the Fund, or that the size of the interests available to the Fund will be as large as the Adviser would desire. Moreover, as a registered investment company, the Fund will be required to make certain public disclosures and regulatory filings regarding its operations, financial status, portfolio holdings, etc. While these filings are designed to enhance investor protections, Portfolio Fund Managers and certain private companies may view such filings as contrary to their business interests and deny access to the Fund; but may permit other, non-registered funds or accounts, managed by the Adviser or its affiliates, to invest. As a result, the Fund may not be invested in certain Direct Investments or Portfolio Funds that are held by other unregistered funds or accounts managed by the Adviser or its affiliates, even though those investments would be consistent with the Fund's investment objective.

In addition, certain provisions of the Investment Company Act prohibit the Fund from engaging in transactions with the Adviser and its affiliates; however; other entities also managed by the Adviser and its affiliates that are not registered investment funds are not prohibited from the same transactions. The Investment Company Act also imposes significant limits on co-investments with affiliates of the Fund. The Fund, the Adviser and certain Other Managed Accounts have received the Co-Investment Exemptive Order that permits the Fund to co-invest alongside its affiliates in privately negotiated investments. As required by the Co-Investment Exemptive Order, the Fund has adopted, and the Board has approved, policies and procedures reasonably designed to ensure compliance with the terms of the Co-Investment Exemptive Order, and the Adviser and the Fund's Chief Compliance Officer provides reporting to the Board. Co-Investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit the Fund's ability to participate in a co-investment transaction. As a result of the Co-Investment Exemptive Order, there could be significant overlap in the Fund's investment portfolio and the investment portfolios of Other Managed Accounts and other Ares funds that could avail themselves of the exemptive relief and that have an investment objective similar to that of the Fund. An inability to receive the desired allocation to potential investments may affect the Fund's ability to achieve the desired investment returns.

Portfolio Fund Risks

The Fund's investments in Portfolio Funds are subject to a number of risks. In most cases, Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Some of the Portfolio Funds in which the Fund invests may have only limited operating histories. Although the Adviser seeks to receive detailed information from each Portfolio Fund regarding its business strategy and any performance history, in most cases the Adviser will have little or no means of independently verifying this information. In addition, Portfolio Funds may have little or no near-term cash flow available to distribute to investors, including the Fund. Due to the pattern of cash flows in Portfolio Funds and the illiquid nature of their investments, investors typically will see negative returns in the early stages of Portfolio Funds. Then as investments are able to realize liquidity events, such as a sale or initial public offering, positive returns will be realized if the Portfolio Fund's investments are successful.

Portfolio Fund interests are ordinarily valued based upon valuations provided by the Portfolio Fund Managers, which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Fund Managers. A Portfolio Fund Manager may face a conflict of interest in valuing such securities because their values may have an impact on the Portfolio Fund Manager's compensation. The Adviser reviews and performs due diligence on the valuation procedures used by each Portfolio Fund Manager and monitor the returns provided by the Portfolio Funds. However, neither the Adviser nor the Board is able to confirm the accuracy of valuations provided by Portfolio Fund Managers. Inaccurate valuations provided by Portfolio Funds could materially adversely affect the value of Shares.

The Fund will pay asset-based fees, and, in most cases, will be subject to performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the Advisory Fee. In addition, performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund's positive returns even if the Fund's overall returns are negative.

Moreover, a Shareholder in the Fund will indirectly bear a proportionate share of the fees and expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund. Thus, a Shareholder in the Fund may be subject to higher operating expenses than if the Shareholder invested in the Portfolio Funds directly. In addition, because of the deduction of the fees payable by the Fund to the Adviser and other expenses payable directly by the Fund from amounts distributed to the Fund by the Portfolio Funds, the returns to a Shareholder in the Fund will be lower than the returns to a direct investor in the Portfolio Funds. Fees and expenses of the Fund and the Portfolio Funds generally are paid regardless of whether the Fund or Portfolio Funds produce positive investment returns. Shareholders could avoid the additional level of fees and expenses of the Fund by investing directly with the Portfolio Funds, although access to many Portfolio Funds may be limited or unavailable, and may not be permitted for investors who do not meet the substantial minimum net worth and other criteria for direct investment in Portfolio Funds.

There is a risk that the Fund may be precluded from acquiring an interest in certain Portfolio Funds due to regulatory implications under the Investment Company Act or other laws, rules and regulations or may be limited in the amount it can invest in voting securities of Portfolio Funds. The Adviser also may refrain from including a Portfolio Fund in the Fund's portfolio in order to address adverse regulatory implications that would arise under the Investment Company Act for the Fund if such an investment was made. Rule 18f-4 under the Investment Company Act, among other things, may impact the ability of the Fund to enter into unfunded commitment agreements, such as a capital commitment to a Portfolio Fund or as part of a Direct Investment. Under Rule 18f-4, the Fund may enter into an unfunded commitment agreement that is not a derivatives transaction, such as a capital commitment to a Portfolio Fund, if the Fund reasonably believes, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due. The Fund currently operates as a "limited derivatives user", which may limit its ability to use and/or enter into certain other financial contracts. In addition, the Fund's ability to invest may be affected by considerations under other laws, rules or regulations. Such regulatory restrictions, including those arising under the Investment Company Act, may cause the Fund to invest in different Portfolio Funds or Direct Investments than other clients of the Adviser.

If the Fund fails to satisfy capital calls to a Portfolio Fund in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund's investment in the Portfolio Fund. Any failure by the Fund to make timely capital contributions may impair the ability of the Fund to pursue its investment program, cause the Fund to be subject to certain penalties from the Portfolio Funds or otherwise impair the value of the Fund's investments.

The governing documents of a Portfolio Fund generally are expected to include provisions that would enable the general partner, the manager, or a majority in interest (or higher percentage) of its limited partners or members, under certain circumstances, to terminate the Portfolio Fund prior to the end of its stated term. Early termination of a Portfolio Fund in which the Fund is invested may result in the Fund having distributed to it a portfolio of immature and illiquid securities, or the Fund's inability to invest all of its capital as anticipated, either of which could have a material adverse effect on the performance of the Fund.

Although the Fund will be an investor in a Portfolio Fund, Shareholders will not themselves be equity holders of that Portfolio Fund and will not be entitled to enforce any rights directly against the Portfolio Fund or the Portfolio Fund Manager or assert claims directly against any Portfolio Funds, the Portfolio Fund Managers or their respective affiliates. Shareholders will have no right to receive the information issued by the Portfolio Funds that may be available to the Fund as an investor in the Portfolio Funds. In addition, Portfolio Funds generally are not registered as investment companies under the Investment Company Act; therefore, the Fund, as an investor in Portfolio Funds, does not have the benefit of the protections afforded by the Investment Company Act. Portfolio Fund Managers may not be registered as investment advisers under the Advisers Act, in which case the Fund, as an investor in Portfolio Funds managed by such Portfolio Fund Managers, does not have the benefit of certain of the protections afforded by the Advisers Act.

Commitments to Portfolio Funds generally are not immediately invested. Instead, committed amounts are drawn down by Portfolio Funds and invested over time, as underlying investments are identified - a process that may take a period of several years, with limited ability to predict with precision the timing and amount of each Portfolio Fund's drawdowns. During this period, investments made early in a Portfolio Fund's life are often realized (generating distributions) even before the committed capital has been fully drawn. In addition, many Portfolio Funds do not draw down 100% of committed capital, and historic trends and practices can inform the Adviser as to when it can expect to no longer need to fund capital calls for a particular Portfolio Fund. Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future capital calls and distributions from Portfolio Funds. This may result in the Fund making commitments to Portfolio Funds in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to "over-commit"). To the extent that the Fund engages in an "over-commitment" strategy, the risk associated with the Fund defaulting on a commitment to a Portfolio Fund will increase. The Fund maintains cash, cash equivalents, borrowings or other liquid assets in sufficient amounts, in the Adviser's judgment, to satisfy capital calls from Portfolio Funds.

Portfolio Funds' Underlying Investments

The investments made by the Portfolio Funds entail a high degree of risk and in most cases are highly illiquid and difficult to value. Unless and until those investments are sold or mature into marketable securities they will remain illiquid. As a general matter, companies in which the Portfolio Fund invests may face intense competition, including competition from companies with far greater financial resources; more extensive research, development, technological, marketing and other capabilities; and a larger number of qualified managerial and technical personnel.

A Portfolio Fund Manager may focus on a particular industry or sector, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. Likewise, a Portfolio Fund Manager may focus on a particular country or geographic region, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. In addition, Portfolio Funds may establish positions in different geographic regions or industries that, depending on market conditions, could experience offsetting returns.

The Fund will not obtain or seek to obtain any control over the management of any portfolio company in which any Portfolio Fund may invest. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.

Risks Associated with Secondary Investments

The Fund may make Secondary Investments in Portfolio Funds by acquiring the interests in the Portfolio Funds from existing investors in such Portfolio Funds (and not from the Portfolio Fund itself). In such instances, as the Fund will not be acquiring such interests directly from the Portfolio Fund, it is generally not expected that the Fund will have the opportunity to negotiate the terms of the interests being acquired, other than the purchase price, or other special rights or privileges. There can be no assurance as to the number of Secondary Investment opportunities that will be presented to the Fund.

In addition, valuation of Secondary Investments in Portfolio Funds may be difficult, as there generally will be no established market for such investments or for the privately-held portfolio companies in which such Portfolio Funds may own securities. The acquisition price paid by the Fund generally will not be identical to the subsequent fair value of the Secondary Investment, which may be, at times, higher or lower than such acquisition price. Secondary Investments acquired at prices below a Portfolio Fund's most recently reported NAV may be valued above their acquisition cost if the Fund uses the Portfolio Fund's NAV, or its equivalent, as adjusted if appropriate, as a practical expedient to estimate fair value under U.S. GAAP. To the extent the resulting fair value exceeds acquisition cost, the Fund may recognize unrealized appreciation. Any such appreciation would increase the Fund's NAV and reported performance and may increase its Managed Assets and the fees payable to the Adviser, even though the appreciation is non-cash, may not reflect the amount that could be obtained in a sale and may later be reduced or reversed. Conversely, if the amount the Fund expects to receive in a sale is below the investment's then-current carrying value, the Fund may recognize a loss before or upon disposition, reducing its NAV and performance. There is no assurance that the Fund will be able to purchase investments at attractive discounts to NAV, or at all.

The overall performance of the Fund will depend in large part on the acquisition price paid by the Fund for its Secondary Investments, the structure of such acquisitions and the overall success of the Portfolio Fund.

Secondary Investments may be acquired at a discount to a Portfolio Fund's NAV. As a result, Secondary Investments acquired at a discount may result in unrealized gains at the time the Fund next calculates its NAV, since any such discounted Secondary Investment will be marked to its NAV, which may be a price that is higher than its acquisition cost. If such unrealized gains are realized upon the Fund's disposition of Secondary Investments, the Fund may generate distributable gains that are taxable to Shareholders. Accordingly, the overall performance and NAV of the Fund may be significantly impacted by the acquisition price paid by the Fund for its Secondary Investments.

There is significant competition for Secondary Investments. Many institutional investors, including fund-of-funds entities, as well as existing investors of Portfolio Funds may seek to purchase Secondary Investments of the same Portfolio Fund which the Fund may also seek to purchase. In addition, some Portfolio Fund Managers have become more selective by adopting policies or practices that exclude certain types of investors, such as fund-of-funds. These Portfolio Fund Managers also may be partial to Secondary Investments being purchased by existing investors of their Portfolio Funds. In addition, some secondary opportunities may be conducted pursuant to a specified methodology (such as a right of first refusal granted to existing investors or a so-called "Dutch auction," where the price of the investment is lowered until a bidder bids and that first bidder purchases the investment, thereby limiting a bidder's ability to compete for price) which can restrict the availability of those opportunities for the Fund. No assurance can be given that the Fund will be able to identify Secondary Investments that satisfy the Fund's investment objective or, if the Fund is successful in identifying such Secondary Investments, that the Fund will be permitted to invest, or invest in the amounts desired, in such Secondary Investments.

At times, the Fund may have the opportunity to acquire a portfolio of Portfolio Fund interests from a seller, on an "all or nothing" basis. In some such cases, certain of the Portfolio Fund interests may be less attractive than others, and certain of the Portfolio Fund Managers may be more familiar to the Adviser than others or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Fund to carve out from such purchases those Secondary Investments which the Adviser considers (for commercial, tax legal or other reasons) less attractive.

In the cases where the Fund acquires an interest in a Portfolio Fund through a Secondary Investment, the Fund may acquire contingent liabilities of the seller of such interest. More specifically, where the seller has received distributions from the Portfolio Fund and, subsequently, that Portfolio Fund recalls one or more of these distributions, the Fund (as the purchaser of the interest to which such distributions are attributable and not the seller) may be obligated to return the monies equivalent to such distribution to the Portfolio Fund. While the Fund may, in turn, make a claim against the seller for any such monies so paid, there can be no assurances that the Fund would prevail on such claim.

Regulatory Changes Affecting Private Equity Funds

The legal, tax and regulatory environment for private equity funds is evolving, and it is possible that any future changes may materially adversely affect the ability of Portfolio Funds to pursue their investment strategies. In recent years, there has been increased scrutiny of the private equity industry by regulators, self-regulatory bodies and legislatures, and it is possible that in the future such groups both in the U.S. and in non-U.S. jurisdictions may consider changes to the regulations applicable to private equity funds. It is impossible to predict what, if any, changes might be made in the future to the regulations affecting: private equity funds generally; the Portfolio Funds; the Portfolio Fund Managers; the markets in which they operate and invest; and/or the counterparties with which they do business. It is also impossible to predict what the effect of any such legislative or regulatory changes might be.

Any regulatory changes that adversely affect a Portfolio Fund's ability to implement its investment strategies could have a material adverse impact on the Portfolio Fund's performance, and thus on the Fund's performance.

In-Kind Distributions from Portfolio Funds

The Fund may receive in-kind distributions of securities from Portfolio Funds. There can be no assurance that securities distributed in kind by Portfolio Funds to the Fund will be readily marketable or saleable, and the Fund may be required to hold such securities for an indefinite period and/or may incur additional expense in connection with any disposition of such securities.

Direct Investments Risks

The Fund's investment portfolio will include Direct Investments, which are investments in the equity and/or debt securities of private companies, including alongside private equity funds and other private equity firms. The Fund's ability to realize a profit on such Direct Investments will be particularly reliant on the expertise of the lead investor in the transaction or, in instances where the Adviser or an affiliate has originated the Direct Investment, the expertise of the Adviser. There can be no assurance that the Fund will be given Direct Investment opportunities, or that any specific Direct Investment offered to the Fund would be appropriate or attractive to the Fund in the Adviser's judgment. The market for Direct Investment opportunities is competitive and may be limited, and the Direct Investment opportunities to which the Fund wishes to allocate assets may not be available at any given time. Due diligence is conducted on Direct Investment opportunities; however, the Adviser may not have the ability to conduct the same level of due diligence applied to other investments for Direct Investments offered alongside private equity funds and other private equity firms. In addition, the Adviser may have little to no opportunities to negotiate the terms of such Direct Investments. The Fund generally relies on the Portfolio Fund Manager or sponsor offering such Direct Investment opportunity to perform most of the due diligence on the relevant portfolio company and to negotiate terms of the Direct Investment.

Many entities compete with the Fund in pursuing Direct Investments. These competitors may have considerably greater financial, technical and marketing resources than the Fund. Some competitors may have a lower cost of funds and access to funding sources that are not available to the Fund. In addition, some competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of, or different structures for, private investments than the Fund. Furthermore, many competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on the Fund. As a result of this competition, the Fund may not be able to pursue attractive Direct Investment opportunities from time to time.

The Fund's ability to dispose of Direct Investments may be severely limited, both by the fact that the securities are expected to be unregistered and illiquid and by contractual restrictions that may limit, preclude or require certain approvals for the Fund to sell such investment. Direct Investments may be heavily negotiated and, therefore, the Fund may incur additional legal and transaction costs in connection therewith.

Direct Investing Alongside Other Parties Risks

Direct investing alongside one or more other parties in an investment (i.e., as a co-investor) involves risks that may not be present in investments made by lead or sponsoring private equity investors. As a co-investor, the Fund may have interests or objectives that are inconsistent with those of the lead private equity investors that generally have a greater degree of control over such investments.

In addition, in order to take advantage of Co-Investment Opportunities, the Fund generally will be required to hold a non-controlling interest, for example, by becoming a limited partner in a partnership that is controlled by the general partner or manager of the private equity fund offering the Direct Investment, on a co-investor basis, to the Fund. In this event, the Fund would have less control over the investment and may be adversely affected by actions taken by such general partner or manager with respect to the portfolio company and the Fund's investment in it. The Fund may not have the opportunity to participate in structuring investments or to determine the terms under which such investments will be made.

In addition, the Fund may in certain circumstances be liable for the actions of its third-party co-venturers. Direct Investments made with third parties in joint ventures or other entities also may involve carried interests and/or other fees payable to such third party partners or co-venturers. There can be no assurance that appropriate minority shareholder rights will be available to the Fund or that such rights will provide sufficient protection to the Fund's interests.

Fixed-Income Securities Risks

Fixed-income securities in which the Fund may invest are generally subject to the following risks:

Interest Rate Risk. The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. Recently, the United States has experienced a rising interest rate environment, which may increase the Fund's exposure to risks associated with rising interest rates. There is a risk that interest rates will rise further, which will likely drive down prices of bonds and other fixed-income securities. The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund's investments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund's NAV. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Adviser. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities.

The Fund may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. To the extent the Fund holds variable or floating rate instruments, a decrease in market interest rates will adversely affect the income received from such securities, which may adversely affect the NAV of the Fund's Shares.

Issuer and Spread Risk. The value of fixed-income securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer's goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. In addition, wider credit spreads and decreasing market values typically represent a deterioration of a debt security's credit soundness and a perceived greater likelihood of risk or default by the issuer.

Credit Risk. Credit risk is the risk that one or more fixed-income securities in the Fund's portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer's financial condition and on the terms of the securities.

Prepayment or "Call" Risk. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund's income and distributions to shareholders. This is known as prepayment or "call" risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., "call protection"). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be increased.

Reinvestment Risk. Reinvestment risk is the risk that income from the Fund's portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio's current earnings rate.

Duration and Maturity Risk. The Fund has no set policy regarding the duration or maturity of the fixed-income securities it may hold. In general, the longer the duration of any fixed-income securities in the Fund's portfolio, the more exposure the Fund will have to the interest rate risks described above. The Adviser may seek to adjust the portfolio's duration or maturity based on its assessment of current and projected market conditions and any other factors that the Adviser deems relevant. There can be no assurance that the Adviser's assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio's duration or maturity will be successful at any given time.

Risks Relating to Significant Secondaries Acquisition Transactions

Failure to Consummate Significant Secondaries Acquisition Transactions

From time to time, the Fund may enter into Acquisition Transactions to acquire significant amounts of Secondary Investments. The consummation of Acquisition Transactions is subject to certain conditions, including, among others, consent of the general and limited partners of the sellers. The Fund intends to consummate such transactions as soon as possible; however, the Fund cannot assure that the conditions required to consummate the transactions will be satisfied or waived on the anticipated schedule, or at all. If such transactions are not completed, the Fund will have incurred substantial expenses for which no ultimate benefit will have been received. While there can be no assurances as to the exact timing, or that an Acquisition Transaction will be completed at all. See "Significant Secondaries Acquisition Transaction Expense Risk."

Failure to Realize Anticipated Benefits of Significant Secondaries Acquisition Transactions

The Fund may be unable to realize the benefits anticipated by Acquisition Transactions, or it may take longer than anticipated to achieve such benefits.

The realization of certain benefits anticipated as a result of Acquisition Transactions will depend in part on the integration of the acquired portfolios with the Fund's investment portfolio. There can be no assurance that the acquired portfolios can be integrated successfully into the Fund's investment portfolio in a timely fashion, or at all. The dedication of management resources to such integration may detract attention from the Fund's day-to-day business and there can be no assurance that there will not be substantial costs associated with the transition process or there will not be other material adverse effects as a result of these integration efforts. Such effects, including, but not limited to, incurring unexpected costs or delays in connection with such integration and failure of the acquired portfolio to perform as expected, could have a material adverse effect on the Fund's financial results.

The Fund also anticipates that Shareholders may benefit from a lower Fund expense ratio when acquired portfolios have fully integrated into the Fund's portfolio, as Fund expenses will be spread across a larger pool of assets. It is possible that estimates of the potential savings and synergies could turn out to be incorrect, the anticipated cost savings and synergies may not be fully realized, or realized at all, or may take longer to realize than expected. In addition, the Adviser expects that the Fund may borrow under its credit line to purchase some of the acquired portfolios. As the Advisory Fee payable by the Fund is based on Managed Assets, Shareholders indirectly may bear higher fees during the period where the Fund has outstanding borrowings or other forms of indebtedness, which may include preferred shares and/or notes.

Inability to Obtain Approvals

The inability to obtain certain approvals and consents could delay or prevent the completion of Acquisition Transactions. For instance, the obligation to complete an Acquisition Transaction may be subject to the receipt of consents required to be obtained from certain parties, including the general and limited partners of the seller. The Fund expects that similar consents would be required in connection with similar transactions to acquire portfolios of Secondary Investments.

If all approvals and consents, and conditions to such approvals and consents, are not satisfied, the closing of Acquisition Transactions could be significantly delayed, or the transaction may not occur at all.

Significant Secondaries Acquisition Transaction Expense Risk

If Acquisition Transactions are not completed, the Fund will have incurred substantial expenses in its pursuit for which no ultimate benefit will have been received. The Fund may incur out-of-pocket expenses in connection with an Acquisition Transaction for legal and accounting expenses and other related charges, much of which may be incurred even if the Acquisition Transaction is not fully completed.

Other Investment Risks

Non-U.S. Investments Risk

The Fund, either directly through Direct Investments or indirectly through Portfolio Funds, may invest in companies that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions. Such investments may be subject to certain additional risk due to, among other things, potentially unsettled points of applicable governing law, the risks associated with fluctuating currency exchange rates, capital repatriation regulations (as such regulations may be given effect during the term of the Fund or client portfolio), the application of complex U.S. and non-U.S. tax rules to cross-border investments, possible imposition of non-U.S. taxes on investors with respect to the income, and possible non-U.S. tax return filing requirements. The foregoing factors may increase transaction costs and adversely affect the value of the Fund's portfolio investments.

Additional risks of non-U.S. investments include but are not limited to: (a) economic dislocations in the host country; (b) less publicly available information; (c) less well-developed regulatory institutions; and (d) greater difficulty of enforcing legal rights in a non-U.S. jurisdiction. Moreover, non-U.S. portfolio investments and companies may not be subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those that apply to U.S. portfolio investments and companies. In addition, laws and regulations of foreign countries may impose restrictions that would not exist in the United States and may require financing and structuring alternatives that differ significantly from those customarily used in the United States. No assurance can be given that a change in political or economic climate, or particular legal or regulatory risks, including changes in regulations regarding foreign ownership of assets or repatriation of funds or changes in taxation might not adversely affect an investment by the Fund.

Emerging Markets Investments Risk

The Fund may invest in non-U.S. securities of issuers in so-called "emerging markets" (or lesser developed countries, including countries that may be considered "frontier" markets). Such investments are particularly speculative and entail all of the risks of investing in Non-U.S. Securities but to a heightened degree. "Emerging market" countries generally include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund's investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property.

Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors.

Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.

Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund's investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurances that any or all of these capital markets will continue to present viable investment opportunities for the Fund.

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost.

The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Foreign Currency Risk

Because the Fund may have exposure to securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Fund's NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. In addition, certain countries, particularly emerging market countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency.

The Fund may enter into forward foreign currency contracts to hedge against adverse movements in the foreign currencies in which the Fund's portfolio securities are denominated. A forward foreign currency contract is an obligation to buy or sell a particular currency in exchange for another currency, which may be U.S. dollars, at a specified exchange rate on a future date. Forward foreign currency contracts are typically individually negotiated and privately traded by currency traders and their customers in the interbank market. The Fund may enter into forward foreign currency contracts with respect to a specific purchase or sale of a security, or with respect to its positions generally.

Hedging Risk

The Fund may enter into hedging transactions, which may expose the Fund to risks associated with such transactions. The Fund may seek to utilize instruments such as forward contracts, currency options and swaps to seek to hedge against fluctuations in the relative values of the Fund's positions from changes in currency exchange rates. Use of these hedging instruments may include counter-party credit risk. The scope of risk management activities the Fund may undertake varies based on the level of prevailing foreign currency exchange rates, the types of investments that are made and other changing market conditions. To the extent the Fund has non-U.S. investments, particularly investments denominated in non-U.S. currencies, the Fund's hedging costs will increase.

Hedging against a decline in the values of the Fund's positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions were to decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions were to increase. It also may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that the Fund is not able to enter into a hedging transaction at an acceptable price.

For a variety of reasons, the Fund may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the positions being hedged. Any such imperfect correlation may prevent the Fund from achieving the intended hedge and expose the Fund to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. Income derived from hedging transactions also is not eligible to be distributed to non-U.S. stockholders free from withholding taxes. Changes to the regulations applicable to the financial instruments the Fund may use to accomplish its hedging strategy could affect the effectiveness of that strategy.

Yield and Ratings Risk

The yields on debt obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody's, S&P and Fitch, which are described in Appendix A to the SAI, represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Fund, a rated security may cease to be rated. The Adviser will consider such an event in determining whether the Fund should continue to hold the security.

U.S. Debt Securities Risk

U.S. debt securities generally involve lower levels of credit risk than other types of fixed-income securities of similar maturities, although, as a result, the yields available from U.S. debt securities are generally lower than the yields available from such other securities. Like other fixed-income securities, the values of U.S. debt securities change as interest rates fluctuate. On August 5, 2011, S&P lowered its long-term sovereign credit rating on U.S. debt securities to AA+ from AAA. The downgrade by S&P and any future downgrades by other rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs generally. These events could have significant adverse effects on the economy generally and could result in significant adverse impacts on securities issuers and the Fund. The Adviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund's portfolio.

Corporate Bonds Risk

The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors' perceptions of the creditworthiness of the issuer, the issuer's financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer's capital structure and use of financial leverage and demand for the issuer's goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in this Prospectus in further detail, including under "- Fixed-Income Securities Risks - Credit Risk," "- Fixed-Income Securities Risks - Interest Rate Risk," and "- Fixed-Income Securities Risks -  Prepayment or "Call" Risk." There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described herein under "- Below Investment Grade Securities Risk."

Below Investment Grade Securities Risk

The Fund may invest in securities that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Adviser), which are commonly referred to as "high yield" or "junk" bonds and are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Lower grade securities, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund's NAV. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in the Fund, both in the short-term and the long-term.

The prices of fixed-income securities generally are inversely related to interest rate changes; however, below investment grade securities historically have been somewhat less sensitive to interest rate changes than higher quality securities of comparable maturity because credit quality is also a significant factor in the valuation of lower grade securities. On the other hand, an increased rate environment results in increased borrowing costs generally, which may impair the credit quality of low-grade issuers and thus have a more significant effect on the value of some lower grade securities. In addition, the current low rate environment has expanded the historic universe of buyers of lower grade securities as traditional investment grade oriented investors have been forced to accept more risk in order to maintain income. As rates rise, these recent entrants to the low-grade securities market may exit the market and reduce demand for lower grade securities, potentially resulting in greater price volatility.

The ratings of Moody's, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Adviser also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower grade securities that have not been rated by a rating agency, the Fund's ability to achieve its investment objective will be more dependent on the Adviser's credit analysis than would be the case when the Fund invests in rated securities.

The Fund may invest in securities rated in the lower rating categories (rated as low as D, or unrated but judged to be of comparable quality by the Adviser). For these securities, the risks associated with below investment grade instruments are more pronounced.

Senior Loan Risk

The Fund may invest in senior floating rate and fixed rate loans or debt ("Senior Loans"). Senior Loans typically hold the most senior position in the capital structure of the issuing entity, are typically secured with specific collateral and typically have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debt holders and stockholders of the borrower. The Fund's investments in Senior Loans are typically below investment grade and are considered speculative because of the credit risk of their issuer. The risks associated with Senior Loans are similar to the risks of below investment grade fixed-income securities, although Senior Loans are typically senior and secured in contrast to other below investment grade fixed-income securities, which are often subordinated and unsecured. Senior Loans' higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest payments are typically adjusted for changes in short-term interest rates, investments in Senior Loans generally have less interest rate risk than other below investment grade fixed-income securities, which may have fixed interest rates.

There is less readily available, reliable information about most Senior Loans than is the case for many other types of securities. In addition, there is no minimum rating or other independent evaluation of a borrower or its securities limiting the Fund's investments, and the Adviser relies primarily on its own evaluation of a borrower's credit quality rather than on any available independent sources. As a result, the Fund is particularly dependent on the analytical ability of the Adviser.

The Fund may invest in Senior Loans rated below investment grade, which are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed to the Fund, and such defaults could reduce the Fund's NAV and income distributions. An economic downturn generally leads to a higher non-payment rate and a Senior Loan may lose significant value before a default occurs. Moreover, any specific collateral used to secure a Senior Loan may decline in value or become illiquid, which would adversely affect the Senior Loan's value.

No active trading market may exist for certain Senior Loans, which may impair the ability of the Fund to realize full value in the event of the need to sell a Senior Loan and may make it difficult to value Senior Loans. Adverse market conditions may impair the liquidity of some actively traded Senior Loans, meaning that the Fund may not be able to sell them quickly at a fair price. To the extent that a secondary market does exist for certain Senior Loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Illiquid investments are also difficult to value.

Although the Senior Loans in which the Fund may invest generally will be secured by specific collateral, there can be no assurances that liquidation of such collateral would satisfy the borrower's obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Loan. If the terms of a Senior Loan do not require the borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrower's obligations under the Senior Loans. To the extent that a Senior Loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower. Uncollateralized Senior Loans involve a greater risk of loss. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of Senior Loans.

Senior Loans are subject to legislative risk. If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of Senior Loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain borrowers. This would increase the risk of default. If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of Senior Loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a Senior Loan at a time when a financial institution is engaging in such a sale, the price the Fund could receive for the Senior Loan may be adversely affected.

The Fund may acquire Senior Loan assignments or participations. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser's rights can be more restricted than those of the assigning institution, and, in any event, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement against the borrower and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the borrower and the institution selling the participation.

The Fund's investments in Senior Loans may be subject to lender liability risk. Lender liability refers to a variety of legal theories generally founded on the premise that a lender has violated a duty of good faith, commercial reasonableness and fair dealing or a similar duty owed to the borrower, or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability. In addition, under common law principles that in some cases form the basis for lender liability claims, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors.

Other Registered Investment Companies Risk

The Fund may invest in the securities of other registered investment companies to the extent that such investments are consistent with the Fund's investment objective and permissible under the Investment Company Act. Under Section 12(d)(1) of the Investment Company Act, unless an exemption is available, the Fund may not acquire the securities of other registered investment companies if, as a result: (i) more than 10% of the Fund's total assets would be invested in securities of other registered investment companies; (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one registered investment company being held by the Fund; or (iii) more than 5% of the Fund's total assets would be invested in any one registered investment company. Rule 12d1-4 under the Investment Company Act provides an exemption, subject to certain conditions, to permit acquiring funds to invest in the securities of other registered investment companies in excess of the limits of Section 12(d)(1). The Fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies' expenses, including advisory fees. These expenses will be in addition to the direct expenses incurred by the Fund.

ETF Risk

The risks of investment in an ETF typically reflect the risks of the types of instruments in which the ETF invests. If the Fund invests in ETFs, Shareholders will bear indirectly their proportionate share of the ETF's fees and expenses, as well as their share of the Fund's fees and expenses. As a result, an investment by the Fund in an ETF could cause the Fund's total operating expenses (taking into account indirect expenses such as the fees and expenses of the ETF) to be higher and, in turn, performance to be lower than if it were to invest directly in the instruments underlying the ETF. The trading in an ETF may be halted if the trading in one or more of the ETF's underlying securities is halted. In addition, ETFs are susceptible to market trading risks (i.e., the ETF faces market trading risks, including losses from trading in secondary markets and disruption in the creation/redemption process of the ETF).

Other Risks

Market Disruption and Geopolitical Risk

The Fund is materially affected by conditions in the global financial markets and economic and political conditions throughout the world that are outside the Fund's control. These conditions may affect the level and volatility of securities prices and the liquidity and value of the Fund's investments, and the Fund may not be able to or may choose not to manage its exposure to these conditions. This could in turn have a significant adverse effect on the Fund's business, financial condition and results of operations.

Global financial markets have experienced heightened volatility in recent periods, including as a result of economic and political events in or affecting the world's major economies, such as the ongoing war between Russia and Ukraine and continued conflicts and political unrest in the Middle East and South America. Sanctions imposed by the U.S. and other countries, including in connection with hostilities between Russia and Ukraine and the tensions between China and Taiwan, have caused additional financial market volatility and affected the global economy. Concerns over future increases in inflation, economic recession, as well as interest rate volatility and fluctuations in oil and gas prices resulting from global production and demand levels, as well as geopolitical tension, have exacerbated market volatility. Market volatility has been further exacerbated by social unrest, changes regarding immigration and work permit policies and other political and security concerns both in the United States and across various international regions. Because of interrelationships within the global financial markets, if these issues do not abate, or they worsen or spread, the Fund and the Portfolio Funds' businesses may be adversely affected both within and outside of the directly affected regions.

Changes in trade policies, including the imposition of new tariffs or increases in existing tariffs between the United States, Mexico, Canada, China or other countries, or reactionary measures in response thereto, including retaliatory tariffs, legal challenges, or currency manipulation, could adversely affect the market conditions in which the Fund and the Portfolio Funds operate. These factors may affect the level and volatility of credit and securities prices and the liquidity and value of the Fund's investments, and the Fund and the Portfolio Funds may not be able to successfully manage their exposure to these conditions.

In addition, numerous structural dynamics and persistent market trends have exacerbated volatility and market uncertainty. Concerns over significant volatility in the commodities markets, sluggish economic expansion in foreign economies, including continued concerns over growth prospects in China and emerging markets, growing debt loads for certain countries, uncertainty about the consequences of the U.S. and other governments withdrawing monetary stimulus measures, government agency closures, prolonged government shutdowns and speculation about a possible recession all highlight the fact that economic conditions remain unpredictable and volatile. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns or a recession in the U.S.

In recent periods, geopolitical tensions, including between the U.S. and China, have escalated. Further escalation of such tensions and the related imposition of sanctions or other trade barriers may negatively impact the rate of global growth, particularly in China, where growth has slowed. Moreover, there is a risk of both sector-specific and broad-based volatility, corrections and/or downturns in the equity and credit markets. Any of the foregoing could have a significant impact on the markets in which the Fund and the Portfolio Funds operate and have a significant adverse effect on the Fund's business, financial condition and results of operations.

Import/Export Regulation Risk

The United States has enacted and proposed to enact significant new tariffs. Additionally, the current U.S. presidential administration has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity.

Advancements in Artificial Intelligence and Machine Learning

The ongoing evolution in artificial intelligence and machine learning technologies (hereinafter, "Machine Learning Technologies"), encompassing initiatives like OpenAI's deployment of its ChatGPT application, may instigate risks that impact the Fund and the Portfolio Funds. Regardless of existing policies, there exists potential for the Adviser, the Fund and the Portfolio Funds, and all associated affiliates, partners, members, shareholders, officers, directors, and employees to deploy Machine Learning Technologies in violation of such policies, knowingly or otherwise. The risk exposure for the Fund and the Portfolio Funds may be exacerbated if third-party service providers or any known or unknown counterparts also incorporate Machine Learning Technologies in their business operations. The Fund cannot ensure absolute control over the development or maintenance of third-party products or the manner in which third-party services are rendered.

The utilization of Machine Learning Technologies may inadvertently involve the integration of confidential data, including sensitive non-public information, by either third parties in breach of non-disclosure agreements, or by employees of the Adviser or the related affiliates and partners in breach of the Fund's policies. This may result in the confidential information becoming accessible within a dataset by other third-party Machine Learning Technology applications and users. For comprehensive details on risks related to information security, refer to the section titled "- Cybersecurity Risk" herein.

Machine Learning Technologies inherently depend on the aggregation and examination of vast quantities of data. However, due to practical limitations, it is infeasible to incorporate all pertinent data into the model that Machine Learning Technologies leverage for operation. Consequently, these models will inevitably harbor some degree of inaccuracy and error, potentially significant, or could be otherwise deficient or flawed, thereby compromising the effectiveness of Machine Learning Technologies. To the extent that the Adviser, the Fund and the Portfolio Funds are susceptible to the risks associated with Machine Learning Technologies, any inaccuracies or errors may precipitate adverse impacts.

Machine Learning Technologies and their applications, particularly within the private investment and financial sectors, continue to undergo rapid evolution. Therefore, it remains impossible to accurately foresee future risks that may emerge from such technological advancements.

Cybersecurity Risk

The efficient operation of the Fund's business is dependent on information systems and technology, including computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, all of which are potentially vulnerable to security incidents and cyber-attacks, which may include intentional attacks or accidental losses, either of which may result in unauthorized access to, or corruption of, the Fund's or the Fund's third-party service providers' hardware, software, or data processing systems, or to the Fund's confidential, personal, or other sensitive information. In addition, the Fund, the Adviser, the Administrator, or their employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to confidential, personal, or other sensitive information, which are becoming more sophisticated and difficult to detect, particularly as threat actors use artificial intelligence technologies to deploy these attacks. Artificial intelligence tools may also be susceptible to new forms of cyberattacks, such as prompt injection attacks, which may increase the Fund's cybersecurity risks where it implements artificial intelligence technologies in the Fund's business. Cybersecurity risks are also exacerbated by the rapidly increasing volume of highly sensitive data, including the Fund's proprietary business information and intellectual property, personal information of the Adviser's employees, the Administrator's employees, their affiliates' employees, the Fund's investors and others, and other sensitive information that Ares collects, processes and stores in its data centers and on its networks or those of its third-party service providers. Many jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal information, with which the Fund and Ares must comply in the event of a security incident or cyber-attack. The result of any security incident or cyber-attack may include disrupted operations, including in the Adviser and the Adviser's operations, misstated or unreliable financial data, fraudulent transfers or requests for transfers of money, liability for stolen or improperly accessed assets or information (including personal information), fines or penalties, investigations, increased cybersecurity protection and insurance costs, litigation, or damage to the Fund's business relationships and reputation, in each case, causing the Fund's business and results of operations to suffer or otherwise causing interruptions or malfunctions in the Fund, the Adviser's employees', the Administrator's employees', their affiliates' employees', the Fund's investors', the Fund's counterparties' or third parties' operations.

Although the Fund is not currently aware of any security incidents or cyber-attacks that, individually or in the aggregate, have materially affected, or would reasonably be expected to materially affect, the Fund's operations or financial condition, there has been an increase in the frequency and sophistication of the cyber and security threats that the Fund faces, with attacks ranging from those common to businesses generally to more advanced and persistent attacks. Security incidents or cyber-attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside or inside parties, as well as through employee malfeasance. The Fund or its third-party providers may face a heightened risk of a security breach or disruption with respect to confidential, personal or other sensitive information resulting from an attack, including by foreign governments or cyber terrorists. The Fund may be a target for attacks because, as a registered investment company, the Fund holds confidential and other sensitive information, including price information, about existing and potential investments. Further, the Fund is dependent on third-party service providers for hosting hardware, software and data processing systems that the Fund does not control. The Fund also relies on third-party vendors for certain aspects of its businesses, including for certain information systems, technology and administration of the Fund's funds and compliance matters. While the Fund relies on the cybersecurity strategy and policies implemented by Ares, which includes the performance of risk assessments on third-party providers, the Fund's reliance on them and their potential reliance on third-party providers removes certain cybersecurity functions from outside of the Fund's immediate control, and cyber-attacks on Ares, on the Fund or on the Fund's third-party service providers could adversely affect the Fund, the Fund's business and its reputation. The Fund cannot guarantee that third parties and infrastructure in Ares' networks and Ares' and the Fund's partners' networks have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to Ares' information technology systems or the third-party information technology systems that support the Fund's services. Ares' and the Fund's ability to monitor these third parties' information security practices is limited, and they may not have adequate information security measures in place. The costs related to cyber-attacks or other security threats or disruptions may not be fully insured or indemnified by others, including by the Fund's third-party providers.

Security incidents and cyber-attacks may originate from a wide variety of sources, and while Ares has implemented processes, procedures and internal controls designed to mitigate cybersecurity risks and cyber-attacks, these measures do not guarantee that a security incident or cyber-attack will not occur or that the Fund's financial results or operations will not be negatively impacted by such an incident, especially because the techniques of threat actors change frequently and are often not recognized until launched, and may be enhanced by artificial intelligence technologies. Ares relies on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on their information systems, as well as on policies and procedures to protect against the unauthorized or unlawful disclosure of confidential, personal or other sensitive information. Although Ares takes protective measures and endeavors to strengthen its computer systems, software, technology assets and networks to prevent and address potential security incidents and cyber-attacks, there can be no assurance that any of these measures prove effective. Ares expects to be required to devote increasing levels of funding and resources, which may in part be allocated to the Fund, to comply with evolving cybersecurity and privacy laws and regulations and to continually monitor and enhance its cybersecurity procedures and controls.

The Portfolio Funds also rely on similar systems and face similar risks. A disruption or compromise of these systems could have a material adverse effect on the value of these funds.

Market Disruption from Technological Developments

Artificial intelligence, including machine learning technology and generative artificial intelligence, is rapidly evolving. While the full extent of current or future risks related thereto is not possible to predict, artificial intelligence could significantly disrupt the business models and markets in which the Fund operates and subject it to increased competition, legal and regulatory risks and compliance costs, any of which could have a material adverse effect on the Fund or the Portfolio Funds' business, financial condition and results of operations.

The Fund and the Adviser may expand their use of artificial intelligence tools and technologies in the operation of their business. These uses come with potential risks, including, but not limited to, generation of inaccurate results, misuse or disclosures of confidential information, infringement of third party intellectual property rights, potential cybersecurity vulnerabilities, reputational risk and regulatory burdens. Artificial intelligence models may create outputs that are flawed, inaccurate, biased, or that infringe or misappropriate intellectual property of third parties. To the extent the Fund, the Adviser, or any of the Portfolio Funds rely on such technologies, these risks could negatively impact the Fund or the Portfolio Funds. There is also a risk that artificial intelligence tools or applications may be misused by employees and/or third parties engaged by the Fund, the Adviser or the Portfolio Funds. Further, the Fund, the Adviser or the Portfolio Funds may not be able to control how third-party artificial intelligence technologies that they choose to use are developed or maintained, or how data they input is used or disclosed, even where contractual protections with respect to these matters have been sought. The misuse or misappropriation of the Fund's data could have an adverse impact on the Fund's reputation and could subject it to legal and regulatory investigations and/or actions.

The Fund or the Portfolio Funds may also be exposed to competitive risks related to the adoption of artificial intelligence or other new technologies by others within their respective industry. If the Fund's competitors are more successful than it in the use of artificial intelligence or development of services or products based on artificial intelligence, or the Fund does so at a slower pace than others, the Fund may be at a competitive disadvantage. In addition, the Fund's investments in technology systems and artificial intelligence may not deliver the benefits it expects, which could be costly for its business.

Finally, governments and regulators in the U.S. and abroad have proposed, adopted or are considering laws, regulations and guidance governing the development, deployment and use of artificial intelligence systems, including requirements relating to transparency, accountability, data governance, risk management, human oversight, cybersecurity, intellectual property and recordkeeping. For example, the EU has adopted the EU Artificial Intelligence Act, which applies on a phased basis that began in 2025, and a number of U.S. states have enacted general artificial intelligence laws. These and other developments could increase the Fund's compliance costs, restrict its use of artificial intelligence in its business and investment processes, require changes to its policies, procedures, controls and vendor arrangements, and expose it to investigations, enforcement actions, litigation, fines, penalties or reputational harm.

Tax Considerations for the Fund

The Fund has elected to be treated as, and intends to continue to qualify to be treated as, a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements. If the Fund fails to qualify as a RIC it will become subject to corporate-level income tax, and the resulting corporate taxes could substantially reduce the Fund's net assets, the amount of income available for distributions to Shareholders, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and the Shareholders. See "Material U.S. Federal Income Tax Considerations."

Each of the aforementioned ongoing requirements for qualification of the Fund as a RIC requires that the Adviser obtain information from or about the underlying investments in which the Fund is invested. Portfolio Funds and Portfolio Fund Managers may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code. If the Fund does not receive sufficient information from Portfolio Funds or Portfolio Fund Managers, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.

In order to meet the 90% Gross Income Test (as defined below in "Material U.S. Federal Income Tax Considerations - Qualification and Taxation as a Regulated Investment Company"), the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may be required to hold such investments through a subsidiary that is treated as a corporation for U.S. federal income tax purposes. In such a case, any income from such investments is generally not expected to adversely affect the Fund's ability to meet the 90% Gross Income Test, although such income generally would be subject to U.S. corporate federal income tax (and possibly state and local taxes), which the Fund would indirectly bear through its ownership of such subsidiary. See "Material U.S. Federal Income Tax Considerations -  Qualification and Taxation as a Regulated Investment Company."

If, before the end of any quarter of its taxable year, the Fund believes that it may fail the Diversification Tests (as defined below in "Material U.S. Federal Income Tax Considerations - Qualification and Taxation as a Regulated Investment Company"), the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult to pursue because of the limited liquidity of the Fund's investments. While relevant tax provisions afford a RIC a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund's ability to effect a sale of an investment may limit the Fund's use of this cure period. In certain cases, the Fund may be afforded a longer cure period under applicable savings provisions, but the Fund may be subject to a penalty tax in connection with its use of those savings provisions. If the Fund fails to satisfy the Diversification Tests or other RIC requirements, the Fund may fail to qualify as a RIC under the Code. If the Fund fails to qualify as a RIC, it would become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes) and distributions to the Shareholders generally would be treated as corporate dividends. See "Material U.S. Federal Income Tax Considerations - Failure to Qualify as a Regulated Investment Company." In addition, the Fund is required each December to make certain "excise tax" calculations based on income and gain information that must be obtained from the Portfolio Funds or Portfolio Fund Managers. If the Fund does not receive sufficient information from the Portfolio Funds or Portfolio Fund Managers, it risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income (in addition to the corporate income tax). The Fund may, however, attempt to avoid such outcomes by paying a distribution that is or is considered to be in excess of its current and accumulated earnings and profits for the relevant period (i.e., a return of capital).

In addition, the Fund may directly or indirectly invest in Portfolio Funds located outside the United States. Such Portfolio Funds may be subject to withholding taxes and other taxes in such jurisdictions with respect to their investments. In general, a U.S. person will not be able to claim a foreign tax credit or deduction for foreign taxes paid by the Fund. Further, adverse United States tax consequences can be associated with certain foreign investments, including potential United States withholding taxes on foreign investment entities with respect to their United States investments and potential adverse tax consequences associated with investments in any foreign corporations that are characterized for U.S. federal income tax purposes as "controlled foreign corporations" or "passive foreign investment companies."

The Fund may retain some income and capital gains in the future, including for purposes of providing the Fund with additional liquidity, which amounts would be subject to the 4% U.S. federal excise tax to the extent they exceed the Excise Tax Distribution Requirement (as defined herein), in addition to the corporate income tax. In that event, the Fund will be liable for the tax on the amount by which the Fund does not meet the foregoing distribution requirement. See "Material U.S. Federal Income Tax Considerations - Qualification and Taxation as a Regulated Investment Company."

Tax Laws Subject to Change

It is possible that the current U.S. federal, state, local, or foreign income tax treatment accorded an investment in the Fund will be modified by legislative, administrative, or judicial action in the future. The nature of additional changes in U.S. federal or non-U.S. income tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after tax rate of return of an investment in the Fund, including with retroactive effect. Potential investors therefore should seek, and must rely on, the advice of their tax advisers with respect to the possible impact on their investments of recent legislation, as well as any future proposed tax legislation or administrative or judicial action.

Incentive Fee

The Incentive Fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund's behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement.

Any Incentive Fee payable by the Fund that relates to an increase in value of the Fund's investments may be computed and paid on gain or income that is unrealized, and the Adviser is not obligated to reimburse the Fund for any part of an Incentive Fee it previously received. If a Fund investment with an unrealized gain subsequently decreases in value, it is possible that such unrealized gain previously included in the calculation of an Incentive Fee will never become realized. Thus, the Fund could have paid an Incentive Fee on income or gain the Fund never received. See "Investment Advisory and Management Agreement - Incentive Fee" and "- Incentive Fee Examples."

The Incentive Fee is computed and paid on net profits that may include interest that has been accrued but not yet received in cash, such as market discount, debt instruments with payment in kind ("PIK") interest, preferred stock with PIK dividends and zero coupon securities, in addition to amounts related to unrealized capital appreciation. If there is a default on an investment by the obligor or such capital appreciation is not ultimately realized, it is possible that amounts previously used in the calculation of the Incentive Fee will become uncollectible, and the Adviser will have no obligation to refund any fees it received in respect of such accrued income. In addition, since in certain cases the Fund may recognize net profits before or without receiving cash representing such net profits and have a corresponding obligation to make an Incentive Fee payment, the Fund may have to sell some of its investments at times it would not consider advantageous, raise additional debt or equity capital or reduce new investments to meet its payment obligations.

Indemnification Obligations and Limited Liability of Trustees and Adviser

None of the Trustees, the Adviser or any of their respective affiliates, principals, members, shareholders, partners, officers, directors, employees, agents and representatives (each an "Indemnified Person") shall have any liability, responsibility or accountability in damages or otherwise to any Shareholder or the Fund for, and the Fund agrees, to the fullest extent permitted by law, to indemnify, pay, protect and hold harmless each Indemnified Person from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Fund) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Fund in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Fund, on the part of the Indemnified Persons when acting on behalf of the Fund or otherwise in connection with the business or affairs of the Fund, or on the part of any agents when acting on behalf of the Fund (collectively, the "Indemnified Liabilities"); provided that the Fund shall not be liable to any Indemnified Person for any portion of any Indemnified Liabilities which results from such Indemnified Person's willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties. Notwithstanding the foregoing, no waiver or release of personal liability of any Indemnified Person will be effective to waive any liabilities of such Indemnified Persons under the U.S. federal securities laws to the extent any such waiver or release is void under Section 14 of the Securities Act.

Regulatory Scrutiny and Reporting

The Fund and the Adviser may be subject to increased scrutiny by government regulators, investigators, auditors and law enforcement officials regarding the identities and sources of funds of investors. In that connection, in the future the Fund may become subject to additional obligations that may affect its investment program, the manner in which it operates and, reporting requirements regarding its investments and investors. Each Shareholder will be required to provide to the Fund such information as may be required to enable the Fund to comply with all applicable legal or regulatory requirements, and each Shareholder will be required to acknowledge and agree that the Fund may disclose such information to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file such reports with such authorities as may be required by applicable law or regulation.

Best-Efforts Offering Risk

This offering is being made on a reasonable best-efforts basis, whereby the Distributor is only required to use its reasonable best efforts to sell the Shares and neither it nor any selling agent has a firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for the allocation of the Fund's investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund's expenses over a smaller capital base. As a result, the Fund may be unable to achieve its investment objective and a Shareholder could lose some or all of the value of his, her or its investment in the Shares. The Distributor is an affiliate of the Fund and the Adviser. As a result, the Distributor's due diligence review and investigation of the Fund and this Prospectus cannot be considered to be an independent review.

POTENTIAL CONFLICTS OF INTEREST

The Adviser is accountable to the Fund as a fiduciary, and, consequently, must operate the Fund prudently, in good faith and in the interest of and for the benefit of the Shareholders. As discussed below, prospective investors should be aware of potential conflicts of interest before investing. By purchasing Shares, each Shareholder will be deemed to have acknowledged the existence of such actual and potential conflicts of interest and to have waived any claim with respect to the existence of such actual and potential conflicts of interest.

Management of Similar Accounts. Certain of the Fund's executive officers and Trustees, and the employees of the Adviser or its affiliates, serve or may serve as officers, trustees or principals of entities that operate in the same or a related line of business as the Fund or of Other Managed Accounts. As a result, they have obligations to investors in those entities, the fulfilment of which might not be in the best interests of the Fund or its Shareholders. Moreover, notwithstanding the difference in principal investment objectives between the Fund and the Other Managed Accounts, including existing or future pooled investment vehicles, separately managed accounts, co-investment vehicles, continuation vehicles, strategic accounts, proprietary accounts and other investment vehicles managed, sponsored or advised by the Adviser or its affiliates, may have overlapping investment objectives or otherwise compete for investment opportunities. Accordingly, such accounts may invest, whether principally or secondarily, in asset classes similar to those targeted by the Fund. To the extent the Other Managed Accounts have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced.

Investment opportunities are allocated among the Fund and Other Managed Accounts pursuant to the Adviser's investment allocation policy, which considers a variety of factors, including investment objectives, available capital, portfolio construction, diversification, lifecycle, investment restrictions, regulatory considerations and actual or potential conflicts of interest. The application of these factors involves subjective judgments, and an investment opportunity that may otherwise be consistent with the Fund's investment strategy may be allocated in whole or in part to one or more Other Managed Accounts or may not be offered to the Fund at all. In addition, if the Adviser determines in good faith that an investment opportunity is not suitable for the Fund under its investment allocation policy, such opportunity may be pursued by Other Managed Accounts or, where permitted, by the Adviser or its affiliates for their own account. Additionally, certain employees of the Adviser and its management face conflicts in their time management and commitments as well as in the allocation of investment opportunities among the Fund, Other Managed Accounts and other Ares entities.

Material Non-Public Information; Information Barriers. In the course of its investment activities, Ares and its affiliates may obtain confidential or material non-public information regarding issuers, portfolio companies or potential investments. Except in limited circumstances, Ares generally does not maintain information barriers among many of its investment businesses. As a result, the receipt of material non-public information by one investment team may restrict the investment activities of Other Managed Accounts with respect to the relevant issuer. The Fund is managed within Ares' Secondaries Group, which is subject to a permanent one-way information barrier designed to limit the flow of confidential or material non-public information obtained by the Secondaries Group to other areas of the Ares platform. While this information barrier is intended to reduce the potential impact of the Fund's activities on Other Managed Accounts, it may also limit the Fund's access to certain investment personnel, information, expertise or other resources that might otherwise be available across the broader Ares platform. In addition, in certain circumstances, the Adviser may establish temporary information barriers, or require certain investment professionals to recuse themselves from particular investment decisions or committee deliberations, where necessary to address confidentiality obligations or applicable legal or regulatory restrictions. These information barriers and other restrictions may adversely affect the Fund's ability to pursue, acquire, dispose of or otherwise manage investments and may reduce the investment opportunities available to the Fund.

Transactions with Other Managed Accounts, the Adviser and its Affiliates. The Investment Company Act imposes significant limits on co-investments with affiliates of the Fund. The Co-Investment Exemptive Order permits the Fund to co-invest alongside Other Managed Accounts in privately negotiated transactions. Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit the Fund's ability to participate in a co-investment transaction. These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and the participating Other Managed Accounts. An inability to receive the desired allocation to potential investments may affect the Fund's ability to achieve the desired investment returns.

In the event investment opportunities are allocated among the Fund and Other Managed Accounts, the Fund may not be able to structure its investment portfolio in the manner desired. The Fund may invest in Portfolio Funds in which the Adviser and/or its affiliates (including, to the extent permitted by applicable law, Other Managed Accounts) has an investment, and the Adviser and/or its affiliates may invest in Portfolio Funds in which the Fund has made an investment. From time to time, the Fund and Other Managed Accounts may make investments at different levels of an issuer's capital structure or otherwise in different classes of an issuer's securities. Such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. The Adviser has adopted procedures governing the co-investment in securities acquired in private placements with certain clients of the Adviser.

Adviser Affiliates May Engage in Adverse Activities. The Fund may invest in Portfolio Funds or Direct Investments that have relationships with affiliates of the Adviser or other funds or clients of the Adviser. Such affiliates may take actions that are detrimental to the interests of the Fund in such Portfolio Funds or portfolio companies.

The Adviser, its affiliates and their clients may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund's investments may be negatively impacted by the activities of the Adviser and its affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The Adviser may enter into transactions and invest in securities, instruments and currencies on behalf of the Fund in which customers of its affiliates, to the extent permitted by applicable law, serve as the counterparty, principal or issuer. In such cases, such party's interests in the transaction would generally be adverse to the interests of the Fund, and such party would have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase, holding and sale of such investments by the Fund may enhance the profitability of the Adviser or its affiliates. The Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Adviser affiliates and may also enter into transactions with other clients of an affiliate where such other clients have interests adverse to those of the Fund.

By reason of the various activities of the Adviser and its affiliates, the Adviser and such affiliates may acquire confidential or material non-public information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Fund investments that might otherwise have been sold at the time.

Advisory Fee and Incentive Fee Arrangements. The Adviser is paid a fee based on a percentage of the Fund's net assets. The participation of the Adviser's investment professionals in the valuation process therefore results in a conflict of interest. The Adviser also has a conflict of interest in deciding whether to cause the Fund to invest in more speculative investments or financial instruments, which increase the assets or profits of the Fund and, accordingly, the Advisory Fee or Incentive Fee payable by the Fund to the Adviser. Certain Other Managed Accounts pay the Adviser or its affiliates performance-based compensation, which could create an incentive for the Adviser or its affiliate to favor such accounts over the Fund.

Conflicts Associated with Fee Arrangements with Portfolio Funds. In certain cases, the Adviser or its affiliates may enter into arrangements with a Portfolio Fund Manager under which the Portfolio Fund Manager agrees to rebate a portion of its management fee or make other fee payments in connection with an investment in the Portfolio Fund by an investment vehicle managed or sponsored by the Adviser or its affiliates. To the extent any such rebates or payments relate to the Fund's investment in a Portfolio Fund, the Fund will receive the economic benefit of such rebate or payment. However, to the extent the Adviser, in its sole discretion, determines that such an arrangement is not permissible or appropriate for the Fund, other vehicles managed by the Adviser or its affiliates may nonetheless participate in the rebate or repayment. Affiliates of the Adviser may receive and retain these payments with respect to other investment vehicles in consideration of, or to defray the cost of, services provided by such affiliates. The receipt of such payments by affiliates of the Adviser could incentivize the Adviser to participate in Portfolio Funds whose managers agree to make such payments or could enhance the likelihood that Portfolio Fund Managers will agree to make such payments.

Portfolio Fund Valuation May be Affected by Compensation Arrangements. If a Portfolio Fund calculates its compensation on the value of the Portfolio Fund's assets, the Portfolio Fund's manager may exercise discretion in assigning values to the Portfolio Fund's investments. These factors can create a conflict of interest because the value assigned to an investment may affect the advisory fee at the Portfolio Fund level. If there is a difference in the advisory fee required to be paid, the Portfolio Fund's documents generally do not require the Portfolio Fund's manager to return past advisory fees, although claw-back provisions in a Portfolio Fund's documents may permit the recovery of excess carried interest distributions.

Potential Conflicts of Interest at the Portfolio Fund Level. Each Portfolio Fund may become involved in activities in which there is a potential conflict between the interests of Portfolio Fund investors, like the Fund, and the Portfolio Fund's management. Typically, Portfolio Funds will have an investor's committee with some degree of supervision over potential conflicts, although there can be no assurance that such committee, or other conflict of interest provisions of a Portfolio Fund's governing documents, will be effective.

Proxy Voting. The Adviser has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions made on behalf of advisory clients, including the Fund, and to help ensure that such decisions are made in accordance with its fiduciary obligations to clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions may have the effect of favoring the interests of other clients, provided that the Adviser believes such voting decisions to be in accordance with its fiduciary obligations.

MANAGEMENT OF THE FUND

Board of Trustees

The Role of the Board

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day management and operation of the Fund. The Board does not have responsibility for the day-to-day management of the Fund, and its oversight role does not make the Board a guarantor of the Fund's investments or activities. The Board has appointed various individuals of the Adviser as officers of the Fund with responsibility to monitor and report to the Board on the Fund's operations. In conducting its oversight, the Board receives regular reports from these officers and from other senior officers of the Adviser regarding the Fund's operations.

Board Structure and Committees

As required by the Investment Company Act, a majority of the Fund's Trustees are Independent Trustees and are not affiliated with the Adviser. The Independent Trustees exercise their informed business judgment to appoint an individual of their choosing to serve as Chair of the Board, regardless of whether the Trustee happens to be independent or a member of management. Effective December 31, 2024, the Board appointed Nathan Walton as its Chair. The appointment of Mr. Walton as Chair reflects the Independent Trustees' belief that the Board's leadership structure, in which the Chair is an interested person of the Fund, is appropriate because the Independent Trustees believe that an interested Chair has a personal and professional stake in the quality and continuity of services provided by the Adviser to the Fund. The Independent Trustees believe that they can act independently and effectively without having an Independent Trustee serve as Chair and that a key factor for assuring that they are in a position to do so is for the Trustees who are independent of the Adviser to constitute a majority of the Board. The Board has established two standing committees: an Audit Committee and a Nominating Committee. During the fiscal year ended March 31, 2026, the Audit Committee met four times and the Nominating Committee met three times.

The Board has formed an Audit Committee composed of all of the Independent Trustees, the functions of which are: (i) to oversee the Fund's accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund's service providers; (ii) to oversee the quality and objectivity of the Fund's financial statements and the independent audit of those statements; (iii) to assist the Board in selecting the Fund's independent registered public accounting firm, to directly supervise the compensation and performance of such independent registered public accountants and generally to act as a liaison between the independent registered public accountants and the Board; and (iv) to review and, as appropriate, approve in advance non-audit services provided by such independent registered public accountants to the Fund, the Adviser, and, in certain cases, other affiliates of the Fund. The Audit Committee acts in accordance with the Fund's audit committee charter.

The Board has formed a Nominating and Governance Committee composed of all of the Independent Trustees, whose function, subject to the oversight of the Board, is to select and nominate persons for elections or appointment by the Board as Trustees of the Fund. The Nominating and Governance Committee acts in accordance with the Fund's nominating and governance committee charter. The Nominating and Governance Committee may consider nominees recommended by Shareholders.

Board Oversight of Risk Management

As part of its oversight function, the Board receives and reviews various reports relating to risk management. Because risk management is a broad concept comprised of many different elements (including, among other things, investment risk, valuation risk, credit risk, compliance and regulatory risk, business continuity risk, cyber risk and operational risk), Board oversight of different types of risks is handled in different ways. For example, the full Board could receive and review reports from senior personnel of the Adviser (including senior compliance, financial reporting and investment personnel) or their affiliates regarding various types of risks, such as operational, compliance and investment risk, and how they are being managed. The Audit Committee may participate in the oversight of risk management in certain areas, including meeting with the Fund's financial officers and with the Fund's independent public accountants to discuss, among other things, annual audits of the Fund's financial statements and the auditor's report thereon and the auditor's annual report on internal control.

Board of Trustees and Officers

Any vacancy on the Board of Trustees may be filled by the remaining Trustees, except to the extent the Investment Company Act requires the election of Trustees by Shareholders. The Fund's officers are appointed by the Trustees and oversee the management of the day-to-day operations of the Fund under the supervision of the Board. All of the officers of the Fund are directors, officers or employees of the Adviser or its affiliates. Certain of the Trustees and officers of the Fund are also directors and officers of other investment companies managed or advised by the Adviser or its affiliates. To the fullest extent allowed by applicable law, including the Investment Company Act, the Declaration of Trust indemnifies the Trustees and officers for all costs, liabilities and expenses that they may experience as a result of their service as such.

The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under "Management of the Fund" in the SAI.

Portfolio Management

Adviser

Ares Capital Management II LLC, 245 Park Avenue, 44th Floor, New York, New York 10167, serves as the investment adviser to the Fund. The Adviser is registered as an investment adviser under the Advisers Act, and is an indirect, wholly-owned subsidiary of Ares.

Primary Portfolio Managers

The personnel of the Adviser who have primary responsibility for management of the Fund are Barry Miller, Nathan Walton and David Herbers. The Fund's primary portfolio managers, along with other senior members of Ares Secondaries Group's private equity team, serve on the Investment Committee of the Adviser responsible for overseeing the Fund, which formulates investment guidelines for the Fund and approves all acquisitions, dispositions and financing decisions. The senior members of Ares Secondaries Group's private equity team have an average of 25 years of sourcing, structuring and underwriting experience across secondary and primary private equity markets across numerous investment cycles.

Barry Miller is a Partner in the Ares Secondaries Group, where he focuses on private equity secondaries. Mr. Miller serves as a member of the Ares Secondaries Group's Private Equity and Infrastructure Investment Committees. Prior to joining Ares in 2021, he was a Partner in the Landmark Partners Private Equity Group, where he focused on transaction origination, underwriting and negotiation of private equity investments. Previously, Mr. Miller was Head of Private Equity at the New York City Retirement Systems (NYCRS), where he served on the LP Advisory Boards of more than 40 private equity funds. In addition, he was a Partner at Pomona Capital ("Pomona"), where he focused on sourcing and executing secondary transactions and was a member of the Pomona Capital Investment Committee. Prior to joining Pomona, he was a Senior Investment Manager at AXA Private Equity, where he was also Head of the New York office and served on the Global Investment Committee of AXA Private Equity. Mr. Miller currently serves on the Board of Directors for the Robert Toigo Foundation, an organization devoted to diversity in the investment management business, and is a member of the Tulane School of Liberal Arts Deans' Advisory Council and Tulane Olive & Blue Society supporting Tulane Athletics. Mr. Miller previously served as a member of the Sponsors for Educational Opportunity Limited Partner Advisory Council. Mr. Miller holds a B.A. from Tulane University in Economics.

Nathan Walton is a Partner and Head of Private Equity in the Ares Secondaries Group. Mr. Walton serves as a member of the Ares Secondaries Group's Private Equity, Credit and Infrastructure Investment Committees, the Ares Private Equity Group's Energy Opportunities and Extended Value Investment Committees, the Ares Infrastructure Group's Climate Infrastructure Partners Investment Committee and the Ares Sports, Media and Entertainment Investment Committee. Mr. Walton joined Ares in 2006 and previously served as a Co-Head of the Ares Private Equity Group. Mr. Walton holds a B.A. from Princeton University in Politics and an M.B.A. from the Stanford Graduate School of Business.

David Herbers is a Partner in the Ares Secondaries Group, where he focuses on private equity secondaries. Additionally, he serves as a member of the Ares Secondaries Group's Private Equity Investment Committee. Prior to joining Ares in 2021, he was a Director in the Private Equity Group at Landmark Partners, where he focused on transaction origination, underwriting, and negotiation of private equity investments. Previously, Mr. Herbers was a Vice President at Pomona Capital, where he was responsible for sourcing, evaluating, and executing secondary investments. In addition, he was a Vice President in Corporate Finance at KKR & Co. Mr. Herbers holds a B.S. from Santa Clara University in Finance and an M.B.A. from Columbia Business School in Finance and Real Estate.

The SAI provides additional information about the Fund's primary portfolio managers' compensation, other accounts managed by them and their ownership of any Shares of the Fund.

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

The Adviser, subject to supervision by the Board, provides certain investment advisory, management and administrative services to the Fund pursuant to an Investment Advisory and Management Agreement between the Fund and the Adviser.

Advisory Fee

In consideration of the advisory services provided by the Adviser, the Fund pays the Adviser a quarterly Advisory Fee at an annual rate of 1.40% based on the value of the Fund's Managed Assets calculated and accrued monthly as of the last business day of each month. For purposes of determining the Advisory Fee payable to the Adviser, the value of the Fund's Managed Assets will be calculated prior to the inclusion of the Advisory Fee and Incentive Fee payable to the Adviser or to any purchases or repurchases of Shares of the Fund, except as noted below, or any distributions by the Fund. "Managed Assets" means the total assets of the Fund (including any assets attributable to any borrowings or other indebtedness or preferred shares that may be issued) minus the Fund's liabilities other than liabilities relating to borrowings or other indebtedness.

The Advisory Fee is payable in arrears within five (5) business days after the completion of the NAV computation for the quarter. Purchased shares are incorporated into the beginning of month NAV and included in the computation of the Advisory Fee payable. Share repurchases are included in the computation of the Advisory Fee and Incentive Fee payable through the Valuation Date as described in "Repurchase of Shares." The Advisory Fee and Incentive Fee, if any, is paid to the Adviser out of the Fund's assets, and therefore decreases the net profits or increases the net losses of the Fund. This Advisory Fee is separate from the Incentive Fee that the Adviser receives in the event that specified investment returns are achieved by the Fund.  For the year ended March 31, 2026, the Fund incurred Advisory Fees of $59,954,933, of which $1,032,731 were waived or reimbursed. For the year ended March 31, 2025, the Fund incurred Advisory Fees of $28,276,132, of which $2,249,871 were waived or reimbursed. For the fiscal year ended March 31, 2024, the Fund incurred Advisory Fees of $7,444,901, none of which were waived or reimbursed.

Incentive Fee

At the end of each calendar quarter of the Fund, the Adviser is entitled to receive an Incentive Fee equal to 12.5% of the difference, if positive, between (i) the net profits of the Fund for the relevant period and (ii) the balance, if any, of the Loss Recovery Account at the start of the relevant period. For the purposes of the Incentive Fee, the term "net profits" shall mean (i) the amount by which the NAV of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses) plus (ii) the aggregate distributions accrued during the period. For the year ended March 31, 2026, the Fund incurred Incentive Fees of $57,221,851, none of which were waived. For the year ended March 31, 2025, the Fund incurred Incentive Fees of $42,061,861, none of which were waived. For the fiscal year ended March 31, 2024, the Fund incurred Incentive Fees of $13,310,224, none of which were waived.

The Fund maintains a Loss Recovery Account, which had an initial balance of zero and is (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Net losses are defined as the amount by which the NAV of the Fund on the last day of the relevant period is less than the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses).

For the avoidance of doubt, any change in the NAV of the Fund directly as a result of subscriptions or repurchases during each measurement period are not included for purposes of the "net profits" or "net losses" calculations. Shareholders of the Fund will benefit from the Loss Recovery Account in proportion to their holdings of Shares, although such benefit may vary depending on when a Shareholder purchases or redeems Shares and the balance in the Loss Recovery Account at such time.

The Adviser does not return to the Fund amounts paid to it on net profits that the Fund has not yet received in cash if such amounts are not ultimately received by the Fund in cash. If the Fund does not ultimately receive amounts in cash, a loss would be recognized, which would increase the amount of the Loss Recovery Account and reduce future Incentive Fee payments.

Any Incentive Fee payable by the Fund that relates to an increase in value of the Fund's investments may be computed and paid on gain or income that is unrealized, and the Adviser is not obligated to reimburse the Fund for any part of an Incentive Fee it previously received. If a Fund investment with an unrealized gain subsequently decreases in value, it is possible that such unrealized gain previously included in the calculation of an Incentive Fee will never become realized. Thus, the Fund could have paid an Incentive Fee on income or gain the Fund never received.

Prior to September 26, 2023, the Loss Recovery Account was permitted to be reset on a trailing four-quarter measurement period, with such measurement period commencing at the conclusion of the first calendar quarter of the Fund's operations (i.e., June 30, 2022). This reset had no impact on the Loss Recovery Account, as the Loss Recovery Account had no balance as of June 30, 2023. As a result, the only reset of the Loss Recovery Account occurred on June 30, 2023. The Fund's net losses maintained on its Loss Recovery Account have not been and will not be reset after July 1, 2023.

Incentive Fee Examples

A high-water mark is a common mechanism used to determine whether a fund's investment adviser is eligible for performance-based fee compensation. For the Fund, this metric is tracked using the Loss Recovery Account. As the Incentive Fee is charged to the Fund, the calculation of the Loss Recovery Account may result in different Shareholder-level fee experiences for the same gross return depending on the date on which a Shareholder purchases and redeems their Shares and the Loss Recovery Account balances at those times.

The following is an example for a hypothetical fund of the calculation of an incentive fee with a Loss Recovery Account, with hypothetical investors purchasing shares and redeeming their shares at different times. For simplicity, it is assumed that these investors can redeem their positions in full without restrictions and that both subscriptions and redemptions occur at quarterly intervals. These examples are not a prediction of, and do not represent, the projected or actual performance of the Fund nor the Incentive Fees that the Fund (and, indirectly, Shareholders) may be subject to over time.

In this example, the hypothetical fund follows a high-water mark measured at the fund-level with a Loss Recovery Account. Investor A invests $100 at the inception of the fund and holds for one year before selling its entire position at the end of Quarter 4 for $80. During this time, the fund has declined in value by 20%. In this example, no incentive fees were collected due to the negative fund performance, and at the end of Year 1, the fund has a positive Loss Recovery Account balance.

Investor A: Performance Summary
Quarter No.	New Subscriptions	New Redemptions	Ending NAV	Net Gain/Loss (Periodic)		Gross Return (Periodic)	Net Return (Periodic)	Net Multiple
1	$100.0	$0.0	$94.6	-	$5.8	-5.0%	-5.8%	0.94	x
2	$0.0	$0.0	$89.4	-	$5.5	-5.0%	-5.8%	0.89	x
3	$0.0	$0.0	$84.6	-	$5.2	-5.0%	-5.8%	0.84	x
4	$0.0	$80.0	$0.0	-	$4.9	-5.0%	-5.8%	0.79	x
5
6
7
8
9
10
11
12

Fund-Level Fee Summary (Year 1)
Quarter No.	Gross Return	Advisory Fee	Incentive Fee	Loss Recovery Account Balance
1	-5.0%	$0.4	$0.0	$5.8
2	-5.0%	$0.3	$0.0	$11.2
3	-5.0%	$0.3	$0.0	$16.4
4	-5.0%	$0.3	$0.0	$21.3

At the end of Year 1 (beginning of Quarter 5), Investor B subscribes to the fund with an $80 investment (i.e., the fund's NAV at the time Investor A redeemed). In effect, Investor B has purchased the position of Investor A and has inherited a positive Loss Recovery Account. Investor B also holds for a one-year period and redeems its position in full at the end of Year 2. During this time, the fund grows at an annual rate of 20%. Despite this positive performance, Investor B does not pay an incentive fee due to the positive Loss Recovery Account balance that was accumulated at the fund-level during the first year of operation.

Investor B: Performance Summary
Quarter No.	New Subscriptions	New Redemptions	Ending NAV	Net Gain/Loss (Periodic)	Gross Return (Periodic)	Net Return (Periodic)	Net Multiple
1
2
3
4
5	$80.0	$0.0	$83.7	$3.5	5.0%	4.3%	1.04	x
6	$0.0	$0.0	$87.6	$3.6	5.0%	4.3%	1.09	x
7	$0.0	$0.0	$91.7	$3.8	5.0%	4.3%	1.14	x
8	$0.0	$96.0	$0.0	$4.0	5.0%	4.3%	1.18	x
9
10
11
12

Fund-Level Fee Summary (Years 1-2)
Quarter No.	Gross Return	Advisory Fee	Incentive Fee	Loss Recovery Account Balance
1	-5.0%	$0.4	$0.0	$5.8
2	-5.0%	$0.3	$0.0	$11.2
3	-5.0%	$0.3	$0.0	$16.4
4	-5.0%	$0.3	$0.0	$21.3
5	5.0%	$0.3	$0.0	$17.8
6	5.0%	$0.3	$0.0	$14.2
7	5.0%	$0.3	$0.0	$10.4
8	5.0%	$0.3	$0.0	$6.5

At the end of Year 2 (beginning of Quarter 9), Investor C subscribes to the fund with a $96 investment (i.e., the fund's NAV at the time Investor B redeemed). Similar to the trade between Investor A and B, Investor C has effectively purchased Investor B's position and inherited the Loss Recovery Account balance at that time. Investor C also holds this position for one year, ultimately redeeming its stake in full at the end of Year 3. During this time, the fund grows at an identical rate of 20% as it did in Year 2. However, starting in Quarter 10, the fund has grown enough to clear its initial high-water mark and is eligible to pay an incentive fee. This means that Investor B and C, despite having identical gross returns and hold periods, indirectly bear different fee amounts due to differing Loss Recovery Account balances inherited at the time of their respective investments.

Investor C: Performance Summary
Quarter No.	New Subscriptions	New Redemptions	Ending NAV	Net Gain/Loss (Periodic)	Gross Return (Periodic)	Net Return (Periodic)	Net Multiple
1
2
3
4
5
6
7
8
9	$96.0	$0.0	$100.5	$4.1	5.0%	4.3%	1.04	x
10	$0.0	$0.0	$105.2	$4.1	5.0%	4.1%	1.09	x
11	$0.0	$0.0	$110.1	$4.0	5.0%	3.8%	1.13	x
12	$0.0	$115.2	$0.0	$4.2	5.0%	3.8%	1.17	x

Fund-Level Fee Summary (Years 1-3)
Quarter No.	Gross Return	Advisory Fee	Incentive Fee	Loss Recovery Account Balance
1	-5.0%	$0.4	$0.0	$5.8
2	-5.0%	$0.3	$0.0	$11.2
3	-5.0%	$0.3	$0.0	$16.4
4	-5.0%	$0.3	$0.0	$21.3
5	5.0%	$0.3	$0.0	$17.8
6	5.0%	$0.3	$0.0	$14.2
7	5.0%	$0.3	$0.0	$10.4
8	5.0%	$0.3	$0.0	$6.5
9	5.0%	$0.3	$0.0	$2.3
10	5.0%	$0.4	$0.2	$0.0
11	5.0%	$0.4	$0.6	$0.0
12	5.0%	$0.4	$0.6	$0.0

Reimbursement Arrangements

The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in the Investment Advisory and Management Agreement.

In addition to the fees and expenses to be paid by the Fund under the Investment Advisory and Management Agreement, the Adviser and its affiliates are entitled to reimbursement by the Fund of the Adviser's and its affiliates' cost of providing the Fund with certain non-advisory services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund at the request of the Fund, the Fund reimburses the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board. If the Adviser or its affiliates seek reimbursements of such costs, such action may cause the Fund's expenses to be higher than the expenses shown herein, perhaps by a material amount. The Adviser may, in its sole discretion, waive or not seek reimbursement for accounting, legal, clerical or administrative services to the Fund.

The Investment Advisory and Management Agreement was most recently approved by the Board (including a majority of the Independent Trustees) at a meeting held on February 25, 2026. The Investment Advisory and Management Agreement is terminable without penalty, on 60 days' prior written notice: by a majority vote of the entire Board; by vote of a majority (as defined by the Investment Company Act) of the outstanding voting securities of the Fund; or by the Adviser. The Investment Advisory and Management Agreement may continue in effect from year to year if such continuance is approved annually by either the Board or the vote of a majority (as defined by the Investment Company Act) of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person (or as otherwise permitted by the SEC) at a meeting called for the purpose of voting on such approval. The Investment Advisory and Management Agreement also provides that it will terminate automatically in the event of its "assignment," as defined by the Investment Company Act and the rules thereunder.

The Investment Advisory and Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties to the Fund, the Adviser, its directors, officers or employees and its affiliates, successors or other legal representatives will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person or any sub-adviser in connection with the performance of services to the Fund. The Investment Advisory and Management Agreement also provides that the Fund will indemnify, to the fullest extent permitted by law, the Adviser and its directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Fund, provided that the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties to the Fund.

Pursuant to the Expense Limitation Agreement, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure annual operating expenses do not exceed 0.30% per annum of the average monthly net assets of each class of Shares, excluding (i) the Advisory Fee; (ii) the Incentive Fee; (iii) any Distribution and Servicing Fee; (iv) all fees and expenses of Portfolio Funds and Direct Investments in which the Fund invests (including all acquired fund fees and expenses); (v) transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of investments in Portfolio Funds, Direct Investments, exchange-traded funds and other investments; (vi) interest; (vii) taxes; (viii) brokerage commissions; (ix) dividend and interest expenses relating to short sales; and (x) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence). With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any expenses the Adviser reimburses in excess of the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the Fund's annual operating expenses for that class of Shares to exceed the Expense Limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the Expense Limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense. The Expense Limitation Agreement has a term ending on July 31, 2027, and the Adviser may extend the term for a period of one year on an annual basis, subject to the approval of the Board, including a majority of the Independent Trustees.

A discussion regarding the basis for the most recent renewal by the Board of the Investment Advisory and Management Agreement is available in the Fund's annual report for the fiscal year ended March 31, 2026.

NET ASSET VALUATION

The Fund calculates the NAV of each class of Shares as of the close of business on the last business day of each calendar month and in connection with the Fund's offer to purchase Shares, on each date that Shares are to be repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a "Determination Date"). Pursuant to Rule 2a-5 under the Investment Company Act, the Board has designated the Adviser as its "valuation designee" to perform fair value determinations in good faith for investments held by the Fund without readily available market quotations, subject to the oversight of the Board and in accordance with the Adviser's valuation policy and procedures. In determining the Fund's NAV, the Adviser will value the Fund's investments as of the relevant Determination Date. The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund (including the NAV of each class of Shares, including interest accrued but not yet received), less all of its liabilities (including accrued fees and expenses, dividends payable and any borrowings of the Fund), each determined as of the relevant Determination Date. The NAVs of Class A Shares, Class D Shares and Class I Shares will be calculated separately based on the fees and expenses applicable to each class. It is expected that the NAV of Class A Shares, Class D Shares and Class I Shares will vary over time as a result of the differing fees and expenses applicable to each class. If any preferred shares are outstanding, net assets available for Shareholders are determined by deducting from net assets the liquidation preference and any accrued dividends on the preferred shares.

The value of the Fund's assets will be based on information reasonably available at the time the valuation is made and that the Adviser believes to be reliable. The Adviser generally will value the Fund's investments in accordance with Certification Topic ASC 820 of the Financial Accounting Standards Board ("ASC 820").

Private Equity Investments

The Adviser generally values the Fund's investment in Portfolio Funds and certain Direct Investments, including Co-Investment Opportunities, using the "practical expedient" in accordance with ASC 820. Portfolio Funds are generally valued based on the latest NAV reported by a Portfolio Fund Manager or general partner. Similarly, many Direct Investments are generally valued based on the valuation information provided by the lead or sponsoring private investors. In general, it is anticipated that such valuation information from these Portfolio Fund Managers or from lead or sponsoring private investors will generally not be available until 60 days or more after each quarter-end, especially pending receipt of audited financial information. Therefore, the most recently provided valuation information about these Direct Investments and Portfolio Funds for purposes of calculating the Fund's monthly NAV are typically adjusted by the Adviser pursuant to the Adviser's valuation procedures to estimate the fair value, on a monthly basis, of the interests in such Portfolio Funds as described below. To the extent the Adviser is either unable to utilize the practical expedient under ASC 820, or where the Adviser determines that use of the practical expedient is not appropriate as it will not result in a price that represents the current value of an investment, the Adviser will make a fair value determination of the value of the investment.

In making a fair valuation determination, the Adviser considers the most recent reported value by the Portfolio Fund or lead or sponsoring private investors as well as any other factors of which it has knowledge and that it believes may be relevant, which may include one or more of the following: (i) the type of investment, including the types of investments held by a Portfolio Fund, and whether there may be known factors not reflected in the valuations supplied by a Portfolio Fund or lead or sponsoring private investors, such as material changes in the business or operations of the issuer, including the discontinuance of operations or an important component of operations or the commencement of insolvency or reorganization proceedings of a portfolio company owned by the Fund, or any market for its securities; (ii) any relevant operational or non-investment issues that may affect the investment or the Portfolio Fund; (iii) the value of publicly traded securities, if any, held by a Portfolio Fund; (iv) the valuation of the same investments held by different Portfolio Funds, different private investors or third parties independent of the Adviser; and (v) any other information, factor or set of factors that may affect the valuation of the Fund's investment in the Direct Investment or Portfolio Fund.

As part of making the fair value determination, the Adviser employs a proprietary market adjustment factor that is applied to the Fund's portfolio in the event that the S&P 500 Index increases or decreases by over 10% or more over any calendar month (a "MAC Event"). The market adjustment factor is based on relevant public market sector indices with a correlation coefficient between public market and private market indices and is based on Ares Quantitative Research Group's historical market data. After a month in which a MAC Event occurs, the market factor adjustment will be recalibrated using an internal model until the Adviser receives the next asset value reported by a Portfolio Fund Manager or general partner with respect to Portfolio Funds or from the lead or sponsoring private investors with respect to Direct Investments.

Pursuant to the Adviser's valuation procedures, it may make other idiosyncratic valuation adjustments to the Fund's portfolio holdings from time to time, including adjustments for initial public offerings, bankruptcies, pending or actual mergers and acquisitions and other material events the Adviser is aware of with respect to Fund investments at the time fair valuations are being determined.

The market adjustment factor is regularly back tested and updated to incorporate more recent information. The Adviser also has engaged an independent third-party valuation service to review the application of the market adjustment factor and certain idiosyncratic valuation adjustments.

In addition, the Adviser conducts a due diligence review of the valuation methodology used by each Portfolio Fund or lead or sponsoring private equity investors, as applicable. To keep abreast of each Portfolio Fund's activities, the Adviser reviews their periodic reports as well as the reports of the underlying portfolio companies in which the Portfolio Funds invest, to the extent such underlying company reports are made available. The Adviser monitors the continuing appropriateness of the valuation methodology being used for the Fund's investments.

Prospective investors should be aware that there can be no assurance that the valuation of interests in Portfolio Funds or Direct Investments as determined under the procedures described above will in all cases be accurate to the extent that the Fund and the Adviser do not generally have access to all necessary financial and other information relating to the Portfolio Funds or Direct Investments to determine independently the NAV of the Fund's interests in those Portfolio Funds or Direct Investments. The results of the Adviser's fair valuation of securities whose market value is not readily ascertainable are based upon the Adviser's assessment of the fair value of such securities.

Investments valued at fair value by the Adviser are subject to a new valuation determination upon the next monthly valuation of the Fund.

Liquid Assets

Fund investments in Liquid Assets generally are valued according to the following procedures:

Senior Loans are valued by using readily available market quotations or another commercially reasonable method selected by an independent, third party pricing service that has been approved by the Board, or, if such independent, third-party valuations are not available, by using broker quotations. Corporate bonds and certain other domestic debt securities, are valued at the last reported bid prices supplied by an independent, third party pricing service that has been approved by the Board, in accordance with the Adviser's valuation policy and procedures. If the last reported bid price is not readily available or is otherwise deemed to be unreliable by the Adviser's valuation committee, then such securities are valued at fair value pursuant to the Adviser's valuation policy and procedures. The Adviser monitors the reasonableness of valuations provided by third-party pricing services. Debt securities with remaining maturities of 60 days or less will be valued on the basis of amortized cost, unless other factors indicate that amortized cost is not an accurate estimate of the security's value.

If they are traded on a Determination Date, equity securities that are listed or traded on a national exchange will be valued at the last quoted sale price. Likewise, equity securities that are traded on NASDAQ will be valued at the NASDAQ official closing price if the securities are traded on the Determination Date. If securities are listed on more than one exchange, and if the securities are traded on the Determination Date, they will be valued at the last quoted sale price on the exchange on which the security is principally traded. If there is no sale of the security on the Determination Date, the Fund will value the securities at the last reported sale price, unless the Adviser's valuation committee believes such price no longer represents the fair market value and elects to value the security at fair value pursuant to the Adviser's valuation policy and procedures. If the validity of such quoted prices appears to be questionable or if such quoted prices are not readily available, then the securities will be valued at fair value pursuant to the Adviser's valuation policy and procedures. Market quotations may be deemed not to represent fair value in certain circumstances where the Adviser reasonably believes that facts and circumstances applicable to an issuer, seller or purchaser or to the market for a particular security cause current market quotations not to reflect the fair value of the security. Examples of these events could include situations in which material events are announced after the close of the market on which a security is primarily traded, a security trades infrequently causing a quoted purchase or sale price to become stale, or a security's trading has been halted or suspended.

Generally, trading in U.S. Government securities and money market instruments is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the Fund's NAV are determined as of such times.

Private Assets and Other Fair Value Considerations

On a monthly basis, for Private Assets for which no market quotations are available (other than interests in Portfolio Funds and certain Direct Investments, as described above) and for which independent appraisals of current value can readily be obtained, valuations will be based on such appraisals. Otherwise, valuation of Private Assets (other than interests in Portfolio Funds and certain Direct Investments, as described above) will remain at cost except that original cost valuation will be adjusted based on a determination of such investment's fair value.

In instances where there is reason to believe that the valuation of a security or other investment valued pursuant to the procedures described above does not represent the current value of such security or investment, or when a security or investment cannot be valued pursuant to the procedures described above, the fair value of the investment will be determined by the Adviser taking into account various factors, as relevant, as provided for in the Adviser's valuation procedures, which may include: (i) the nature and price (if any) of the investment and the nature and expected duration of the event, if any, giving rise to the valuation issue; (ii) whether market quotations for the investment are available, pricing history of the security and trading volumes on markets, exchanges or among dealers; (iii) information as to any transactions or offers with respect to the security; (iv) volatility of the security or a related index; (v) possible valuation methodologies that could be used to determine the fair value of the investment, including valuation by reference to other financial instruments, including trading in similar securities, depository receipts, derivative instruments, including options pricing models, closed-end or exchange-traded fund trading or exchange- traded baskets of securities; (vi) cost of the investment and, for restricted securities, any discount from the market value of unrestricted securities of the same class at the time of purchase and the existence of a shelf registration for restricted securities; (vii) changes in interest rates; (viii) government actions or pronouncements or other news events; (ix) analyst reports; (x) fundamental analytical data and internal models; (xi) whether other portfolios managed by the Adviser or its affiliates hold the same or similar investments and the method used to value the investments in those portfolios; (xii) whether the issuer of the investment has other securities outstanding and, if so, how those securities are valued; (xiii) recent and pending corporate developments; and (xiv) the liquidity or illiquidity of the market for the investment.

Prospective investors should be aware that fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund's NAV. As a result, the Fund's issuance (including through dividend or distribution reinvestment) or repurchase of Shares through repurchase offers at NAV at a time when it owns investments that are valued at fair value may have the effect of diluting or increasing the economic interest of existing Shareholders.

ELIGIBLE INVESTORS

Although the Shares are registered under the Securities Act, the Shares are sold only to persons or entities that are "qualified clients," as defined in Rule 205-3 under the Advisers Act.

In addition, Shares are generally being offered pursuant to this Prospectus only to investors that are U.S. persons for U.S. federal income tax purposes. The qualifications required to invest in the Fund are in subscription documents that must be completed by each prospective investor.

Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus and the Declaration of Trust before deciding to invest in the Fund.

PLAN OF DISTRIBUTION

Distributor

Ares Management Capital Markets LLC, with its principal place of business at 1200 17th Street, 29th Floor, Denver, Colorado 80202, acts as the distributor of the Fund's Shares, pursuant to the Distribution Agreement, on a reasonable best efforts basis, subject to various conditions. Neither the Distributor nor any other party is obligated to purchase any Shares from the Fund. There is no minimum aggregate number of Shares required to be purchased. Pursuant to the Distribution Agreement, the Distributor shall pay its own costs and expenses connected with the offering of Shares. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities.

The Distribution Agreement will continue in effect with respect to the Fund for successive one-year periods, provided that each such continuance is specifically approved by a majority of the entire Board cast in person at a meeting called for that purpose or by a majority of the outstanding voting securities of the Fund and, in either case, also by a majority of the Independent Trustees.

The Distributor may retain additional selling agents or other financial intermediaries to place Shares. Such selling agents or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus. See "Purchasing Shares." Selling agents typically receive the sales load with respect to Class A Shares purchased by their clients. While neither the Fund nor the Distributor impose an initial sales charge on Class I or Class D Shares, if a Shareholder buys Class D Shares through certain selling agents or financial intermediaries, such selling agent or financial intermediary may directly charge Shareholders transaction or other fees in such amount as they may determine. Investors should consult their financial advisors at such selling agents or financial intermediaries.

The Adviser, or its affiliates, including the Distributor, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or financial intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser or its affiliates, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Distribution and Servicing Plan

The Fund has adopted a Distribution and Servicing Plan for its Class A Shares and Class D Shares to pay to the Distributor a Distribution and Servicing Fee to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own such Shares. These activities include marketing and other activities primarily intended to result in the sale of Class A Shares and Class D Shares and activities related to administration and servicing of Class A or Class D accounts. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the Investment Company Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1, as required by its exemptive relief, permitting the Fund to, among other things, issue multiple classes of Shares.

Under the Distribution Plan, Class A and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85% and 0.25%, respectively, based on the aggregate net assets of the Fund attributable to such class, respectively, to be calculated as of the beginning of the first calendar day of each applicable month, and payable monthly in arrears. The Distribution and Servicing Fee is paid out of the relevant class's assets and decreases the net profits or increases the net losses of the Fund solely with respect to such class. Because the Distribution and Servicing Fee is paid out of the Fund's assets on an on-going basis, over time these fees will increase the cost of a Shareholder's investment and may cost the Shareholder more than paying other types of sales charges, if applicable.

Class I Shares are not subject to any Distribution and Servicing Fee and do not bear any expenses associated therewith. The following table sets forth the amounts paid by each applicable class of the Fund to the Distributor pursuant to the Distribution and Servicing Plan for the fiscal years ended March 31, 2026, March 31, 2025 and March 31, 2024:

	2024	2025	2026
Class A Shares	$787,138	$8,401,876	$16,470,102
Class D Shares	$13,442	$49,032	$67,341

PURCHASING SHARES

The following section provides basic information about how to purchase Shares of the Fund. The Distributor acts as the distributor of the Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Shares will be continuously offered through the Distributor. Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Shares. Prospective investors purchasing Shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediaries' procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary.

General Purchase Terms

The minimum initial investment in the Fund by any investor is $25,000 with respect to Class A Shares and Class D Shares, and $1,000,000 with respect to Class I Shares. The minimum additional investment in the Fund by any investor is $5,000, except for additional purchases pursuant to the dividend reinvestment plan.

The Board reserves the right to accept lesser amounts below these minimums for Trustees of the Fund and employees of Ares and vehicles controlled by such employees. With respect to Class I Shares, the Board has approved a minimum initial investment of $25,000 for Trustees of the Fund and employees of Ares and vehicles controlled by such employees. The purchase price of the Shares is based on the NAV as of the date such Shares are purchased.

The minimum initial and additional investments may be reduced by either the Fund or the Distributor in the discretion of each for certain investors based on consideration of various factors, including the investor's overall relationship with the Adviser or Distributor, the investor's holdings in other funds affiliated with the Adviser or Distributor, and such other matters as the Adviser or Distributor may consider relevant at the time, though Shares will only be sold to investors that satisfy the Fund's eligibility requirements. The minimum initial and additional investments may also be reduced by either the Fund or the Distributor in the discretion of each for clients of certain registered investment advisers, broker dealers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediaries' overall relationship with the Adviser or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Adviser or Distributor may consider relevant at the time.

In addition, the Fund may, in the discretion of the Adviser or Distributor, aggregate the accounts of clients of registered investment advisers, broker dealers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Adviser or the Distributor, the Fund may also aggregate the accounts of clients of certain registered investment advisers, broker dealers and other financial intermediaries across Share classes for purposes of determining satisfaction of minimum investment amounts for a specific Share class. The aggregation of accounts of clients of registered investment advisers, broker dealers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share class may be based on consideration of various factors, including the registered investment adviser or other financial intermediaries' overall relationship with the Adviser or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Adviser or Distributor may consider relevant at the time.

Class A Shares are sold at the public offering price, which is the NAV of a Class A Share plus an initial maximum 3.50% sales charge. Class D Shares and Class I Shares are not subject to any initial sales charge.

Shares are generally being offered for purchase as of the first business day of each calendar month, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. For purposes of this Prospectus, a "business day" means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed. Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. An investor who misses the acceptance date will have the acceptance of its investment in the Fund delayed until the following month. Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in United States dollars.

Each initial or subsequent purchase of Shares will be payable in one installment which will generally be due three (3) business days prior to the date of the proposed acceptance of the purchase set by the Fund, which is expected to be the last day of each calendar month, where funds are remitted by wire transfer.

A prospective investor is required to review, complete, and execute a subscription document. The subscription document is designed to provide the Fund with important information about the prospective investor. A prospective investor must submit a completed subscription document at least five (5) business days before the acceptance date. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any sales load, fees or expenses. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, a prospective investor will not become a Shareholder until cleared funds have been received. In the event that cleared funds and/or a properly completed subscription document are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and subscription document for processing in the next offering.

Pending any closing, funds received from prospective investors will be placed in an account with the Transfer Agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor.

Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become Shareholders by being admitted as Shareholders. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline.

Share Class Considerations

When selecting a share class, you should consider the following:

•	which share classes are available to you;
•	how much you intend to invest;
•	how long you expect to own the shares; and
•	total costs and expenses associated with a particular share class.

Each investor's financial considerations are different. You should speak with your financial advisor to help you decide which class of Shares of the Fund is best for you. Not all financial intermediaries offer all classes of Shares. In addition, financial intermediaries may vary the actual sale charged, if applicable, as well as impose additional fees and charges on each class of Shares. If your financial intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.

Class A Shares

Class A Shares are available to any eligible investor. Unless eligible for a sales load waiver, investors purchasing Class A Shares will pay a sales load based on the amount of their investment in the Fund. The sales load payable by each Shareholder may be up to 3.50%. The sales load for Class A Shares will be deducted out of the Shareholder's purchase amount, and will not constitute part of Shareholder's capital contribution to the Fund or part of the assets of the Fund. No sales load may be charged without the consent of the Distributor.

Investors may be able to buy Class A Shares without a sales load, if applicable (i.e., "load-waived"), when they are: (i) reinvesting distributions; (ii) a current or former Trustee of the Fund; or (iii) purchasing Class A Shares through a financial intermediary that has a special arrangement with the Fund. It is the investor's responsibility to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of subscription. Notice should be provided to the financial intermediary through whom the subscription is made so it can notify the Fund.

No sales charges were received since the commencement of operations for Class A Shares.

Class D Shares

Class D Shares are sold at the prevailing NAV per Class D Share and are not subject to any upfront sales charge. Class D Shares, however, are subject to a Distribution and Servicing Fee at an annual rate of 0.25% of the net assets of the Fund attributable to Class D Shares.

Class D Shares are generally available for purchase only (i) through fee-based programs, also known as wrap accounts, that provide access to Class D Shares, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (iii) through investment advisers that are registered under the Advisers Act or applicable state law and direct clients to trade with a broker dealer that offers Class D shares and (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers.

Class I Shares

Class I Shares are sold at the prevailing NAV per Class I Share and are not subject to any upfront sales charge. Class I Shares also are not subject to any Distribution and Servicing Fee.

Class I Shares are available for purchase only (i) through fee-based programs, also known as wrap accounts, that provide access to Class I Shares, (ii) by institutional accounts as defined by FINRA Rule 4512(c), (iii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iv) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (v) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I Shares, (vi) through investment advisers registered under the Advisers Act or applicable state law that are also registered with or as a broker dealer, whose broker dealer does not receive any ongoing compensation from the Fund or from the Distributor, (vii) by the Fund's officers and Trustees and their immediate family members, as well as officers and employees of Ares and their immediate family members, (viii) by participating broker dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and (ix) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of Shares of the Fund you may be eligible to purchase.

If you are eligible to purchase all three classes of Shares, then you should consider that Class I Shares have no upfront sales charges and no Distribution and Servicing Fees. Such expenses are applicable to Class A and Class D Shares and will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class A and Class D Shares but not Class I Shares, then you should consider that Class D shares have no upfront sales charges and lower annual Distribution and Servicing Fees. Investors should also inquire with their broker dealer or financial representative about what additional fees may be charged with respect to the Share class under consideration or with respect to the type of account in which the Shares will be held.

Exchange of Shares Between Classes

Assuming the exchange meets the eligibility requirements of the class into which such Shareholder seeks to exchange and the Fund has received proper instruction from the financial intermediary to effect such exchange and consents to such exchange, (i) a financial intermediary may, in its discretion, determine to exchange a Shareholder's Shares at such Shareholder's request and (ii) in certain cases, where a holder of Class A Shares or Class D Shares is no longer eligible to hold such class of Shares based on the Shareholder's arrangements with its financial intermediary, (a) such holder's Class A Shares may be exchanged into an equivalent NAV amount of Class D Shares or Class I Shares and (b) such holder's Class D Shares may be exchanged into an equivalent NAV amount of Class I Shares.

An investor may be permitted to exchange Shares between classes on an elective basis, provided that, among other things: (1) the investor's aggregate investment would have met the minimum initial investment requirements in the applicable class at the time of purchase and continues to meet those requirements; (2) the Shares are otherwise available for offer and sale; and (3) the investment meets all other requirements for investing in the applicable class. When an individual investor cannot meet the minimum initial investment requirements of the applicable class, exchanges of Shares from one class to the applicable class may be permitted if such investor's investment is made by an intermediary that has discretion over the account and has invested other clients' assets in the Fund, which when aggregated together with such investor's investment, meet the minimum initial investment requirements for the applicable class. Investors will not be charged any fees by the Fund for such exchanges. Ongoing fees and expenses incurred by a given class will differ from those of other share classes, and an investor receiving new Shares in an exchange may be subject to lower total expenses following such exchange. Exchange transactions will be effected only into an identically registered account. While exchange transactions will generally not be treated as a redemption for federal income tax purposes, investors are urged to consult their tax advisors as to the federal, foreign, state and local tax consequences of an exchange. The Fund also reserves the right to revise or terminate the exchange privilege, limit the amount or number of exchanges or reject any exchange.

CLOSED-END FUND STRUCTURE; NO RIGHT OF REDEMPTION

The Fund is a closed-end, non-diversified, management investment company. Closed-end funds differ from open-end funds (commonly known as mutual funds) in that closed-end funds do not redeem their shares at the request of an investor. No Shareholder has the right to require the Fund to redeem his, her or its Shares. No public market for the Shares exists, and none is expected to develop in the future. As a result, Shareholders may not be able to liquidate their investment other than through repurchases of Shares by the Fund, as described below. Accordingly, Shareholders should consider that they may not have access to the funds they invested in the Fund for an indefinite period of time.

TRANSFER RESTRICTIONS

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Fund (which may be withheld in its sole discretion).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription document in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder's expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys' and accountants' fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder, will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Adviser, and each other Shareholder, and any affiliate of the foregoing and any of their employees, officers or directors against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

REPURCHASE OF SHARES

At the sole discretion of the Board, the Fund may from time to time provide Shareholders with a limited degree of liquidity by offering to repurchase Shares pursuant to written tenders by Shareholders. Repurchase offers, if any, will be made to all holders of Shares.

Subject to the Board's discretion, under normal market circumstances, the Adviser intends to recommend that the Board conduct repurchase offers of no more than 5% of the Fund's net assets on a quarterly basis.

Subject to the considerations described above, the aggregate value of Shares to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund's outstanding Shares. Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Fund normally conducts a repurchase offer. The Fund may also elect to repurchase less than the full amount that a Shareholder requests to be repurchased. If a repurchase offer is oversubscribed by Shareholders, the Fund will repurchase only a pro rata portion of the Shares tendered by each Shareholder.

In certain circumstances the Board may determine not to conduct a repurchase offer, or to conduct a repurchase offer of less than 5% of the Fund's net assets. In particular, during periods of financial market stress, the Board may determine that some or all of the Fund's investments cannot be liquidated at their fair value, making a determination not to conduct repurchase offers more likely.

There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. The Fund will provide payment with respect to at least 95% of the repurchase offer proceeds within 65 days of the Expiration Date (as defined herein) of each repurchase offer, and may hold back up to 5% of repurchase offer proceeds until after the Fund's year-end audit. Any such proceeds that are held back will be paid no later than five (5) business days after the completion of such audit. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund's NAV may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase.

Repurchase of Shares Process

The following is a summary of the process expected to be employed by the Fund in connection with the repurchase of Shares. Additional information with respect to such process will be included in the materials provided by the Fund to Shareholders in connection with each repurchase offer. If the Board determines that the Fund will offer to repurchase Shares, written notice will be provided to Shareholders that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other terms and information that Shareholders should consider in deciding whether and how to participate in such repurchase opportunity.

The Fund will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all Shareholders. When the Board determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The amount due to any Shareholder whose Shares are repurchased will be equal to the value of the Shareholder's Shares being repurchased, based on the Fund's NAV, as of the Valuation Date (as defined herein), after reduction for all fees and expenses of the Fund for all periods through the Valuation Date (including, without limitation, the Advisory Fee, any Incentive Fee and any Early Repurchase Fee), any required U.S. federal tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Shares being repurchased.

Each repurchase offer generally is expected to commence approximately 30 days prior to the last business day of each calendar quarter, or on such other day as determined by the Board, in its sole discretion (the last business day of each such calendar quarter or such other day being a "Valuation Date"). The expiration date of a repurchase offer (the "Expiration Date") will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date. Fund Shares are expected to be repurchased within 60 days following the relevant Valuation Date (such date, the "Repurchase Date"), and will be effected as of such Valuation Date. The Valuation Date and the Expiration Date are generally expected to be the same date. As such, the Repurchase Date for each repurchase offer should occur within 65 calendar days after the Expiration Date of such offer.

The Fund generally expects to repurchase its Shares with cash, although it reserves the ability to issue payment for the repurchase of Shares through a distribution of portfolio securities. The Fund does not generally expect to distribute securities as payment for repurchased Shares except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Shareholders, or if the Fund has received distributions and/or proceeds from its investments in the form of securities that are transferable to Shareholders. Securities which are distributed in-kind in connection with a repurchase of Shares may be illiquid. Any in-kind distribution of securities will be valued in accordance with the Adviser's valuation procedures and will be distributed to all tendering Shareholders on a proportional basis.

Each Shareholder whose Shares have been accepted for repurchase will continue to be a Shareholder of the Fund until the Repurchase Date (and thereafter if the Shareholder retains Shares following such repurchase) and may exercise its voting rights with respect to the repurchased Shares until the Repurchase Date. Moreover, the account maintained in respect of a Shareholder whose Shares have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Shareholder's account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

Payments in cash for repurchased Shares may require the Fund to liquidate certain Fund investments earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover. The Fund also may need to maintain higher levels of cash or borrow money to pay repurchase requests in cash. Such a practice could increase the Fund's operating expenses and impact the ability of the Fund to achieve its investment objective.

Following the commencement of an offer to repurchase Shares, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Trustees, that such suspension, postponement or termination is advisable for the Fund and its Shareholders, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine its NAV, and other unusual circumstances. Shareholders have the right to withdraw their written tenders after the expiration of forty business days from the commencement of the offer, if not yet accepted by the Fund for payment.

The Board has discretion to hold back a portion of the amount due to tendering Shareholders, which shall not exceed 5% of the total amount due to such Shareholders. The second and final payment for the balance due shall be paid no later than five (5) business days after the completion of the annual audit of the Fund's financial statements for the fiscal year in which the applicable repurchase is effected, with such balance being subject to adjustment as a result of the Fund's annual audit or as a result of any other corrections to the Fund's NAV as of the Valuation Date for the repurchase. If, based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Shares were repurchased was incorrect, the Fund shall decrease such Shareholder's account balance by the amount of any overpayment and redeem for no additional consideration a number of Shares having a value equal to such amount, or increase such Shareholder's account balance by the amount of any underpayment and issue for no additional consideration a number of Shares having an aggregate value equal to such amount, as applicable, in each case as promptly as practicable following the completion of such audits.

A 2.00% Early Repurchase Fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder's purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a "first in - first out" basis. Therefore, Shares repurchased will be deemed to have been taken from the earliest purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until all such Shares have been repurchased, and then from each subsequent purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until such Shares are repurchased. An Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interest of the Fund. The Early Repurchase Fee may be waived in the case of repurchase requests: (i) arising from the death or qualified disability of a shareholder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold the Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; and (iv) in the event that a Shareholder's Shares are repurchased because the Shareholder has failed to maintain the $10,000 minimum account balance. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an Early Repurchase Fee, it will do so consistently with the requirements of Rule 22d-1 under the Investment Company Act, and the Fund's waiver of, scheduled variation in, or elimination of, the Early Repurchase Fee will apply uniformly to all Shareholders regardless of Share class. Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Shares.

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the Shareholder's Shares. To the extent a Shareholder seeks to tender all of the Shares they own and the Fund repurchases less than the full amount of Shares that the Shareholder requests to have repurchased, the Shareholder may maintain a balance of Shares of less than $10,000 following such Share repurchase.

In the event that the Adviser or any of its affiliates holds Shares in its capacity as a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Shareholders.

The repurchase of Shares is subject to regulatory requirements imposed by the SEC. The Fund's repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund's compliance with applicable regulations or as the Board in its sole discretion deems appropriate.

DISTRIBUTIONS

The Fund has elected to be treated as, and intends to continue to qualify annually as, a RIC under the Code and intends to distribute at least 90% of its investment company taxable income (which is, generally, the Fund's net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses), if any, earned during the year to its Shareholders on an annual basis. Distributions may also include net capital gains, if any. For any distribution, the Fund will calculate each Shareholder's specific distribution amount for the period using record and declaration dates. From time to time, the Fund may also pay special interim distributions in the form of cash, securities from a Portfolio Fund or Shares at the discretion of the Board.

The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and/or Direct Investments and expense reimbursements from the Adviser. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions.

Each year a statement on IRS Form 1099-DIV (or successor form), identifying the character (e.g., as ordinary income, qualified dividend income or long-term capital gain) of the distributions, will be mailed to Shareholders. The Fund's distributions may exceed the Fund's earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal tax purposes. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund's investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Adviser. See "Material U.S. Federal Income Tax Considerations" for more information. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

Shareholders will automatically have all distributions reinvested in Shares of the Fund issued by the Fund in accordance with the Fund's dividend reinvestment plan unless an election is made to receive cash. See "Dividend Reinvestment Plan."

DIVIDEND REINVESTMENT PLAN

The Fund operates under a DRIP administered by DST. Pursuant to the DRIP, the Fund's distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund. The Fund expects to coordinate distribution payment dates so that the same NAV that is used for the monthly closing date immediately preceding such distribution payment date will be used to calculate the purchase NAV for purchasers under the DRIP. Shares issued pursuant to the DRIP will have the same voting rights as the Fund's Shares acquired by subscription to the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to DST. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by DST 30 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund's distributions to Shareholders are automatically reinvested in full and fractional Shares as described below.

When the Fund declares a distribution, DST, on the Shareholder's behalf, will receive additional authorized Shares from the Fund either newly issued or repurchased from Shareholders by the Fund and held as treasury stock. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution by the Fund's NAV per Share for the relevant class of Shares.

DST will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. DST will hold Shares in the account of the Shareholders in non-certificated form in the name of the participant, and each shareholder's proxy, if any, will include those Shares purchased pursuant to the DRIP. DST will distribute all proxy solicitation materials, if any, to participating Shareholders.

In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRIP, DST will administer the DRIP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder's name and held for the account of beneficial owners participating under the DRIP.

Neither DST nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRIP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant's account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends. The Fund may elect to make non-cash distributions to Shareholders. Such distributions are not subject to the DRIP, and all Shareholders, regardless of whether or not they are participants in the DRIP, will receive such distributions in additional Shares of the Fund.

The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases under the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence concerning the DRIP should be directed to Ares Private Markets Fund c/o DST at 801 Pennsylvania Avenue, Suite 219079, Kansas City, Missouri 64105 (direct overnight mail) or c/o DST at P.O. Box 219079, Kansas City, Missouri 64121-0979. Certain transactions can be performed by calling the toll free number 1-866-324-7348.

DESCRIPTION OF SHARES

Shares

The Fund is a Delaware statutory trust formed on July 28, 2021. The Fund currently offers three classes of Shares: Class A Shares, Class D Shares and Class I Shares. The Fund relies on an exemptive order from the SEC that allows it to issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts, sales loads, if applicable, and ongoing fees and expenses for each Share class are expected to be different. The estimated fees and expenses for each class of Shares of the Fund are set forth in "Summary of Fees and Expenses." There is currently no market for the Shares, and the Fund does not expect that a market for the Shares will develop in the foreseeable future.

Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class.

Any additional offerings of classes of Shares will require approval by the Board. Any additional offering of classes of Shares will also be subject to the requirements of the Investment Company Act, which provides that such Shares may not be issued at a price below the then-current NAV, exclusive of the sales load, except in connection with an offering to existing holders of Shares or with the consent of a majority of the common Shareholders.

Preferred Shares and Other Securities

The Declaration of Trust provides that the Board may, subject to the Fund's investment policies and restrictions and the requirements of the Investment Company Act, authorize and cause the Fund to issue securities of the Fund other than Shares (including preferred shares, debt securities or other senior securities), by action of the Board without the approval of Shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.

Preferred shares could be issued with rights and preferences that would adversely affect Shareholders. Preferred shares could also be used as an anti-takeover device. Every issuance of preferred shares will be required to comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (i) immediately after issuance of preferred shares and before any distribution is made with respect to the Shares and before any purchase of Shares is made, the aggregate involuntary liquidation preference of such preferred shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund's total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two years or more. Certain matters under the Investment Company Act require the separate vote of the holders of any issued and outstanding preferred Shares.

Outstanding Securities

The following table shows the amounts of Shares that have been authorized and outstanding as of June 30, 2026:

Share Class	Amount Authorized	Amount Held by the Fund for its Account	Amount Outstanding
Class A Shares	Unlimited	None	60,817,535.90
Class D Shares	Unlimited	None	732,708.537
Class I Shares	Unlimited	None	49,198,927.07

CERTAIN PROVISIONS IN THE DECLARATION OF TRUST

An investor in the Fund will be a Shareholder of the Fund and his or her rights in the Fund will be established and governed by the Declaration of Trust. A prospective investor and his or her advisors should carefully review the Declaration of Trust as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Declaration of Trust that may not be described elsewhere in this Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Declaration of Trust.

Shareholders; Additional Classes of Shares

Persons who purchase Shares will be Shareholders of the Fund. The Adviser may invest in the Fund as a Shareholder.

In addition, to the extent permitted by the Investment Company Act and subject to the Fund's exemptive relief from the SEC, the Fund reserves the right to issue additional classes of shares in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Shares offered in this Prospectus.

Liability of Shareholders

Under Delaware law and the Declaration of Trust, each Shareholder will be liable for the debts and obligations of the Fund only to the extent of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and a Shareholder, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Shareholder, or the Board may reduce any amount payable by the Fund to a Shareholder in respect of a repurchase of Shares, in accordance with the Declaration of Trust in certain circumstances.

Anti-Takeover Provisions

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office (i) with cause only by a written instrument signed or adopted by two-thirds of the remaining Trustees; or (ii) without cause only by a written instrument signed or adopted by all of the remaining Trustees. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund's assets, or liquidation. Subject to the limitations of the Investment Company Act, the Board may, without Shareholder action, authorize the issuance of Shares in one or more classes or series, including preferred shares.

Limitation of Liability; Indemnification

The Declaration of Trust provides that the Trustees and former Trustees of the Board and officers and former officers of the Fund shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the Trustees and former Trustees of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. None of these persons shall be personally liable to any Shareholder for the repayment of any positive balance in the Shareholder's capital account or for contributions by the Shareholder to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the Declaration of Trust shall not be construed so as to limit liability or provide for indemnification of the Trustees and former Trustees of the Board, officers and former officers of the Fund, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Declaration of Trust to the fullest extent permitted by law.

Derivative Actions and Exclusive Jurisdiction

The Declaration of Trust provides that a Shareholder may not bring a derivative action on behalf of the Trust unless: (a) the Shareholder makes a pre-suit demand upon the Trustees to bring the subject action (unless an effort to cause the Trustees to bring such an action is not likely to succeed as determined under the terms of the Declaration of Trust); (b) Shareholders eligible to bring such derivative action who collectively hold Shares representing ten percent (10%) or more of the total combined NAV of all Shares issued and outstanding join in the request for the Trustees to commence such action (the "10% Threshold"); and (c) the Trustees are afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action (the "Shareholder Undertaking"). The provisions of the Declaration of Trust regarding the 10% Threshold and the Shareholder Undertaking do not apply to claims arising under the federal securities laws.

Under the Declaration of Trust, actions by Shareholders against the Fund asserting a claim governed by Delaware law or the Fund's organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the fullest extent permitted by law. This exclusive jurisdiction provision may make it more expensive for a Shareholder to bring a suit but does not apply to claims arising under the federal securities laws.

Amendment of the Declaration of Trust

The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Trustees, if required by the Investment Company Act) and without the approval of the Shareholders unless the approval of Shareholders is required under the Investment Company Act. However, certain amendments to the Declaration of Trust involving capital accounts and allocations thereto may not be made without the written consent of each Shareholder materially adversely affected thereby or unless each Shareholder has received written notice of the amendment and any Shareholder objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Shares repurchased by the Fund.

Term, Dissolution, and Liquidation

The Fund shall be dissolved: (i) upon the affirmative vote to dissolve the Fund by a majority of the Trustees of the Board; or (ii) as required by operation of law.

Upon the occurrence of any event of dissolution, one or more Trustees of the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more Trustees of the Board or the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets. Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund's assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Shareholders) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Shareholders; and (iii) finally to the Shareholders (including the Adviser) proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Shareholders in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Shareholders, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Fund, to its qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code, and to the acquisition, ownership, and disposition of the Fund's Shares. This discussion applies only to beneficial owners that acquire the Fund's Shares in this offering at the offering price.

This discussion does not purport to be a complete description of the tax considerations applicable to the Fund or its Shareholders. In particular, this discussion does not address certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including Shareholders that are not U.S. Shareholders (as defined herein), Shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, private college and university endowments, charitable remainder trusts, Shareholders that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, financial institutions, a person that holds the Fund's Shares as part of a straddle or a hedging or conversion transaction, real estate investment trusts ("REITs"), RICs, U.S. persons with a functional currency other than the U.S. dollar, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, controlled foreign corporations ("CFCs"), and passive foreign investment companies ("PFICs"). This discussion does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax nor does it discuss the special treatment under U.S. federal income tax laws that could result if the Fund invests in tax-exempt securities or certain other investment assets or realizes such income through investments in Portfolio Funds that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes. This discussion is limited to Shareholders that hold the Fund's Shares as capital assets (within the meaning of the Code), and does not address owners of a Shareholder. This discussion is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations, published rulings and court decisions, each as of the date of this Prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought, and will not seek any ruling from the IRS regarding any matter discussed herein, and this discussion is not binding on the IRS. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein.

For purposes of this discussion, a "U.S. Shareholder" is a beneficial owner of the Fund's Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Fund's Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Prospective beneficial owners of the Fund's Shares that are partnerships or partners in such partnerships are urged to consult their tax advisers with respect to the purchase, ownership and disposition of the Fund's Shares.

Tax matters are complicated and the tax consequences to a Shareholder of an investment in the Fund's Shares will depend on the facts of such Shareholder's particular situation. Shareholders are strongly encouraged to consult their tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition (including by reason of a repurchase) of the Fund's Shares, as well as the effect of state, local and foreign tax laws, and the effect of any possible changes in tax laws.

Election to be Taxed as a Regulated Investment Company

The Fund has elected to be treated, and intends to operate in a manner so as to continuously qualify annually thereafter, as a RIC under the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to its Shareholders as dividends. Instead, dividends the Fund distributes (or is deemed to timely distribute) to Shareholders generally will be taxable to Shareholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to Shareholders. The Fund will be subject to U.S. federal corporate-level income tax on any undistributed income and gains. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, the Fund must distribute to its Shareholders, for each taxable year, at least 90% of its investment company taxable income (which generally is the Fund's net ordinary taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, determined without regard to the dividends paid deduction) (the "Annual Distribution Requirement") for any taxable year. The following discussion assumes that the Fund qualifies as a RIC.

The Fund's qualification and taxation as a RIC depends upon its ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that the Fund will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable.

Qualification and Taxation as a Regulated Investment Company

If the Fund (1) qualifies as a RIC and (2) satisfies the Annual Distribution Requirement, then the Fund will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (realized net long-term capital gain in excess of realized net short-term capital loss) that the Fund timely distributes (or is deemed to timely distribute) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate tax rate on any of its income or capital gains not distributed (or deemed distributed) to its Shareholders.

If the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year (or November 30 or December 31 of that year if the Fund is permitted to elect and so elects) and (3) any income realized, but not distributed, in the preceding years (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (together, the "Excise Tax Distribution Requirements"), the Fund will be subject to a 4% nondeductible federal excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information from the Portfolio Funds, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it will be subject to the excise tax. In addition, the Fund may choose to retain its net capital gains or any investment company taxable income, and pay the associated U.S. federal corporate income tax, including the U.S. federal excise tax, thereon. In either event described in the preceding two sentences, the Fund will only pay the excise tax on the amount by which the Fund does not meet the Excise Tax Distribution Requirements.

To qualify as a RIC for U.S. federal income tax purposes, the Fund generally must, among other things:

•	Elect to be treated and qualify as a registered management company under the Investment Company Act at all times during each taxable year;

•	derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock, securities, or foreign currencies (including certain deemed inclusions) derived with respect to the Fund's business of investing in such stock, securities, foreign currencies or other income, or (b) net income derived from an interest in a qualified publicly traded partnership ("QPTP") (collectively, the "90% Gross Income Test"); and

•	diversify its holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of the Fund's assets or more than 10% of the outstanding voting securities of that issuer; and

•	no more than 25% of the value of its assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (i) one issuer, (ii) or of two or more issuers that are controlled, as determined under the Code, by the Fund and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more QPTPs (collectively, the "Diversification Tests").

The Fund has an opt-out DRIP. The tax consequences to Shareholders of participating in the DRIP are discussed below - "Taxation of U.S. Shareholders."

The Fund may have investments, either directly or through the Portfolio Funds, that require income to be included in investment company taxable income in a year prior to the year in which the Fund (or the Portfolio Funds) actually receives a corresponding amount of cash in respect of such income. For example, if the Portfolio Funds hold, directly or indirectly, corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Fund holds, directly or indirectly through the Portfolio Funds, debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount ("OID") (such as debt instruments with "payment in kind" interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated by the Portfolio Funds.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund's deductible expenses in a given year exceed its investment company taxable income, the Fund will have a net operating loss for that year. A RIC is not able to offset its investment company taxable income with net operating losses on either a carryforward or carryback basis, and net operating losses generally will not pass through to Shareholders. In addition, expenses may be used only to offset investment company taxable income, and may not be used to offset net capital gain. A RIC may not use any net capital losses (i.e., realized capital losses in excess of realized capital gains) to offset its investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, a RIC's deduction of net business interest expense is limited to 30% of its "adjusted taxable income" plus "floor plan financing interest expense." It is not expected that any portion of any underwriting or similar fee will be deductible for U.S. federal income tax purposes to the Fund or the Shareholders. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to Shareholders even if this income is greater than the aggregate net income the Fund actually earned during those years.

In order to enable the Fund to make distributions to Shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements in the event that the circumstances described in the preceding two paragraphs apply, the Fund may need to liquidate or sell some of its assets at times or at prices that the Fund would not consider advantageous, the Fund may need to raise additional equity or debt capital, the Fund may need to take out loans, or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to the Fund's business (or be unable to take actions that are advantageous to its business). Even if the Fund is authorized to borrow and to sell assets in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, under the Investment Company Act, the Fund generally is not permitted to make distributions to its Shareholders while its debt obligations and senior securities are outstanding unless certain "asset coverage" tests or other financial covenants are met.

If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes). Although the Fund expects to operate in a manner so as to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a "C" corporation, even if the Fund would otherwise qualify as a RIC, if the Fund determines that such treatment as a C corporation for a particular year would be in the Fund's best interest.

If the Fund utilizes leverage through borrowings, the issuance of preferred shares or other forms of indebtedness, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the Investment Company Act at the time of such declaration. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund's ability to declare and pay dividends on Shares. Limits on the Fund's ability to pay dividends on Shares may prevent the Fund from meeting the distribution requirements described above and, as a result, may affect the Fund's ability to be subject to tax as a RIC or subject the Fund to the 4% excise tax. The Fund endeavors to avoid restrictions on its ability to make distribution payments. If the Fund is precluded from making distributions on Shares because of any applicable asset coverage requirements, the terms of preferred shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed by the Fund to enable the Fund to satisfy the distribution requirements that would enable the Fund to be subject to tax as a RIC, will be paid to the holders of preferred shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred shares would be entitled to receive upon redemption or liquidation of such preferred shares.

An entity that is properly classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership's income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner's taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund's distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), such as the Portfolio Funds, or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes, generally will be determined as if the Fund realized these tax items directly. In order to meet the 90% Gross Income Test, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may be required to hold such investments through a subsidiary that is treated as a corporation for U.S. federal income tax purposes. In such a case, any income from such investments is generally not expected to adversely affect the Fund's ability to meet the 90% Gross Income Test, although such income generally would be subject to U.S. corporate federal income tax (and possibly state and local taxes), which the Fund would indirectly bear through its ownership of such subsidiary.

Further, for purposes of calculating the value of the Fund's investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund's proper proportion of any investment in the securities of that issuer that are held by a member of the Fund's "controlled group" must be aggregated with the Fund's investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.

Failure to Qualify as a Regulated Investment Company

If the Fund, otherwise qualifying as a RIC, fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify as a RIC, the Fund would generally be required to recognize gain to the extent of any unrealized appreciation in its assets unless the Fund elects to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding 5-year period.

If the Fund were to fail to meet the income, diversification, or distribution tests described above, the Fund could in some cases cure such failure, including by paying a fund-level tax, paying interest, making additional distributions, or disposing of certain assets.

If the Fund fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to Shareholders. Additionally, the Fund would not be able to deduct distributions to its Shareholders, nor would distributions to Shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate U.S. Shareholders, to the extent of the Fund's current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund's current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder's adjusted tax basis in the Fund's Shares, and any remaining distributions would be treated as capital gain.

The remainder of this discussion assumes that the Fund will continuously qualify as a RIC for each taxable year.

The Fund's Investments - General

Certain of the Fund's investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert long-term capital gain (currently taxed at lower rates for non-corporate taxpayers) into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause it to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Gross Income Test. The Fund intends to monitor its transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurance can be given that the Fund will be eligible for any such tax elections or that any elections it makes will fully mitigate the effects of these provisions.

Unless otherwise indicated, references in this discussion to the Fund's investments, activities, income, gain and loss, include both the direct investments, activities, income, gain and loss of the Fund, as well as those indirectly attributable to the Fund as a result of the Fund's investment in any Portfolio Fund (or other entity) that is properly classified as a partnership or disregarded entity for U.S. federal income tax purposes (and not an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes).

A Portfolio Fund in which the Fund invests may face financial difficulties that require the Fund to work-out, modify or otherwise restructure its investment in Portfolio Fund. Any such transaction could, depending upon the specific terms of the transaction, cause the Fund to recognize taxable income without a corresponding receipt of cash, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements or result in unusable capital losses and future non-cash income. Any such transaction could also result in the Fund receiving assets that give rise to non-qualifying income for purposes of the 90% Gross Income Test.

Securities and other Financial Assets

Gain or loss recognized by the Fund from securities and other financial assets acquired by it, as well as any loss attributable to the lapse of options, warrants, or other financial assets taxed as options generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Fund held a particular security or other financial asset.

Non-U.S. Investments, including PFICs and CFCs

The Fund's investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

If the Fund purchases shares in a PFIC, the Fund may be subject to U.S. federal income tax on a portion of any "excess distribution" received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to Shareholders. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Fund invests in a PFIC and elects to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), in lieu of the foregoing requirements, the Fund will be required to include in gross income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Any inclusions in the Fund's gross income resulting from the QEF election will be considered qualifying income for the purposes of the 90% Gross Income Test. Alternatively, the Fund may elect to mark-to-market at the end of each taxable year its shares in such PFIC, in which case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in its income. The Fund's ability to make either election will depend on factors beyond the Fund's control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Fund may be required to recognize in any year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Distribution Requirements. See "- Qualification and Taxation as a Regulated Investment Company" above.

If the Fund holds more than 10% of the shares in a foreign corporation that is treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income or, if eligible, the preferential rates that apply to "qualified dividend income") each year from such foreign corporation in an amount equal to its pro rata share of the foreign corporation's income for the tax year (including both ordinary earnings and capital gains), whether or not the foreign corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a U.S. shareholder of a CFC regardless of whether the shareholder has made a QEF election with respect to such CFC (as discussed above). In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by 10% U.S. shareholders. A "10% U.S. shareholder," for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in its investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Distribution Requirement. Income inclusions from a foreign corporation that is a CFC are "good income" for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.

Non-U.S. Currency

The Fund's functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a currency other than the U.S. dollar and the time it actually collects such income or pays such expenses or liabilities may be treated as ordinary income or loss by the Fund. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.

Hedging and Derivative Transactions

In connection with its primary investment strategies, the Fund may choose to enter into certain hedging and derivative transactions, including through the use of certain options, futures contracts, forward contracts (including forward currency contracts), straddles and foreign currencies. Such transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, convert long-term capital gains into short-term capital gains and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to Shareholders.

Taxation of U.S. Shareholders

The following discussion generally describes certain material U.S. federal income tax consequences of an investment in the Fund's Shares beneficially owned by U.S. Shareholders (as defined above). If you are not a U.S. Shareholder this section does not apply to you. Whether an investment in the Fund is appropriate for a U.S. Shareholder will depend upon that person's particular circumstances. An investment in the Fund by a U.S. Shareholder may have adverse tax consequences. U.S. Shareholders are urged to consult their tax advisors about the U.S. tax consequences of investing in the Fund.

The Fund will ordinarily declare and pay dividends from its net investment income and distribute net realized capital gains, if any, once a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the Investment Company Act.

Distributions on, and Sale or Other Disposition of, the Fund's Shares

Distributions by the Fund generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund's investment company taxable income, determined without regard to the deduction for dividends paid, will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund's current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions the Fund pays to non-corporate U.S. Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally are taxable to U.S. Shareholders at the preferential rates applicable to long-term capital gains. Distributions of the Fund's net capital gains (which generally are the Fund's realized net long-term capital gains in excess of realized net short-term capital losses) that are properly reported by the Fund as "capital gain dividends" will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at reduced rates in the case of non-corporate taxpayers, regardless of the U.S. Shareholder's holding period for his, her or its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of the Fund's earnings and profits first will reduce a U.S. Shareholder's adjusted tax basis in such U.S. Shareholder's Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

The Fund generally expects to make distributions in cash but retains the discretionary ability to make distributions in-kind of securities. Shareholders are urged to consult their tax advisors as to the possibility of the Fund distributing securities in-kind, as well as the specific tax consequences of owning and disposing any securities actually distributed in-kind by the Fund.

The Fund may retain some or all of its realized net long-term capital gains in excess of realized net short-term capital losses and designate the retained net capital gains as a "deemed distribution." In that case, among other consequences, the Fund will pay U.S. federal corporate income tax on the retained amount and each Shareholder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the Shareholder, and such Shareholder will be entitled to claim a credit equal to its allocable share of the tax paid thereon by the Fund for U.S. federal income tax purposes. The amount of the deemed distribution net of such tax will be added to the Shareholder's cost basis for its Shares. The amount of tax that individual Shareholders will be treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Shareholder's other U.S. federal income tax obligations or may be refunded to the extent it exceeds a U.S. Shareholder's liability for U.S. federal income tax. A U.S. Shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that the Fund has paid. For U.S. federal income tax purposes, the tax basis of Shares owned by a Shareholder will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the Shareholder's gross income over the tax deemed paid by the Shareholder as described in this paragraph. To utilize the deemed distribution approach, the Fund must provide written notice to Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a "deemed distribution." The Fund may also make actual distributions to its Shareholders of some or all of realized net long-term capital gains in excess of realized net short-term capital losses.

A portion of the Fund's ordinary income dividends paid to corporate U.S. Shareholders may, if the distributions consist of qualifying distributions received by the Fund and certain other conditions are met, qualify for the 50% dividends received deduction to the extent that the Fund has received dividends from certain corporations during the taxable year, but only to the extent these ordinary income dividends are treated as paid out of earnings and profits of the Fund. The Fund expects only a small portion of the Fund's dividends to qualify for this deduction. A corporate U.S. Shareholder may be required to reduce its basis in its Shares with respect to certain "extraordinary dividends," as defined in Section 1059 of the Code. Corporate U.S. Shareholders are urged to consult their tax advisors in determining the application of these rules in their particular circumstances.

U.S. Shareholders who have not "opted-out" of the Fund's DRIP will have their cash dividends and distributions automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to U.S. Shareholders. A U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above NAV, in which case, the U.S. Shareholder's basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder's account.

The Fund expects to be treated as a "publicly offered regulated investment company." A "publicly offered regulated investment company" is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. As a "publicly offered regulated investment company," in addition to the Fund's DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a "cash cap" that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund's cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares is substituted, and the Fund's U.S. Shareholders will be subject to tax on such amount as though they had received cash.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate-level tax rates on the amount retained, and therefore designate the retained amount as a "deemed dividend." In this case, the Fund may report the retained amount as undistributed capital gains to its U.S. Shareholders, who will be treated as if each U.S. Shareholder received a distribution of its pro rata share of this gain, with the result that each U.S. Shareholder will (i) be required to report its pro rata share of this gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for its Shares by an amount equal to the deemed distribution less the tax credit. In order to utilize the deemed distribution approach, the Fund must provide written notice to its Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a "deemed distribution."

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gains dividends paid for that year, the Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, a U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Fund's Shareholders on December 31 of the year in which the dividend was declared.

If a U.S. Shareholder receives Shares in the Fund shortly before the record date of a distribution, the value of the Shares will include the value of the distribution and such U.S. Shareholder will be subject to tax on the distribution even though it economically represents a return of its investment.

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder redeems, sells or otherwise disposes of its Shares in the Fund. The amount of gain or loss will be measured by the difference between a U.S. Shareholder's adjusted tax basis in the Shares sold, redeemed or otherwise disposed of and the amount of the proceeds received in exchange. Any gain or loss arising from such sale, redemption or other disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its Shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale, redemption or other disposition of the Fund's Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of the Fund's Shares may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, any disallowed loss is generally added to the U.S. Shareholder's adjusted tax basis of the acquired Shares.

In general, U.S. Shareholders that are individuals, trusts or estates are taxed at preferential rates on their net capital gain. Such rates are lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain and ordinary income at the same maximum rate. A non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against its ordinary income each year; any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

The Fund will furnish to its Shareholders as soon as practicable after the end of each taxable year information on Form 1099-DIV to assist Shareholders in preparing their tax returns. In addition, the U.S. federal tax status of each year's distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential rates applicable to long-term capital gains). Distributions by the Fund out of current or accumulated earnings and profits also generally will not be eligible for the 20% pass through deduction under Section 199A of the Code, although under recently released U.S. Treasury regulations, qualified REIT dividends earned by the Fund may qualify for the Section 199A deduction. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. Shareholder's particular situation.

Legislation requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC, to the Internal Revenue Service and to taxpayers. U.S. Shareholders are urged to consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Income from Repurchases of Shares

In General. A U.S. Shareholder who participates in a repurchase of Shares will, depending on such U.S. Shareholder's particular circumstances, and as set forth further under "Sale or Exchange Treatment" and "Distribution Treatment," be treated either as recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Under each of these approaches, a U.S. Shareholder's realized income and gain (if any) would be calculated differently. Under the "sale or exchange" approach, a U.S. Shareholder generally would be allowed to recognize a taxable loss (if the repurchase proceeds are less than the U.S. Shareholder's adjusted tax basis in the Shares tendered and repurchased).

Sale or Exchange Treatment. In general, the tender and repurchase of the Fund's Shares should be treated as a sale or exchange of the Shares by a U.S. Shareholder if the receipt of cash:

•	results in a "complete termination" of such U.S. Shareholder's ownership of Shares in the Fund;

•	results in a "substantially disproportionate" redemption with respect to such U.S. Shareholder; or

•	is "not essentially equivalent to a dividend" with respect to the U.S. Shareholder.

In applying each of the tests described above, a U.S. Shareholder must take account of Shares that such U.S. Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. Shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. Shareholders are urged to consult their tax advisors regarding the application of the constructive ownership rules to their particular circumstances.

A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a "complete termination" if either (i) the U.S. Shareholder owns none of the Fund's Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. Shareholder does not actually own any of the Fund's Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. Shareholders wishing to satisfy the "complete termination" test through waiver of attribution are urged to consult their tax advisors.

A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a "substantially disproportionate" redemption with respect to a U.S. Shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. Shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. Shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the "substantially disproportionate" test, the U.S. Shareholder may nonetheless satisfy the "not essentially equivalent to a dividend" test.

A sale of Shares pursuant to a repurchase of Shares by the Fund will satisfy the "not essentially equivalent to a dividend" test if it results in a "meaningful reduction" of the U.S. Shareholder's proportionate interest in the Fund. A sale of Shares that actually reduces the percentage of the Fund's outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a "meaningful reduction" even if the percentage reduction is relatively minor, provided that the U.S. Shareholder's relative interest in Shares of the Fund is minimal (e.g., less than 1%) and the U.S. Shareholder does not exercise any control over or participate in the management of the Fund's corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person's ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.

Substantially contemporaneous dispositions or acquisitions of Shares by a U.S. Shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.

If a U.S. Shareholder satisfies any of the tests described above, the U.S. Shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Shareholder's tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. Shareholders. However, if a U.S. Shareholder's tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

Any loss realized on a sale or exchange will be disallowed to the extent the Shares disposed of are replaced within a 61-day period beginning 30 days before and ending 30 days after the disposition of the Shares. In such a case, the basis of the Shares acquired will be increased to reflect the disallowed loss.

Distribution Treatment. If a U.S. Shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the U.S. Shareholder's tax basis in the relevant Shares. The amount of any distribution in excess of the Fund's current and accumulated earnings and profits, if any, would be treated as a non-taxable return of investment to the extent, generally, of the U.S. Shareholder's basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. Shareholder's basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. Shareholder's tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such U.S. Shareholder's remaining Shares.

Provided certain holding period and other requirements are satisfied, certain non-corporate U.S. Shareholders generally will be subject to U.S. federal income tax at a maximum rate of 20% on amounts treated as a dividend. This reduced rate will apply to: (i) 100% of the dividend if 95% or more of the Fund's gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) in that taxable year is attributable to qualified dividend income; or (ii) the portion of the dividends paid by the Fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the Fund this year if such qualified dividend income accounts for less than 95% of the Fund's gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gains from such sales exceeds net long-term capital loss from such sales) for that taxable year. Such a dividend will be taxed in its entirety, without reduction for the U.S. Shareholder's tax basis of the repurchased Shares. To the extent that a tender and repurchase of a U.S. Shareholder's Shares is treated as the receipt by the U.S. Shareholder of a dividend, the U.S. Shareholder's remaining adjusted basis (reduced by the amount, if any, treated as a return of capital) in the tendered and repurchased Shares will be added to any Shares retained by the U.S. Shareholder.

To the extent that cash received in exchange for Shares is treated as a dividend to a corporate U.S. Shareholder, (i) it may be eligible for a dividends-received deduction to the extent attributable to dividends received by the Fund from domestic corporations, and (ii) it may be subject to the "extraordinary dividend" provisions of the Code. Corporate U.S. Shareholders are urged to consult their tax advisors concerning the availability of the dividends-received deduction and the application of the "extraordinary dividend" provisions of the Code in their particular circumstances. No portion of any dividend is expected to be eligible for the dividends received deduction.

If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a U.S. Shareholder rather than as an exchange, the other Shareholders, including any non-tendering Shareholders, could be deemed to have received a taxable stock distribution if such Shareholder's interest in the Fund increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a U.S. Shareholder's interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in Treasury regulations. All Shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.

Taxation of Tax-Exempt Investors

Under current law, the Fund generally serves to prevent the attribution to Shareholders of unrelated business taxable income ("UBTI") from being realized by its tax-exempt Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares if such tax-exempt Shareholder borrows to acquire its Shares.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of the Fund in excess of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year, such Shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of "portfolio securities" in many cases are excepted from this reporting requirement, but, under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders are urged to consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Net Investment Income Tax

An additional 3.8% surtax applies to the net investment income of non-corporate U.S. Shareholders (other than certain trusts) on the lesser of (i) the U.S. Shareholder's "net investment income" for a taxable year and (ii) the excess of the U.S. Shareholder's modified adjusted gross income for the taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, "net investment income" generally includes interest and taxable distributions and deemed distributions paid with respect to Shares, and net gain attributable to the disposition of Shares (in each case, unless the Shares are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.

Information Reporting and Backup Withholding

The Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable distributions payable U.S. Shareholders (a) who fail to provide the Fund with their correct taxpayer identification numbers (TINs) or who otherwise fail to make required certifications or (b) with respect to whom the IRS notifies the Fund that this U.S. Shareholder is subject to backup withholding. Certain U.S. Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the U.S. Shareholder's U.S. federal income tax liability if the appropriate information is timely provided to the IRS. Failure by a U.S. Shareholder to furnish a certified TIN to the Fund could subject the U.S. Shareholder to a penalty imposed by the IRS.

Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, "FATCA") generally require that the Fund obtains information sufficient to identify the status of each Shareholder under FATCA or under an applicable intergovernmental agreement (an "IGA") between the United States and a foreign government. If a Shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that Shareholder on ordinary dividends it pays. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or capital gain dividends the Fund pays. If a payment is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign Shareholders.

Other Taxation

Shareholders may be subject to state, local and foreign taxes on their distributions from the Shares. Shareholders are urged to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE U.S. FEDERAL INCOME AND WITHHOLDING TAX CONSEQUENCES, AND STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES, OF AN INVESTMENT IN THE FUND'S SHARES.

CUSTODIAN

UMB Bank, N.A. serves as the custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 928 Grand Blvd., 28th Floor, Kansas City, MO 64106.

ADMINISTRATION AND ACCOUNTING SERVICES

The Fund has entered into an Administration and Fund Accounting Agreement with ALPS Fund Services, Inc. under which the Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund's NAV and maintaining books, records and other documents relating to the Fund's financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. In consideration for these services, the Fund pays the Administrator tiered fees based on the average monthly NAV of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees. The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services.

The Administrator's principal business address is 1290 Broadway, Suite 1000, Denver, CO 80203.

TRANSFER AGENT AND DIVIDEND PAYING AGENT

DST Asset Manager Solutions, Inc., whose principal business address is 1055 Broadway, Kansas City, MO 64105, serves as the Fund's transfer agent with respect to the Shares.

DST Systems, Inc. serves as the Fund's dividend paying agent.

FISCAL YEAR; REPORTS TO SHAREHOLDERS

The Fund's fiscal year is the 12-month period ending on March 31st. The Fund's taxable year is the 12-month period ending on September 30th.

The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders will also receive quarterly commentary regarding the Fund's operations and investments.

The Fund will furnish to Shareholders as soon as practicable after the end of each taxable year information on Form 1099 to assist Shareholders in preparing their tax returns.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is One Manhattan West, New York, New York 10001.

LEGAL COUNSEL

Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, serves as legal counsel to the Fund. No attorney-client relationship exists, however, between Kirkland & Ellis LLP and any other person solely by reason of such other person investing in the Fund.

TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

Additional Investment Policies	1
Investment Practices, Techniques And Risks	2
Management of the Fund	10
Portfolio Transactions	17
Certain ERISA Considerations	18
Control Persons And Principal Shareholders	19
Financial Statements	20
Appendix A—Securities Rating Descriptions	A-1
Appendix B—Proxy Voting Policies and Procedures	B-1

ARES PRIVATE MARKETS FUND

Class A Shares (AMSAX)
Class D Shares (AMSDX)
Class I Shares (AMSIX)

PROSPECTUS

July 29, 2026, as revised October 2, 2026

All dealers that effect transactions in these Shares, whether or not participating in this offering, may be required to deliver a Prospectus.